As Filed With the Securities and Exchange Commission on January 24, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SURGE TECHNOLOGIES CORP.
(Name of Small Business Issuer in its Charter)

Nevada	3661	95-4784883
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer Identification
Incorporation or Organization)	Classification Code Number)	Number)

#14, 700 58th Avenue S.W.
Calgary, Alberta
Canada T2H 2E2
(403) 250-2442
(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

(Name, address and telephone number for service)	With Copies to:
Gordon McPhedran	Edward L. Mayerhofer
President and Director	Morton & Company
Surge Technologies Corp.	Barristers & Solicitors
#14, 700 58th Avenue S.W.	1750 - 750 West Pender Street
Calgary, Alberta	Vancouver, British Columbia
Canada T2H 2E2	Canada V6C 2T8
(604) 327-9446	(604) 681-1194

Approximate Date of Proposed Sale to the Public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share (1)(2)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.001 par value offered by shareholders	3,653,426	$0.40	$1,461,370	$134.45

(1)	Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(2)
The most recent issuance of common stock by the registrant was priced at $0.25 per share, when an issuance of 907,352 shares occurred on a private placement basis on January 10, 2003. The registrant believes this transaction supports a bona fide estimate of $0.40 per share as an estimated offering price. The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.

[OUTSIDE FRONT COVER PAGE]

The information in this Prospectus is not complete and will be amended and completed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold, nor may offers to buy be accepted, until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell securities, nor is it a solicitation of an offer to buy securities, in any state, province or other jurisdiction where the offer or sale would be unlawful.

Subject to Completion -_________ , 2003

PROSPECTUS

SURGE TECHNOLOGIES CORP.

3,653,426 SHARES OF
COMMON STOCK TO BE SOLD BY CURRENT SHAREHOLDERS

The selling shareholders of Surge Technologies Corp. listed on page 8 under the caption "Selling Shareholders" may offer and sell up to an aggregate of 3,653,426 shares of our common stock under this prospectus. The selling shareholders will sell at a price of $0.40 per share until a market for our shares develops on the Over the Counter Bulletin Board or other trading facility, and thereafter at prevailing market prices or privately negotiated prices.

There is no established market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the Over-the-Counter Bulletin Board, our common stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will develop.

This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. We will not receive any of the proceeds of this offering.

An investment in the common stock offered under this prospectus involves a high degree of risk and we urge you to carefully review this prospectus with particular attention to the section entitled "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

THE DATE OF THIS PROSPECTUS IS _________ , 2003

[INSIDE FRONT COVER PAGE]

PROSPECTUS SUMMARY

This summary does not contain all of the information you should consider before buying shares in the offering. You should read the entire prospectus carefully.

Surge Technologies Corp.

We design, manufacture and sell a high quality line of electrical surge protection devices used in telecommunication networks. Our surge protection devices prevent electrical surge hazards from causing systems failures, damaging expensive equipment and harming personnel. Our products have various applications, ranging from residential use to industrial use. Our surge protectors are sold to the telecommunications industry throughout North America, including to major Telecoms.

Our business is principally operated through our subsidiary, Surge Technologies Inc., a company incorporated under the laws of Alberta, Canada. Surge Technologies Inc. is wholly owned by Surge Acquisition Corp., our Nevada subsidiary, which in turn is wholly owned by us.

Our principal executive offices are located at Suite 14, 700 58th Avenue SE, Calgary, Alberta, Canada. The telephone number for our executive offices is (403) 250-2442 and our fax number is (403) 250-2534.

The Offering

The offering of up to 3,653,426 shares of common stock is being made by the selling shareholders. The selling shareholders may sell all or any portion of the shares in this offering in one or more transactions through a variety of methods. We will not receive any proceeds from the sale of the common stock by the selling shareholders.

RISK FACTORS

You should carefully consider the following factors and other information in this prospectus when you evaluate our business and the forward-looking statements that we make in this prospectus.

Our business plan requires that we obtain additional financing in order to fund expenses associated with the development and commercialization of our generic and custom application electrical surge protection devices. If we are unable to obtain additional financing our future growth will be jeopardized.

Our business plan contemplates a rapid growth strategy which may in the short term limit our ability to conserve cash resources and achieve profitability. Our growth strategy requires investment in sales and marketing, infrastructure, and production capacity. We are also investing resources in research and development as required to position our company as a supplier of innovative surge protection products for new technology. In implementing our growth strategy, we do not expect to generate any significant profits and may operate at a loss. In order to fund our growth, our business plan contemplates an additional equity financing of $750,000. There is no guarantee that we will be successful at obtaining this financing, due to the condition of equity markets for junior companies and other possible reasons. If we are unable to obtain the financing as contemplated in our business plan, we may not be able to sustain a rapid growth strategy, and will have to reduce costs in order to remain viable as a business. This would likely result in a decreased valuation of our company.

Our sales are significantly derived from one customer. The loss of this customer would significantly reduce our overall sales, and possibly impact our ability to market our products as contemplated in our business plan.

As a result of our supply contract with a major telecommunications provider in Canada, we believe that we have obtained a foot-hold in our niche sector of the telecommunications industry, that can be used to leverage further business opportunities and the growth of our business. This supply contract represents approximately 60% of our overall revenues. This contract has resulted in our increasing expenditures on infrastructure and production. The loss of this key customer would result in substantially lower revenues and as a consequence require that we scale back our operations in order to reduce expenses. The loss of this customer would also affect our ability to achieve profitability on lower margins from efficiencies from scale of production. The value of our company would likely be diminished as a consequence.

Our audited consolidated financial statements for the year ended March 31, 2002 were prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes that we will continue in operation for the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business.

We have incurred losses of $66,827 and $296,603 in the years ended March 2001 and 2002 respectively. There is no guarantee that we will become profitable in the future, or that profitability, if achieved, will be sustained. Our success will ultimately depend on our ability to generate revenues from operations, such that business development and marketing activities may be financed by revenues from operations instead of external financing. There are no assurances that future revenues will be sufficient to generate required funds to continue the business development and marketing activities.

Other companies with greater resources than we have are currently developing or have commercially available products that use similar technology to our products, and we may lose existing and potential market share as a result.

Our products are manufactured based on standard industry technology and requirements. Other companies with greater resources than us have products that perform similar functions to ours and which can be used in place of our products. While we have incorporated various proprietary features into our products that we believe differentiates our products from those of our competitors, our ability to quickly develop market share is to some extent limited by our size and financial resources, and accordingly we may be at a competitive disadvantage to other larger companies that can allocate significant resources to marketing, sales and distribution, as well as production. If we are unable to effectively compete against these larger competitors, we may lose existing and potential market share which would likely reduce the value of our company.

The loss or unavailability of Gordon McPhedran, our President and Chief Executive Officer, Jack Barbier, our Vice President Engineering and Quality Assurance, or Dale Olmstead, Vice President Operations, for an extended period of time could adversely affect our business operations and prospects.

Our success depends, to a significant degree, upon the effort and skill of Gordon McPhedran, our President and Chief Executive Officer, Jack Barbier, our Vice President Engineering and Quality Assurance, and Dale Olmstead, Vice President Operations. We do not maintain key man insurance on these key individuals. Due to their knowledge of our operations and products, the loss, incapacity, or unavailability of any one of these individuals could have a material adverse effect on the business, financial condition or results of our operations, which would likely result in a decrease in the value of an investment in our common stock.

Because our common stock will likely trade at prices below $5.00 per share, and because we will not be listed on a national exchange, there are additional regulations imposed on broker-dealers trading in our shares that may make it more difficult for you to resell our shares.

Because of rules that apply to shares with a market price of less than $5.00 per share, known as the "penny stock rules", investors in this offering will find it more difficult to sell their securities. The penny stock rules will probably apply to trades in our shares. These rules in most cases require a broker-dealer to deliver a standardized risk disclosure document to a potential purchaser of the securities, along with additional information including current bid and offer quotations, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

Our common stock currently has no market, and we cannot assure you that we will be successful at achieving a market and if no market develops it will be difficult to sell our common stock.

Prior to this offering there has not been a public market for our common stock. Before obtaining a quotation on the Over-the-Counter Bulletin Board as planned, we must satisfy regulatory requirements including obtaining the approval of the NASD, which cannot be guaranteed. Even if we are successful at obtaining a quotation of our stock on the Over-the-Counter Bulletin Board there is no guarantee that an active public market for our common stock will develop or will be sustained after this offering. Without a publicly visible market for our common stock, it may be difficult for our stockholders to sell their shares or to determine a fair market value for their shares.

Five former shareholders of our wholly owned subsidiary, Gordon McPhedran, President and CEO, Jack Barbier, Vice President Engineering, Dale Olmstead, Vice President Operations, Harj Manhas, Vice President Corporate Finance, and Secura Investments, hold 65.2% of our common stock and have the ability to control management and affairs of Surge Technologies Corp. and to deter changes in control.

As a result of the acquisition of our subsidiary, Surge Acquisition Corp., we issued 10,660,017 shares of our common stock to five shareholders, representing 65.2% of our current issued and outstanding voting shares. As a result, such persons, acting together, will have the ability to control most matters submitted to our stockholders for approval, including the election and removal of directors, and to control the management and affairs of Surge Technologies Corp. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of Boundless, impeding a merger, consolidation, take-over or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which limits the ability of our stockholders to participate in opportunities that may increase the value of their stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as "anticipates", "believes", "plans", "expects", "future", "intends" or similar expressions. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock by the selling shareholders.

PLAN OF DISTRIBUTION

The sale or distribution of the common stock covered by this prospectus may be effected directly to purchasers by the selling shareholders from time to time in the over-the-counter market at prices determined by them at the time of sale or in private transactions at a price of $0.40 per share until our shares are quoted on the OTC Bulletin Board or other trading facility and thereafter at prevailing market prices or privately negotiated prices. The shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as an agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resales by that broker or dealer for its own account pursuant to this prospectus; (c) an over-the-counter sale in accordance with the rules applicable to such sales; (d) in ordinary brokerage transactions or transactions in which the broker solicits purchasers; (e) in transactions otherwise than on any stock exchange or in the over-the-counter market, including privately negotiated transactions; and (f) pursuant to Rule 144. Upon our shares being quoted on the OTC Bulletin Board, any of these transactions may be effected at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling shareholder, or by agreement between the selling shareholder and underwriters, brokers, dealers or agents, or purchasers. There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them.

In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated prior to the sale. The selling shareholders, and any brokers, dealers or agents that participate in the distribution of the shares may be deemed to be underwriters, and any profit on the sale of the common stock by them and any discounts, concessions or commissions received by any underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

DETERMINATION OF OFFERING PRICE

This offering is solely for the purpose of allowing our shareholders to sell their stock. The selling shareholders may sell their shares when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date.

Prior to this offering there has been no market for our common stock. The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining the price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.

We have 16,561,352 shares of common stock issued and outstanding. The most recent sale of our common stock completed on January 10, 2002, when a total of 907,352 shares of our common stock were issued from our treasury at a price of $0.25 per share.

MARKET FOR COMMON STOCK

There is currently no established market for our common stock. We are proposing to apply for quotation on the NASD Over-the-Counter Bulletin Board in conjunction with this offering. In order to be approved for quotation, we must be current in our filing obligations with the United States Securities and Exchange Commission reporting requirements and our market maker must apply for and obtain clearance from the National Association of Securities Dealers (NASD) to commence trading. There are no guarantees that we will be approved for quotation on the Bulletin Board.

There were 55 holders of record and beneficially of our common stock as of January 10, 2003, holding a total of 16,561,352 shares.

There are currently no outstanding options, warrants or other securities convertible into shares of our common stock. All our shares are subject to resale restrictions pursuant to Rule 144 under the U.S. Securities Act of 1933.

This offering covers the sale of 3,653,426 shares of our currently outstanding common stock held by the selling shareholders. Shares offered and sold to the public through this prospectus will no longer be subject to Rule 144 and may be subsequently resold in the secondary market. Any shares subject to this offering, but not sold through this prospectus will remain restricted and may only be resold pursuant to Rule 144. The following table summarizes the hold periods applicable to our common stock under U.S. federal securities laws:

Number of Shares	Description
3,000,000(1)	Shares that may be sold beginning on September 3, 2003 in accordance with Rule 144.
12,550,000(2)	Shares that may be sold beginning on September 3, 2003 in accordance with Rule 144.
1,011,352(3)	Shares that may be sold beginning on January 10th, 2004 in accordance with Rule 144.
16,561,352	Total number of shares issued and outstanding.

(1)	These shares are subject to this prospectus. Any of these shares sold through this prospectus will no longer be subject to Rule 144 and may be resold in the secondary markets.

(2)	250,000 of these shares are subject to this prospectus. Any of these shares sold through this prospectus will no longer be subject to Rule 144 and may be resold in the secondary markets.

(3)	403,426 of these shares are subject to this prospectus. Any of these shares sold through this prospectus will no longer be subject to Rule 144 and may be resold in the secondary markets.

There are no contractual restrictions on the resale of the outstanding common stock.

In general, Rule 144 promulgated under the Securities Act provides that securities may be sold if there is current public information available regarding the issuer and the securities have been held at least one year. Rule 144 also includes restrictions on the amount of securities sold, the manner of sale and requires notice to be filed with the SEC. Under Rule 144 a minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer or from an affiliate of the issuer, and any resale under the Rule. If a one-year period has elapsed since the date the securities were acquired, the amount of restricted securities that may be sold for the account of any person within any three-month period, including a person who is an affiliate of the issuer, may not exceed the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume in the over-the-counter market during the four calendar weeks preceding the date on which notice of sale is filed with the SEC. If a two-year period has elapsed since the date the securities were acquired from the issuer or from an affiliate of the issuer, a seller who is not an affiliate of the issuer at any time during the three months preceding a sale is entitled to sell the shares without regard to volume limitations, manner of sale provisions or notice requirements. Affiliates of the issuer are subject to an ongoing volume restriction pursuant to Rule 144 on resales of shares held by them.

Dividends Policy

We have not paid dividends on our common stock since our inception. Dividends on common stock are within the discretion of the Board of Directors and are payable from profits or capital legally available for that purpose. It is our current policy to retain any future earnings to finance the operations and growth of our business. Accordingly, we do not anticipate paying any dividends on common stock in the foreseeable future.

SELLING SHAREHOLDERS

The following table sets forth the names of the selling stock holders and information as to their share ownership and shares which may be offered for sale pursuant to this prospectus. Because the selling shareholders may sell all or part of the share of common stock offered hereby, the following table assumes that all shares offered under this prospectus have been sold by the selling shareholders. The offered shares of common stock may be offered from time to time by each of the selling shareholders named below. However the selling shareholders are under no obligation to sell all or any portion of the shares of common stock offered, neither are the selling shareholders obligated to sell such shares of common stock immediately under this prospectus. Particular selling shareholders may not have a present intention of selling their shares and may offer less than the number of shares indicated. The selling shareholders may also sell their shares under Rule 144 while this offering is effective.

Name of Selling	Number of	Maximum	Number of	Percentage of
Shareholder	Shares	Number of Shares	Shares	Shares
	Beneficially	being Offered	Beneficially	Beneficially
	Owned Prior to		Owned After the	Owned After
	the Offering(1)		Offering	the Offering(2)
Neal King	475,000	475,000	0	0
Brad Harker	490,000	490,000	0	0
SNJ Capital Ltd.(3)	792,000	733,040	58,960	0.36
Praveen Varshney	600,000	600,000	0	0
Shelly Dunn	300,000	300,000	0	0
Manu Naran	100,152	33,050	67,102	0.41
Bryce Stephens	20,000	6,600	13,400	0.08
Hari Varshney	228,000	75,240	152,760	0.92
Randall Walrond	20,000	6,600	13,400	0.08
Charles Barstow	25,100	8,283	16,817	0.10
Myron MCCullough	25,100	8,283	16,817	0.10
Anthony Polegato	20,000	6,600	13,400	0.08
Naddine Bahadoorsingh	36,000	11,880	24,120	0.15

Manu Naran	100,152	33,050	67,102	0.41
Bryce Stephens	20,000	6,600	13,400	0.08
Hari Varshney	228,000	75,240	152,760	0.92
Randall Walrond	20,000	6,600	13,400	0.08
Charles Barstow	25,100	8,283	16,817	0.10
Myron MCCullough	25,100	8,283	16,817	0.10
Anthony Polegato	20,000	6,600	13,400	0.08
Naddine Bahadoorsingh	36,000	11,880	24,120	0.15
Imtiaz Razack	250,000	250,000	0	0
Jitendra Singh	575,000	548,200	26,800	0.16
FIC Investment Ltd (4)	80,000	26,400	53,600	0.32
Pharm Dhinjal	20,000	6,600	13,400	0.08
Harinder Jassal	20,000	6,600	13,400	0.08
Larry Payne	125,000	41,250	83,750	0.51
Richard Lau	60,000	19,800	40,200	0.24

TOTAL	4,261,352	3,653,426	607,926	3.67

(1)	Includes all shares that may be acquired pursuant to exercise or conversion of rights, options, warrants or other securities convertible or exerciseable to acquire common shares of Surge.
(2)	Based on the total issued and outstanding shares as at January 10, 2003 of 16,561,352 shares.
(3)	A company controlled by Sokhie Puar.
(4)	An investment company controlled by Mike Lathigee.

BUSINESS

Overview

Copper wire technology is a key component of the telecommunications industry and is universally used in connecting telecommunications networks to end-users. Every building and household in North America using copper wire telephone line has a primary electrical surge protection device inserted between the outside telephone line and the inside connection to each phone, fax or computer. We design, manufacture, and sell several product lines of electrical surge protection devices for use by the telecommunications industry. These electrical surge protection devices are called Building Entrance Terminals or BET’s. Our product lines of BET devices provide surge protection options ranging from protection for a single residential telephone line to protection of in excess of 100 telephone lines for commercial installations. We also manufacture surge protection products that are customized to suite specific requirements of our customers.

Corporate History

Our business operations commenced in December of 1998, and are conducted primarily through our wholly owned subsidiary Surge Technologies Inc. Our Surge Technologies subsidiary was formed under the laws of Alberta, Canada, on March 31, 2001 as the result of the merger of two Alberta corporations, Barmac & Associates Inc. and Surge Technologies Inc. The resulting company retained the name Barmac & Associates Inc. The merger resulted in the integration of the pre-merger operations of Barmac and Surge, being respectively, the marketing of electrical surge protection products, and the manufacture of electrical surge protection products. Both Barmac and Surge where incorporated in Alberta in December of 1998, at which time they commenced operations. Prior to the merger, Barmac and Surge were companies under common control. On June 13, 2002, Barmac changed its name to Surge Technologies Inc.

We acquired our Alberta subsidiary, Surge Technologies Inc., pursuant to the terms of a share exchange agreement dated September 3, 2002 as amended by agreement dated November 7, 2002. Pursuant to the terms of the agreement, our wholly owned Nevada subsidiary, Surge Acquisition Corporation, acquired all of the issued and outstanding shares of Surge Technologies Inc. in exchange for the issuance of 12,000,000 shares of our common stock to the shareholders of Surge Technologies Inc. As a result of the acquisition, the former shareholders of Surge Technologies Inc. collectively obtained a controlling interest in our parent company, Surge Technologies Corp. The following chart illustrates the resulting corporate structure.

Our parent company, Surge Technologies Corp. was incorporated on January 31, 2000 under the laws of the Sate of Nevada under the name Boundless Vision Incorporated. Prior to the acquisition of Surge Technologies Inc., we had no substantive business operations. In connection with the acquisition of Surge Technologies Inc., we changed our name to Surge Technologies Corp. effective November 21, 2002.

Industry Overview

The design and manufacture of electrical surge protection devices for telecommunications purposes is a niche sector of the telecommunications industry. The demand for our products is related to technological change and overall growth within the telecommunications industry.

The typical telecommunication infrastructure within North America consists of a series of telephone line and fibre optic cable networks that rely on sophisticated switches and relays. These switches and relays are sensitive to electrical surges that may flow through telephone lines. Electrical surges are transient increases in voltage and current that can occur from a number of causes, including lightning strikes, current from a power line that has come into contact with a telecommunications cable, lightning strikes along or nearby a network cable, induction from other proximate electrical power wires, power faults, electrostatic discharge or other electrical hazards. Preventing these electrical surge hazards from harming people, damaging expensive equipment, and causing system downtime requires the installation of reliable surge protection products throughout the network.

Surge protectors are installed at various points on the network. These points include at local telecommunications hubs through which network conduits are routed, point of entry between a network line and an end-user commercial building or residence, and localized protection within an end-user commercial building or residence.

We currently manufactures surge protection devices for point-of entry protection of commercial and residential telecommunications lines, as well as for localized or station protection within a building. We are also currently developing new products for protection of telecommunications hubs.

Over the last two decades, micro-chip technology and other technologies have been developed that use the telecommunications networks. These products are significantly more sensitive to fluctuations in voltage and current than the traditional telephone. This has reinforced the need for both primary and secondary surge protection devices that are sensitive to smaller fluctuations in voltage and current than previously required to protect traditional analog equipment. Primary surge protection devices typically provide surge protection at the point of entry into a building. Secondary surge protection devices are typically used within a building often in close proximity to the equipment being protected.

Presently every building and household in North America connected to a telephone line has a surge protection device in place between outside telephone lines and inside connections to telephones or computers. In a building, surge protection devices are installed at the point of emergence of telecommunications service cables typically through an exterior wall or floor. Accordingly, these electrical surge protection devices are aptly termed Building Entrance Terminals or BET’s. A BET has an input, output, a ground connection and one or more inputs for surge protection modules. The capacity of any BET varies from a single telephone line to in excess of one hundred telephone lines. The manufacture of BET’s has been largely standardized throughout the industry, however various manufacturers offer products with different features, quality and characteristics.

A BET does not provide surge protection on its own, but rather requires the insertion of a surge protection module for each telecommunications line to be protected. A surge protection module is a self contained plug-in device that is commonly referred to as a 5 pin protector module. Accordingly, a BET with a capacity of 50 lines may have up to 50 modules plugged in, or one for each line. A 5 pin protection module has a current input, output and a connection to ground. In the event of an overvoltage situation, the module contains some physical material, such as a gas or solid, that allows excess voltage to be redirected to ground, thereby maintaining a relatively constant current output to the end-user equipment. The greater the sensitivity of the end-user equipment, the more sensitive the module must be to current fluctuations. Modules used with BET’s are largely standardized throughout the industry. The design and manufacture of 5 pin protector modules is complementary to the design and manufacture of BET’s, although a manufacturer of a BET may outsource the 5 pin protector modules.

Surge protection devices are typically designed to protect surges through traditional copper wire telephone lines. Over the last 10 years, the significant increases in voice, data and internet traffic over telecommunications lines have resulted in higher capacity fibre optic cables replacing traditional copper wire cables. Fibre optic cables are expensive to install and accordingly are used primarily for major network conduits. However, copper wire cables continue to be predominantly used throughout North America to connect major network conduits to end users. Stated otherwise, copper wire technology continues to be used for the “last mile” connections between networks and businesses and households.

The continued use of copper wire technology for last mile connections combined with the increased volumes of voice, data and internet traffic over modern telecommunications networks has resulted in integration of old technology and new technology. In order to integrate these technologies, research and development in the telecommunications industry has resulted in innovative software and hardware products being developed that can manage higher traffic volumes over the existing copper-wire infrastructure. As a result, new technology applied to the existing copper-wire infrastructure has had the indirect effect of revitalizing copper wire communications, as well as generating a niche sector of the telecommunications industry for those suppliers that offer products that enhance the use of copper wire connections, including surge protection products.

Our Products

We design, manufacture and sell high quality electrical surge protection products. Our products are used by telecommunications companies for primary surge protection for end-users connected to copper-wire telephone linesks. All our products are designed to protect end-user electronic equipment from temporary increases in voltage travelling through telecommunications lines. As many of our products are based on standardized technology, our products can be integrated with similar products from other manufacturers.

The choice of an appropriate surge protection product is dependant on the number of telecommunications lines requiring protection as well as the sensitivity of the electronic equipment connected to the lines. We have several product lines that provide a range of surge protection options based on the requirements of any particular telecommunications network and the number of telecommunication lines protected. Our current product lines are building entrance terminals (BET’s), 5 pin modules and station protectors. These are described in more detail below. We also manufacture customized surge protection equipment to suite specific customer requirements.

Our BET’s are available in a number of configurations based on type of input and output cables and wiring used in the network, number of telecommunications lines involved, and location of installation. Configurations include terminals that protect as few as 6 lines, to as many as 100 lines per BET. In the 100 line configuration BET’s can be connected in series to handle larger installations. The Company has engineered a number of design and feature upgrades over BET’s offered by other manufacturers, that improve the overall application, strength and ease-of-install for the field technicians. We also manufacture surge protection products that are customized to suit a specific customers needs. This typically involves customized configurations for our BET’s.

Our BET’s accommodate industry standard 5 pin protection modules, which are plugged into our BET’s in order to provide surge protection. These protection modules are analogous to self-resetting fuses inserted into a fuse box. Our 5 pin protection modules are offered in two formats, a gas tube module and a solid state module. We manufacture the gas tube module in-house, and outsource the solid state module from our electronics production and sales partner. Our 5 pin gas protection module provides fast reacting protection against voltage surges before they can cause damage to telecommunication networks and end-user equipment. The gas tube provides protection against small fluctuations in voltage and current, and accordingly is suited to sensitive networks such as Digital Subscriber Lines “DSL”. The solid state protection module uses integrated semiconductor technology to provide similar protection.

We also produce station protector devices, which are an alternative form of surge protection device. These devices are primarily located in telecommunications interface boxes that are placed in between incoming and outgoing network communications. Station protectors are used to protect smaller connections known as pair counts, such as household voice and data lines. A one pair count would include single voice or data line. Protectors may be designed to operate on short-duration over-voltage, long-duration over-voltage situations, or both.

The surge protection products manufactured in our facilities are covered by a six year warranty on product defects resulting from faulty workmanship or materials.

New Products

In order to take advantage of potential market opportunities, as well as to keep pace with changes in the telecommunications industry, we are continuously reviewing additional product offerings. We have two engineers allocated to research and development on a full-time basis. Other engineers in the company all work on product development on an as needed basis. The areas of new product development we are in the process of designing are:

Central Office Unit (Foreign and North American models): The Central office is considered as the first line of defence in the telecommunication circuit. The signal that enters a telephone unit originates at the central office. This requires a multi-pair block which provides over-voltage protection for that circuit.

Customer premise unit: Allows for quick and easy installation up to and including six lines where a “Building Entrance Terminal” is considered to be larger than what is required for the application. We are in the process of designing a multi-use customer premise unit, which may also have other applications such as metering or small monitoring equipment for power utilities as well as telecommunications.

Two Pair customer premise enclosure: A small customer premise unit which contains up to two protection modules (station protector type for voice or data lines).

IDC Station Protector: Insulation Displacement Connector which we are incorporating into our Station Protector is a quick connect system that does not require a tool for connection. These protection devices are primarily located inside a Network Interface Device “NID” box and are mainly used to protect smaller pair counts such as household voice and data lines. This method will be the preferred choice for future installations as many systems operate on a higher voltage, previously the contacts on these types of devices were exposed, the IDC connection method will limit the exposure for the installation personnel.

Hybrid Solid State-Gas Tube Protection Module: Combination Solid State (fast reacting, time is actually measured in nano-seconds) and conventional gas tube, which is better known for high current carrying capabilities. The solid state portion of this device reacts to a transient voltage quicker than the conventional gas tube technology, however if the current carrying capability of the solid state device is exceeded then the gas tube will take over and continue to shunt (to ground) the transient voltage.

Grounding Board: We have a Patent Pending Multi-purpose grounding system that allows more flexibility for grounding and a higher level of protection which also allows a reduction in the amount of cross talk and provides a cost reduction in the manufacturing of the Building Entrance line of product.

Cable, DSL and Fibre Optic: While our existing product line supports the copper wire infrastructure of the telecommunications industry, we are also planning and researching new products to provide protection for low voltage digital transmissions (DSL) as well as enclosure products for conversion of fibre optic to copper for last mile installation . We believe these planned products will be of interest to our established customer groups and distributors, and represent areas of potential growth within our industry sector.

Production

We manufacture our Building Entrance Terminals, 5 pin gas protection modules and station protectors at our production facility located in Calgary, Alberta. We outsource our 5 pin solid state protection modules from Teccor Electronics Inc. a major electronics manufacturer. Our production and manufacturing is contained in a 10,000 square foot facility attached to our corporate offices.

The Market and Marketing Plan

Our current market is primarily North America, however we are expanding our marketing and sales channels internationally. Every commercial and residential complex in North America where telephone services exist is protected by a primary electrical surge protection device. We recognize three customer groups that we market our current product lines to, and that we expect to market any future products that we may offer. These groups are summarized as follows:

  Local Exchange Carriers: In Canada includes Telus, Bell Canada and various other Provincial Telecoms. The Canadian marketplace for the telecommunications industry accounts for approximately 10% of the total North American marketplace. In the United States these carriers include Verizon, Quest, Bell South and other regional Bell Operation Companies which represent approximately 65%-70% of the access lines in the United States.

  Competitive Local Exchange Carrier’s: Since deregulation of the telecom markets, a number of niche companies have entered the market with a combined market share of 30% to 35% of the U.S. market, and a smaller percentage of the Canadian market.
  Distributors and Distribution Networks: These are generally used to sell smaller product orders to Competitive Local Exchange Carrier’s and other contractors.

Distribution and Sales

The majority of our sales are as a result of direct marketing to the corporate customer. These customers are identified by our marketing department. In the case of a telephone company, products are submitted to the engineering department and upon approval, a request for proposal is provided to select vendors for response. We estimate that 50% of our business is as a result of direct marketing. The direct marketing approach has resulted in supply contracts with a national Canadian telecommunications provider.

We also utilize US and Canadian distributors of telecommunications products. This is a more cost-effective method of distribution at the present-time, rather than creating, training and deploying a national and international sales force. We currently have distribution relationships with a number of distributors, as well as a number of agency agreements with telecommunications manufacturers and wholesalers, in Canada and the United States. We currently have U.S. distributors that market our products. Our current non-U.S. contract orders are mainly spot orders from distributors for use by competitive local exchange carriers and contractors. These orders are received on a steady basis. In conjunction with our largest vendor we have manufactured a series of products exclusively for distribution to US customers. One of the largest end users of our technology is a US based local exchange carrier.

With our strategic US vendor relationship we were able to renew our contract with a national Canadian telecom for the supply of BET’s and our protection modules for an additional three years. This contract represents sales of approximately CDN$2,300,000 per year over three years, or 60% of our total sales.

Approximately 60% of our sales are made to Canadian and 40% to U.S. customers. We are expanding our marketing into foreign markets, however we currently do not have any significant purchase orders.

Advertising

Our major forms of advertising are product brochures and the corporate website. Our marketing plan places most of its emphasis on developing brand recognition by targeting supply agreements with large telecom companies and distributors

Trade Shows

We currently attend three industry specific trade shows per year. This number may decrease in the following fiscal year. We have experienced that the marginal dollar benefit of trade show participation is less than other promotional media (print ad, direct mail, etc.). Therefore, we intend to be very selective in the trade shows we attend. Our focus will be distributor and dealer targeted shows rather than end user shows.

Pricing Strategy

Our production facility is in Canada which provides us with a competitive advantage due to the favourable exchange rate currently experienced with the U.S. dollar. The current exchange rates permits us to manufacture our products at lower cost in than the majority of our U.S. counterparts. The North American Free Trade Agreement has removed tariffs on cross border sales for many Canadian manufactured goods.

Competition

Competitive Summary

There are several competitors within this niche sector. Competitors make similar products with similar uses and capabilities which are typically based on industry wide standards. Surge does however use proprietary technologies for the design of its products. We believe we have a competitive advantage over some of its larger competitors due to the ability to quickly research, design, test, obtain UL approvals, manufacture and sell into a product market. We believe the large integrated multi-national competitors cannot react quickly or deliver smaller custom orders.

These products combined with a competitive price advantage are the marketing tactics used to generate product sales. We believe our ongoing relationship with our customers has been further reinforced with the demonstratedability of Surge Technologies Inc. to constantly and continuously meet and exceed the delivery, quality, and service performance criteria specified.

Competitive Threats

We rely on our ability to quickly research, design, test, obtain approvals, manufacture and sell into a product market. We also have the advantage of low production costs relative to our U.S. competition. Our products are positioned in the market as robust and high quality products in relation to lower quality and cheaper products by foreign manufacturers. In markets where the penetration costs are too great and would be a drain on the current resources, our business plan is to act as supplier for some telecommunications companies that could otherwise be considered competitors.

Description Of Property

Property

Our executive office and manufacturing facility is located in Calgary, Alberta, where we currently lease 16,000 square feet. We lease this space under an industry standard operating lease with a term expiring June 30, 2007 renewable at the option of Surge Technologies Inc. Current monthly lease obligations are $7,374.58. We believe that our current facilities are adequate and are suitable for our current use, and that suitable additional facilities will be available, when needed, upon commercially reasonable terms. Our facilities are adequately insured against perils in a manner consistent with industry practice.

Intellectual Property

We will rely on a combination of patent laws trade secret laws, non-disclosure and other contractual agreements, and technical measures to protect the confidential information, know-how, and proprietary rights relating to our electrical surge protection products and other Surge products. We have contractual rights with respect to registered North American trademarks and Trade names including the following: our Surge logo, Surge Technologies Inc., SurgeTech and Barmac. We have registered the following active Internet domain name www.surgetech.com.

We have Patents, Patent Pending and or filed an application for a North American patent on the following: Grounding Board System to Telecommunications Equipment device; Stations Protector (standard) device; Stations Protector (IDC) device; Category 5 designs and Interlocking IDC Block.

Our standard employment agreements and license agreements contain provisions that protect the confidentiality of our proprietary property. All our employees and sales agents are required to sign these agreements prior to their employment or engagement.

To date we have not received notification that our services or products infringe the proprietary rights of third parties. Third parties could however make such claims of infringement in the future. We cannot be certain that others will not develop substantially equivalent or superseding proprietary technology, or that equivalent services will not be marketed in competition with our services, thereby substantially reducing the value of our proprietary rights. Furthermore, there can be no assurance that any confidentiality agreements between us and our employees or any license agreements will provide meaningful protection for our proprietary information in the event of any unauthorized use or disclosure of such proprietary information.

Government Regulation

All Surge products are approved for Underwriters Listing “UL” and Canadian Underwriters Listing “CUL” where required by law. We are also currently in the process of having our equipment approved by Rural Utilities Service “RUS”.

Employees

Surge Technologies Inc. employs 16 full and part-time staff at its manufacturing facility in Calgary, Alberta.

Legal Proceedings

To the best of our knowledge, there are no legal actions pending, threatened, or contemplated against us.

Additional Information

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any reports, statements or other information on file at the SEC's Public Reference Room at 450 5th Street, N.W. Judiciary Plaza, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains the reports, proxy statements and other information on which we file electronically with the SEC. The SEC's website is located at http://www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, omits certain of the information set forth in the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement and the exhibits filed as a part thereof. Statements contained in this prospectus as to the content of any contract or other documents referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference. The registration statement and exhibits can be inspected and copied at the public reference section at the SEC's Public Reference Room in Washington D.C. noted above. The registration statement and exhibits can also be reviewed on the SEC's Internet site at http://www.sec.gov .

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND PLAN OF OPERATIONS

The following discussion and analysis should be read in conjunction with our audited Financial Statements and Notes thereto for the period ended March 31, 2002, and our un-audited Financial Statements and notes thereto for the six months ended September 30, 2002, and other financial information appearing elsewhere in this prospectus.

Overview

The substantive operations of our business are conducted by our subsidiary, while the parent company provides certain administrative and strategic decision making functions. Our wholly owned subsidiary Surge Technologies Inc., incorporated in 1998, designs manufactures and sells a number of generic and custom application electrical surge protection devices. Our current product line consists of a variety of configurations of Building Entrance Terminals, two five pin surge protection modules, and a station surge protection device. Our products are sold to telecommunications companies throughout North America. For the fiscal year ended March 31, 2002, approximately 40% of our sales were to U.S. customers, and 60% to Canadian customers. We are also developing new products in order to expand our product lines and to keep pace with changes in telecommunications technology.

Results of Operations

For the six months ended September 2002 compared to September 2001

Revenues for the six months ended September 30, 2002 were $868,783, substantially the same as for the six month period ending September 30, 2001 which were $864,188. The lack of growth during the six month period ending September 30, 2002 was largely due to the downturn in the telecom sector.

The cost of goods sold as a percentage of sales was 87.3% for the six months ended September 30, 2002. This is an increase of 2.5% over the same six-month period in the prior year. The increase of cost of goods sold was the result of the increase in modules sold in the three-months ending June 30, 2002. The modules are a “sell-through” product and have a lower margin than our manufactured products. We have two types of products: manufactured products and sell-through products. Our cost of goods sold on the manufactured product’s is less than on the sell-through products. As a result changes in the sales mix will have an impact on the overall cost of goods sold percentage. We have designed manufactured products to replace the sell-through products. As these manufactured products replace the sell-through products during the next year margins will improve.

Gross profit for the six months ended September 30, 2002 of $110,660 declined by $20,013 from the corresponding period in the prior year. This decrease was the result of the change in the product mix for the 2002 period.

Operating, General and Administrative expenses for the six-months ended September 30, 2002 of $323,926 increased by $6,667 or 2.1% over the same period in the prior year. This increase resulted primarily from the professional fees resulting from the 2001 and 2002 audits being conducted during this six-month period.

Amortization expense increased for the six-month period ended September 30, 2002 when compared to the six-months ended September 30, 2001 by $4,044 to $10,940. This increase resulted from the purchase of additional capital property and the corresponding amortization as well as the increase in intangible assets.

Interest expense paid to a shareholder declined by 13.8% from $16,822 for the six-months ending September 30, 2001 to the $14,502 incurred for the six-months ending September 30, 2002. This decrease resulted from the shareholder converting a portion of the loan into share capital.

For the year ended March 31, 2002 as compared to March 31, 2001

Revenues for the 12 months ended March 31, 2002 were $1,602,441 an increase of 13.3% over the corresponding 12 month period ended March 31, 2001. This increase in sales was primarily the result of increasing sales to the U.S. market.

The cost of goods sold as a percentage of sales declined by 8.2% to 84.0% for the period ended March 31, 2002 when compared to the period ended March 31, 2001 when the percentage was 92.2%. This decline in cost of goods sold was primarily the result of redesign of the products and their components resulting in lower manufacturing input costs and improved assembly efficiencies. A contributing factor was the expansion of the customer base. We entered into a long-term supply contract with a major Canadian Telecom utility in February of 2001. The cost of goods sold percentage on this contract was higher than for sales to other customers. The marketing value of obtaining this long-term utility contract in establishing the quality and reliability of our products, with other customers, made the increased cost of goods margin a strategic decision on the part our management. As the customer base diversifies and the planned improvements in the design of the products and increased manufacturing efficiencies are achieved the overall cost of goods sold percentage is expected to continue to decline on a year over year basis.

Gross profit for the 12 months ended March 31, 2002 increase by 133% to $256,306 from $110,142 for the 12 months ended March 31, 2001. This increase was the result of an increase in sales as well as the addition of higher profit margin U.S. customers to the customer sales mix.

Operating, general and administrative expenses increased to $552,909 for the period ended March 31, 2002 from $176,969 for the period ended March 31, 2001 representing a 212% increase year over year. This increase resulted from increases in staffing and compensation levels it paid to staff as well as other costs from increased sales and manufacturing activities.

Liquidity and Capital Resources

We do not have an operating line of credit or a term loan from a financial institution consequently bank indebtedness at March 31 and September 30, 2002 is nil. We did have monies on deposit of $3,595 on September 30, 2002 and $1,093 on March 31, 2002.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. We incurred a loss of $213,266 for the six month period ended September 30, 2002 (September 30, 2001 - $186,586), and had a working capital deficit of $220,393 at September 30, 2002.

Working capital at September 30, 2002 of negative $220,393 produced a current ratio of 0.70 to 1.0. On March 31, 2002 working capital was negative $193,773 and the current ratio was 0.72 to 1.0.

Investing activities consist of the acquisition of property and equipment and the development of new products (intangibles). For the six months ended September 30, 2002 we invested $10,907 in property and equipment. For the year ended March 31, 2002 we invested $25,580.

We have funded business operations from product sales, equity investment and working capital. We expect to achieve break-even operations in the next year and fund operations from positive cash flows. Our business plan contemplates an equity financing of up to $750,000 for development and marketing of our electrical surge devices. If we are not successful at raising this amount, we will have to reduce expenses associated with all operations in order to avoid continued losses.

The ability to raise the financing is subject to market conditions, which currently do not favour investments in the telecom sector. A reduction in expenses would jeopardize our ability to carry out our new business strategy and consequently reduce or eliminate future growth, which would adversely affect the value of an investment in our company.

To date we have not invested in derivative securities or any other financial instruments that involve a high level of complexity or risk. We plan to invest any excess cash in investment grade interest bearing securities.

We believe it will meet working capital requirements for the next 12 months from invested capital and operating activities. The expected growth of the business will have to be partially funded by additional equity to support the higher inventory and accounts receivable levels. There can be no assurance additional financing will be available on acceptable terms, if at all. If adequate funds are not available, we may be unable to develop or enhance our products, take advantage of future opportunities or respond to competitive pressures.

Our only material commitments as at September 30, 2002 are a supply agreement with a major national Canadian telecommunications provider and our lease for our building premises.

There are no known trends or uncertainties that will have a material impact on revenues.

Critical Accounting Policies

Our critical accounting policies include the following:

Impairment of Long-Lived Assets

We make periodic reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under Statement of Financial Accounting Standard ("SFAS") No. 121, an impairment loss would be recognized when estimates of undiscounted future cash flows expected to result from the use of an asset and its eventual disposition are less than its carrying amount. An impairment loss would be measured as the difference between the carrying amount of the asset and its fair value. No such impairment losses have been identified by us for the six month period ended September 30, 2002 and for the years ended March 31, 2002 and 2001.

Revenue Recognition

Revenue from the sale of our electrical surge devices is recognized when product is sold, title passes to the purchaser and cost thereof is removed from inventory. Revenues that have been prepaid or invoiced but do not yet qualify for recognition under our policies are reflected as deferred revenues.

Inventory

Inventory of raw materials and supplies are valued at the lower of actual cost and replacement cost. Inventory of work in process and finished goods are valued at the lower of cost and net realizable value.

Contractual Cash Obligations

We have entered into agreements for the lease of office premises as at September 30, 2002. As at September 30, 2002, contractual cash obligations (lease and premises) for the years ending after March 31, 2003 are as follows:

2003	$31,058
2004	$64,032
2005	$66,110
2006	$69,531
2007	$68,279
2008	$17,458

The above includes the basic rent payments for new lease agreement of office, production and warehouse premises entered into by us, commencing July 1, 2002 and ending June 30, 2007.

Recent Accounting Pronouncements

In June 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination and SFAS No. 142 addresses the initial recognition and measurement of intangible assets acquired outside of a business combination whether acquired individually or with a group of other assets. These standards require all future business combinations to be accounted for using the purchase method of accounting. Goodwill will no longer be amortized but instead will be subject to impairment tests at least annually. We are required to adopt SFAS No. 141 and 142 on a prospective basis as of September 30, 2002; however, certain provisions of these new standards may also apply to any acquisitions concluded subsequent to September 30, 2002. The adoption of SFAS No.141 and SFAS No.142 did not have a material impact on our financial position, results of operations and cash flows in 2002.

In August 2001, FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. Although retaining many of the fundamental recognition and measurement provisions of SFAS No. 121, the new rules significantly change the criteria that would have to be met to classify an asset as held-for-sale. The statement also supersedes certain provisions of APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, and will require expected future operating losses from discontinued operations to be displayed in discontinued operations in the period(s) in which the losses are incurred rather than as of the measurement date, as presently required. As required by SFAS No. 144, we will adopt this new statement on April 1, 2003. We are currently evaluating this statement but do not expect that it will have a material impact on its financial position, results of operations or cash flows.

In April 2002, FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Among other things, SFAS No. 145 rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and the amendment to SFAS No. 4, SFAS No. 64, and Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements. Through this rescission, SFAS No. 145 eliminates the requirement (in both SFAS No. 4 and SFAS No. 64) that gains and losses from the extinguishments of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. Generally, SFAS No. 145 is effective for transactions occurring after May 15, 2002. We do not expect SFAS No. 145 to have a material impact on our results of operations or its financial position.

In June 2002, the FASB issued SFAS No. 146 Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires that the liability for a cost associated with an exit or disposal activity be recognized at its fair value when the liability is incurred. Under previous guidance, a liability for certain exit costs was recognized at the date that management committed to an exit plan, which was generally before the actual liability has been incurred. As SFAS No. 146 is effective only for exit or disposal activities initiated after December 31, 2002, we do not expect the adoption of this statement to have a material impact on our financial statements.

MANAGEMENT

Directors and Executive Officers

Our Board of Directors and executive officers and their respective ages as of June 30, 2002 are set forth in the table below. Each of the directors of Surge Technologies Corp. will serve until the next annual meeting of shareholders or until his successor is elected and qualified.

Name and Position	Address	Age
Gordon McPhedran President, Chief Executive Officer Director	Redwood Meadows, Alberta Canada	47
Harj Manhas Vice President Corporate Finance Director	Calgary, Alberta Canada	34
Thom Eggertson Chief Financial Officer	Calgary, Alberta Canada	48
Dale Olmstead Director	Carbon, Alberta Canada	40
Peter Sanders Director	Langley, British Columbia Canada	33
Bijay Singh Secretary Director	Surrey, British Columbia Canada	28

The following is a brief description of the business experience of each director and executive officer and the key personnel during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Business Experience

Gordon McPhedran – is the President, Chief Executive Officer and Director of Surge Technologies Corp. He has served as an officer and director of Surge Technologies Corp. since September 24, 2002, and as an officer and director of our subsidiary, Surge Technologies Inc., since March 31, 2001. From December 3, 1998 to March 31, 2001 he was President, Chief Executive Officer and Director of Barmac & Associates Inc., the predecessor to Surge Technologies Inc. From 1985 to 1998 he was a founder and Vice President Sales and Marketing for Circa Enterprises Inc. a telecom protection device manufacturing company.

Harj Manhas - is Vice President of Corporate Finance and Director of Surge Technologies Corp. He has served as an officer and director of Surge Technologies Corp. since September 24, 2002, and as an officer and director of our subsidiary, Surge Technologies Inc., since December of 1998. Harj was Vice President and Director of Secura Investments Inc. from April 1997 to present. Prior to this he was Vice President and Director of Advanced Vision Systems Inc. of Calgary, Alberta. He served in this capacity from 1996 to 1998. From 1995 to 1997 he was Vice President and Director of Imaging Dynamics Corporation of Calgary, Alberta.

Thom Eggertson – is the Chief Financial Officer of Surge Technologies Inc. He has served in this capacity since January 1999. From 1993 to 1999 he was Vice president of Finance for WIC Television in Calgary Alberta. Prior to this he was Supervisor, Treasury Planning for Canadian Utilities Limited. He was there from 1989 to 1993.

Dale Olmstead – is Vice President of Operations and Director of Surge Technologies Corp. He has served as an officer and director of Surge Technologies Corp. since September 24, 2002, and as an officer and director of our subsidiary, Surge Technologies Inc., since December 3, 1998. From 1987 to 1998 he was a Purchasing Manager/Production Facility Manager for Circa Enterprises Inc. of Calgary Alberta.

Peter Sanders – is a director of both Surge Technologies Corp and Surge Technologies Inc. He has served as director of both companies since August 2002. From 1990 to 1997 Peter worked in the automotive sector in the area of marketing, leasing and sales for a large automotive dealer, Signature Lincoln Mercury. In 1997 he changed his focus to the public markets in the area of corporate finance. After providing corporate finance services to several public companies Peter started his own consulting firm in January 2000. From January 2000 to present Peter has worked with public companies providing corporate finance, public relations and investor relation’s services.

Bijay Singh – is a director of both Surge Technologies Corp and Surge Technologies Inc. He has served as director of both companies since August 2002. From June of 2001 to present he has served as a consultant for a private investment banking company SNJ Capital Ltd. From 1999 to 2001 Bijay worked with various public and private companies providing services in the area of corporate finance, product and business development, corporate negotiations/relations and co-ordinating public relations and investor relations. Prior to this he was a Certified Financial Planner for a period of five years. Bijay left PFSL Investments Ltd in 1999 to pursue endeavours in the public markets.

Employment Contracts and Change in Control Agreements

Gordon McPhedran – President and Chief Executive Officer. On April 1, 2002, our subsidiary, Surge Technologies Inc., entered into an employment agreement with Mr. Gordon McPhedran, pursuant to which Mr. McPhedran serves as our President and Chief Executive Officer. The agreement provides for an annual salary of $60,000 in Canadian currency, and a bonus to be awarded at year the end of each fiscal year at the discretion of the Board of Directors. A reimbursement of reasonable out of pocket business expenses and travel related expenses. The initial term for Mr. McPhedran’s agreement is for a two-year term after which it may be renewed at his option.

Dale Olmstead – Vice President of Operations. On April 1, 2002, our subsidiary, Surge Technologies Inc., entered into an employment agreement with Mr. Dale Olmstead, pursuant to which Mr. Olmstead serves as our Vice President of Operations. The agreement provides for an annual salary of $60,000 in Canadian currency, and a bonus to be awarded at year the end of each fiscal year at the discretion of the Board of Directors. A reimbursement of reasonable out of pocket business expenses and travel related expenses. The initial term for Mr. Olmstead’s agreement is for a two-year term after which it may be renewed at his option.

Jack Barbier – Vice President of Engineering. On April 1st, 2002, our subsidiary, Surge Technologies Inc., entered into an employment agreement with Mr. Jack Barbier, pursuant to which Mr. Barbier serves as our Vice President of Engineering. The agreement provides for an annual salary of $60,000 Canadian currency and a bonus to be awarded at year the end of each fiscal year at the discretion of the Board of Directors. A reimbursement of reasonable out of pocket business expenses and travel related expenses. The initial term for Mr. Barbier’s agreement is for a two-year term after which it may be renewed at his option.

Harj Manhas – Vice President of Corporate Finance. On April 1, 2002, our subsidiary, Surge Technologies Inc., entered into an employment agreement with Mr. Harj Manhas, pursuant to which Mr. Manhas serves as our Vice

President of Corporate Finance. The agreement provides for an annual salary of $60,000 Canadian currency and a bonus to be awarded at year the end of each fiscal year at the discretion of the Board of Directors. A reimbursement of reasonable out of pocket business expenses and travel related expenses. The initial term for Mr. Manhas’s agreement is for a two-year term after which it may be renewed at his option.

Involvement in Certain Legal Proceedings

In September of 1998, Mr. Harj Manhas, Vice President of Corporate Finance reached a settlement with the Alberta Securities Commission (ASC) respecting a breach of the Alberta Securities Act, which occurred between March 10, 1997 and April 15, 1997. During that period, Real Market Networks Inc., RMN, retained Mr. Manhas, to provide corporate finance services in co-ordinating and advancing the company to go public by way of a stock exchange listed Blind Pool Company. The settlement stated that Mr. Manhas, in soliciting and providing information to investors, traded in securities of RMN without being registered and where no exemptions were available, contrary to the Alberta Securities Act. The settlement provided for a two month trading suspension and a $1,000 CDN penalty.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid or earned for services rendered to us in all capacities during the years ended March 31, 2001 and March 31, 2002 by our President and Chief Executive Officer (the "Named Officer"). No executive officer received total annual salary, bonus and other compensation in excess of $100,000 in those periods. No executive officer that would have otherwise been included in this table on the basis of salary and bonus earned for the 2002 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during the fiscal year.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation

					Securities
				Stock	Underlying
Name and Principal Position	Year	Salary(1)	Other	Awards	Options/SAR’s

Gordon McPhedran	2000	$4,422	Nil	Nil	Nil
President & CEO	2001	$23,198	Nil	Nil	Nil
	2002	$26,017	Nil	Nil	Nil

(1)      Converted from Canadian dollars using exchange rates of $0.67 U.S. dollar per Canadian dollar for 2000, $0.66 for 2001 and $0.67 for 2002.

Option Grants in Last Fiscal Year

There were no options granted to the Named Officer during the fiscal year ended March 31, 2002.

Director Compensation

No compensation was paid to directors for services rendered as a director.

Limitation of Liability

Our bylaws provide for the indemnification of officers and directors to the fullest extent possible under Nevada Law, against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of us. We are also granted the power, to the maximum extent and in the manner permitted by the Nevada Revised Statutes, to indemnify each of our employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of us.

Our Articles of Incorporation limit or eliminate the personal liability of officers directors for damages resulting from breaches of their fiduciary duty for acts or omissions, except for damages resulting from acts or omissions which involve intentional misconduct, fraud, knowing violation of the law, or the payment of dividends in violation of the Nevada Revised Statutes.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Surge pursuant to the foregoing provisions, or otherwise, Surge has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of January 9, 2003 by (a) each person known by us to be a beneficial owner of more than five percent (5%) of our issued and outstanding common stock; (b) each of our Directors; and (c) all our directors and officers as a group.

Name and Address of	Shares	Percentage of Shares
Beneficial Owner	Beneficially Owned	Beneficially Owned
Gordon McPhedran, President and Director	2,059,754	12.4%
37 Redwood Meadow Drive
Redwood Meadows, Alberta

Jack Barbier, VP Engineering	2,057,829	12.4%
50, McKenzie Lake Manor
Calgary, Alberta

Dale Olmstead, Director and VP Operations	2,061,273	12.4%
P.O. Box 509
Carbon, Alberta

Harj Manhas (1), Director, VP Corp. Finance	1,574,862	9.5%
120 Inglewood Cove SE
Calgary, Alberta

Secura Investments Inc.	2,906,301	17.5%
#8, 2180 Pegasus Way NE
Calgary, Alberta

All officers and directors (4 persons)	7,753,716	46.8%

(1)	Harj Manhas is also an officer and director of Secura Investments Inc. and has an 8.2% holding in Secura.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with management and others

We have not been party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

DESCRIPTION OF SECURITIES

Our Articles of Incorporation authorize the issuance of up to 25,000,000 shares of Common Stock, having a par value of $0.001 per share. No other classes of shares are authorized.

Common Stock

Each share of common stock has the same rights, privileges and preferences. Holders of the shares of common stock have no pre-emptive rights to acquire additional shares or other subscription rights. They have no conversion rights and are not subject to redemption provisions or future calls by us. As at January 10, 2003, there were 16,561,352 shares of common stock issued and outstanding held by 56 shareholders.

The holders of shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. The holders of common stock are not entitled to cumulate their votes.

In the event of our liquidation, dissolution, or winding-up, either voluntarily or involuntarily, the holders of the outstanding shares of our common stock are entitled to receive a pro rata share of our net assets as are distributable after payment of all liabilities which may then be outstanding, subject to the preferences that may be applicable on any outstanding preferred stock if any.

Transfer Agent

Our transfer agent is Pacific Corporate Trust Company, 625 Howe Street, 10th Floor, Vancouver, BC, V6C 3B8. Telephone: 604-689-9853

EXPERTS

The consolidated financial statements of Surge as at September 30, 2002 and for each of the years in the two year period ended March 31, 2002 have been included herein and in the registration statement, in reliance upon the report of James Stafford, Chartered Accountants, independent auditors, appearing elsewhere herein, and upon their authority as experts in accounting and auditing.

Neither James Stafford, Chartered Accountants, independent auditors nor the law firm of Morton & Company was employed on a contingent basis in connection with the registration or offering of our common stock.

CHANGES IN CERTIFYING ACCOUNTANTS

On October 2, 2002 Surge changed its certifying accounts from Friedman, Minsk, Cole & Fastovsky, CPA’s to James Stafford, Chartered Accountants, Suite 300, 555 West Georgia Street, Vancouver, British Columbia. Our wholly owned subsidiary, Surge Technologies Inc., previously used Woodward & Co., Chartered Accountants in connection with the preparation of its audited financial statements. As a result of the consolidation operations between Surge and our subsidiary, James Stafford, Chartered Accountants has been engaged to audit the financial statements of Surge on a consolidated basis with our subsidiaries.

There were no adverse opinions, disclaimer of opinions, reservations or other qualifications or modifications in any of our auditor’s reports for the past two years. There were no disagreements with former accountants. The board of directors unanimously approved the use of James Stafford, Chartered Accountants. The change of auditors was a result of the completion of the acquisition by Surge of our operating subsidiary, Surge Technologies Inc.

FINANCIAL STATEMENTS INDEX

Page No.

Financial Statements of Surge Technologies Corp. and Subsidiaries for
the six months ended September 30, 2002 and 2001 (unaudited)
and the Year ended March 31st, 2002.

Auditor's Report	F-2

Balance Sheets	F-3

Statements of Operations and Deficits	F-4

Statements of Cash Flows	F-5

Statement of Changes in Shareholders Equity	F-6

Notes to Financial Statements	F-7

Comparative Financial Statements of Surge Technologies Corp. and Subsidiaries
for Year ended March 31, 2002 and 2001.

Balance Sheets	F-15

Statements of Loss and Deficits	F-16

Statements of Cash flow	F-17

Statements of Changes of Shareholders Equity	F-18

Notes to Financial Statements	F-19

Financial Statements

Surge Technologies Corp. and Subsidiaries
(Formerly Known as “Boundless Vision Incorporated”)
Six months ended September 30th, 2002 and 2001 (unaudited)
Years ended March 31st, 2002

AUDITORS’ REPORT

INDEPENDENT AUDITORS’ REPORT

To the Stockholders and Board of Directors of Surge Technologies Corp.:

We have audited the accompanying consolidated balance sheets of Surge Technologies Corp. and Subsidiaries (the “Company”) as of March 31, 2002 and 2001, and the related consolidated statements of operations and deficit, cash flows, and changes in shareholders’ equity for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements bases on our audits.

We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at March 31, 2002 and 2001, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

	/s/	James Stafford
Vancouver, Canada		Chartered Accountants

January 17, 2003

Boundless Vision Incorporated and Subsidiaries
(A Development Stage Company)
Consolidated Balance Sheets
(Unaudited)

	September 30,	September 30,	March 31,
	2002	2001	2002

ASSETS

Current
Cash and cash equivalents	$3,595	$53,690	$1,093
Trade accounts receivable	249,300	266,550	295,842
Inventory	248,436	160,628	202,618
Prepaid expenses	10,461	40	1,583

	511,792	480,908	501,136
Property and equipment (Note 4)	110,150	82,080	92,114

Intangible asset (Note 5)	2,153	3,610	2,852

	$624,095	$566,598	$596,102

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current
Accounts payable	$732,185	$582,350	$694,909

Due to related parties (Note 6)	336,310	425,752	208,049

	1,068,495	1,008,102	902,958

Shareholders’ equity
Capital stock (Note 7)
Authorized
25,000,000 of common shares with par value of
$0.001
Issued and outstanding
September 30, 2002 – 15,000,000 common shares
September 30, 2001 – 763,575 common shares
March 31, 2002 – 9,002,435 common shares	15,000	763	9,002
Additional paid in capital	323,491	22,164	257,814
Accumulated foreign currency translation adjustments	10,230	5,407	6,183
Deficit, accumulated during the development stage	(793,121)	(469,838)	(579,855)

	(444,400)	(441,504)	(306,856)

	$624,095	$556,598	$596,102

Nature of Operations and Going Concern (Note 1)
Acquisition of Surge Technologies Inc. (Note 3)
Commitments (Note 10)
The accompanying notes are an integral part of these financial statements.

Boundless Vision Incorporated and Subsidiaries
(A Development Stage Company)
Consolidated Statements of Operations and Deficit
(Unaudited)

	For the	For the	For the	For the
	three month	three month	six month	six month
	period ended	period ended	period ended	period ended
	September 30,	September 30,	September 30,	September 30,
	2002	2001	2002	2001

SALES	$453,056	$489,124	$868,783	$864,188

COST OF SALES	374,522	422,800	758,123	733,515

GROSS PROFIT	78,534	66,324	110,660	130,673

EXPENSES
Amortization of intangible assets	362	366	726	733
Amortization of property and equipment	4,494	3,627	10,940	6,896
General and administrative	116,026	92,617	179,936	183,855
Interest	10,555	8,839	14,502	16,822
Operating	61,909	62,171	107,224	111,421
Research and development costs	4,088	2,694	10,598	(2,468)

	197,434	170,314	323,926	317,259

Net loss for the period	(118,900)	(103,990)	(213,266)	(186,586)

Deficit, accumulated during the development stage,
beginning of period	(674,221)	(365,848)	(579,855)	(283,252)

Deficit, accumulated during the development stage,
end of period	$(793,121)	$(469,838)	$(793,121)	$(469,838)

Basic loss per share (Note 2)	$(0.010)	$(0.101)	$(0.019)	$(0.172)

The accompanying notes are an integral part of these financial statements.

Boundless Vision Incorporated and Subsidiaries
(A Development Stage Company)
Consolidated Statements of Cash Flows
(Unaudited)

	For the	For the	For the	For the
	three month	three month	six month	six month
	period ended	period ended	period ended	period ended
	September 30,	September 30,	September 30,	September 30,
	2002	2001	2002	2001

Cash flows from operating activities
Net loss for the period	$(118,900)	$(103,990)	$(213,266)	$(186,586)
Adjustments to reconcile loss to net cash
used by operating activities
Translation loss (gain)	(2,315)	1,522	(4,047)	4,419
Amortization of property and equipment	4,494	3,627	10,940	6,896
Amortization of intangible assets	362	366	726	733

	(116,359)	(98,475)	(205,647)	(174,538)

Changes in operating assets and liabilities
(Increase) decrease in trade accounts receivable	67,969	(54,551)	46,542	(30,365)
(Increase) decrease in inventory	(7,203)	31,682	(45,818)	2,998
(Increase) decrease in prepaid expenses	(4,936)	9,429	(8,878)	6,770
Increase (decrease) in accounts payable	(86,792)	49,592	37,274	80,299
Increase (decrease) in loan from related company	-	-	-	(19,251)

	(147,321)	(62,323)	(176,527)	(134,087)

Cash flows from investing activities
Purchase of property and equipment	(4,992)	(4,058)	(10,907)	(5,172)

	(4,992)	(4,058)	(10,907)	(5,172)

Cash flows from financing activities
Increase in amounts due to shareholders	98,321	66,361	128,261	137,456
Issue of share capital for cash	54,222	16,172	61,675	22,613

	152,543	82,533	189,936	160,069

Increase in cash and cash equivalents	230	16,152	2,502	20,810

Cash and cash equivalents, beginning of period	3,365	37,538	1,093	32,880

Cash and cash equivalents, end of period	$3,595	$53,690	$3,595	$53,690

Supplemental disclosures of cash flow information (Note 12)

The accompanying notes are an integral part of these financial statements.

Boundless Vision Incorporated and Subsidiaries
(A Development Stage Company)
Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited)

				Accumulated
				Foreign
	Number		Additional	Currency
	Of Shares	Par-value	Paid-in	Translation	Accumulated	Shareholders’
	Issued	Amount	Capital	Adjustments	Deficit	Deficit

Balance at April 1, 2001	10,453	$10	$304	$9,826	$(283,252)	$(273,112)
Shares issued for cash	8,991,982	8,992	257,510	-	-	266,502
Translation gain (loss)	-	-	-	(3,643)	-	(3,643)
Net loss for the period	-	-	-	-	(296,603)	(296,603)

Balance at March 31, 2002	9,002,435	$9,002	$257,814	$6,183	$(579,855)	$(306,856)

Balance at April 1, 2001	10,453	$10	$304	$9,826	$(283,252)	$(273,112)
Shares issued for cash	753,122	753	21,860	-	-	22,613
Translation gain (loss)	-	-	-	(4,419)	-	(4,419)
Net loss for the period	-	-	-	-	(186,586)	(186,586)

Balance at September 30, 2001	763,575	$763	$22,164	$5,407	$(469,838)	$(441,504)

Balance at April 1, 2002	9,002,435	$9,002	$257,814	$6,183	$(579,855)	$(306,856)
Shares issued for cash	2,997,565	2,998	74,233	-	-	77,231
Acquisition of Boundless Vision	3,000,000	3,000	(8,556)	-	-	(5,556)
Incorporated
Translation gain (loss)	-	-	-	4,047	-	4,047
Net loss for the period	-	-	-	-	(213,266)	(213,266)

Balance at September 30, 2002	15,000,000	$15,000	$323,491	$10,230	$(793,121)	$(444,400)

The accompanying notes are an integral part of these financial statements.

Boundless Vision Incorporated and Subsidiaries
Notes to Financial Statements

1.	Nature of Operations and Going Concern

Boundless Vision Incorporated (the “Company”) was incorporated under the laws of the State of Nevada, United States of America, on January 31, 2000. Initially, the business of the Company was to prognosticate trends, including business and economic trends, business cycles, demographics and related areas. The Company, through the acquisition of Surge Technologies Inc. commenced the production and sales of electronic communication equipment. This acquisition of Surge Technologies Inc. is still subject to regulatory approval by the Securities and Exchange Commission (“SEC”).

The consolidated financial statements presented are those of Boundless Vision Incorporated, and its subsidiaries Surge Technologies Inc. (“Surge”), a Canadian company, and Surge Acquisition Corp. (“Surge Nevada”), a company incorporated in the State of Nevada (collectively, the “Company”). References to “Boundless” relate to transactions of Boundless Vision Incorporated prior to the merger with Surge and Surge Nevada discussed in note 3. References to Surge and Surge Nevada relate to transactions of Surge and Surge Nevada respectively prior to the merger discussed in note 3. All significant inter-company balances and transactions have been eliminated in consolidation.

The consolidated condensed interim financial statements presented herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes the disclosures are adequate to make information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. For further information, refer to the audited financial statements and notes included in the Company’s Form 10-KSB filing for December 31, 2001. The Company follows the same accounting policies in preparation of interim reports.

Results of operations for the interim period are not necessarily indicative of the results that may be expected for the year ended March 31, 2003.

The Company’s financial statements as at September 30, 2002 and for the three and six month periods then ended have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has a loss of $213,266 for the six-month period ended September 30, 2002 (September 30, 2001 - $186,586), and has a working capital deficit of $220,393 at September 30, 2002.

Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. However, based on its prior demonstrated ability to raise capital, management believes that the Company’s capital resources should be adequate to continue operating and maintain its business strategy during fiscal 2003. However, if the Company is unable to raise additional capital in the near future, due to the Company’s liquidity problems, management expects that the Company will need to curtail operations, liquidate assets, seek additional capital on less favorable terms and/or pursue other remedial measures. These financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	Summary of Significant Accounting Policies

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Inventory

Inventory of raw materials and supplies are valued at the lower of actual cost and replacement cost. Inventory of work in process and finished goods are valued at the lower of cost and net realizable value.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided over the estimated useful life of each asset using the following annual rates, with half the rate being applied in the year of acquisition.

Equipment	30%	declining balance
Injection moulds	10 year	straight line
Leasehold improvements	5 year	straight line
Manufacturing license	5 year	straight line
Office furniture and fixtures	20%	declining balance
Patents and trademarks pending	10 year	straight line
Tools	100%

The cost of normal maintenance and repairs is charged to operating expenses as incurred. Material expenditures, which increase the life of an asset, are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of properties sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any gains or losses are reflected in current operations.

Intangible Assets

Intangible assets are amortized using the straight-line method over their estimated period of benefit. Management of the Company periodically evaluates the recoverability of intangible assets and takes into account events or circumstances that warrant revised estimates of useful lives or that indicate that an impairment exists.

Loss Per Common Share

The Company has adopted SFAS No. 128 which establishes standards for computing and presenting earnings per share (EPS) for entities with publicly held common stock. The standard requires presentation of two categories of EPS – basic EPS and diluted EPS. Basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the year. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. The Company had no potentially dilutive securities at September 30, 2002 or 2001. Accordingly, basic and diluted EPS are the same for each of the three and six-month periods ended September 30, 2002 and 2001. The EPS calculation for the periods ended September 30, 2002 and 2001 was performed assuming the historical 4,907,728 shares outstanding for Surge were converted into the 12,000,000 Boundless shares as of April 1, 2001.

For the three and six month periods ended September 30, 2002, the weighted average number of common shares outstanding was 11,767,014 (September 30, 2001 – 1,030,796) and 10,813,857 (September 30, 2001 – 1,082,034).

Revenue Recognition

Revenue is recognized when product is sold, title passes to the purchaser and cost thereof is removed from inventory.

Income Taxes

The Company provides for income taxes using the asset and liability method as prescribed by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Use of Estimates

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the amounts reported in these financial statements and the accompanying notes. Actual results could differ from those estimates.

Financial Instruments

The carrying value of financial instruments potentially subject to valuation risk, consisting principally of cash and cash equivalents, accounts receivable, accounts payable and notes payable approximates fair value, because of the short-term maturity of these instruments or actual interest rates that approximated the Company’s effective borrowing rate.

Comprehensive Income

Components of comprehensive income are net income and all other non-owner changes in equity. SFAS No. 130 requires an enterprise to (a) classify items of other comprehensive income by their nature in a financial statement, and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. The Company has no items of comprehensive income for the six-month period ended September 30, 2002 or 2001.

Foreign Currency

Transactions in foreign currencies are translated into United States dollars at the rates in effect on the transaction date. Exchange gains or losses arising on translation or settlement of foreign currency denominated monetary items are included in the statement of operations.

Research and Development Costs

Research and development costs are expensed as incurred.

3.	Acquisition of Surge Technologies Inc.

On September 3, 2002, Boundless completed a business combination with Surge, a company incorporated in the province of Alberta, Canada, and Surge Nevada which is incorporated in the state of Nevada. Surge manufactures and sells electronic communications equipment. Surge Nevada is essentially an inactive company with no operations or assets. This business transaction is still subject to regulatory approval by the SEC.

Boundless issued 12,000,000 common shares to 100% of the former shareholders of Surge in exchange for 100% of the issued and outstanding capital stock of Surge which totaled 4,907,728 shares. The shares issued constitute 80% of the common stock of the Company after completion of the merger, and have been valued at $12,000, the par-value of the common shares issued by Boundless on the date of closing. The issue of 80% of the common stock of Boundless to the former shareholders of Surge, the right of such shareholders to appoint a majority of the directors of Boundless, and the continuation of the Surge management team is deemed to constitute a change of control of Boundless.

On September 3, 2002, Boundless purchased 100% of the shares of Surge Nevada for $1.

As a result of the change in control discussed above, for financial reporting purposes, the acquisition of Surge by Boundless has been treated as a reverse acquisition. Surge is the continuing entity for financial reporting purposes and as a result of Boundless’ plan to cease its operations at the time of the merger, the acquisition has been treated as a recapitalization of the

Company. Accordingly, no goodwill has been recorded as a result of the acquisition. Historical shareholders’ equity of Surge has been retroactively restated for the equivalent number of shares received in the combination after giving effect to any differences in the par value of Boundless and the Surge’s stock with an offset to additional paid in capital. Any stock options, warrants or commitments to issue capital stock of Surge existing on or before the acquisition were extinguished as part of the acquisition. For legal purposes, Boundless will remain the surviving entity.

4.	Property and Equipment

				2002	2001

			Accumulated	Net Book	Net Book
		Cost	Amortization	Value	Value

	Equipment	$25,575	$8,149	$17,426	$12,188
	Injection moulds, dies and tooling	102,217	12,837	89,380	65,407
	Leasehold improvements	774	39	735	2,022
	Office furniture and fixtures	3,502	893	2,609	2,463

		$132,068	$21,918	$110,150	$82,080

5.	Intangible Asset

			2002	2001

		Accumulated	Net Book	Net Book
	Cost	Amortization	Value	Value

Manufacturing license	$4,308	$2,155	$2,153	$3,610

	$4,308	$2,155	$2,153	$3,610

The Company has recorded amortization of intangible assets in the amount of $726 and $733 for the six month periods ended September 30, 2002 and 2001. Estimated amortization of intangible assets over the next five years is estimated as follows:

2003	$726
2004	1,427
2005	-
2006	-
2007	-
$2,153

6.
Due to Related Parties

Amounts due to related parties are due to shareholders and directors of the Company.

A total of $167,902 (September 30, 2001 - $300,953) bears interest at 10% per annum compounded annually, is unsecured and has no fixed terms of repayment. During the six month period ended September 30, 2002, the Company paid or accrued interest of $4,267 (2001 - $14,531) on this amount.

A total of $168,408 (September 30, 2001 - $124,799) is non-interest bearing, unsecured and has no fixed terms of repayment. This amount will be paid when the Company has the necessary financial resources as determined by the Board of Directors.

7.	Capital Stock The authorized capital stock of the Company consists of 25,000,000 common shares with a par-value of $0.001.

8.
Research and Development Costs

The Company incurred research and development costs in the amount of $10,598 during the six month period ended September 30, 2002 (September 30, 2001 – recovery of $2,468). This amount has been recognized as an expense.

Related Party Transactions

During the six month period ended September 30, 2002, the Company paid or accrued $43,989 (September 30, 2001 - $26,784) to directors and officers of the Company for management services.

During the six month period ended September 30, 2002, the Company paid or accrued $12,056 (September 30, 2001 - $15,311) to directors and officers of the Company for consulting services.

The Company entered into a sub-lease agreement for warehouse space from a shareholder, commencing July 1, 2000 and expiring June 30, 2002 and the Company bears a pro-rata share of rent, utilities and property tax which aggregated $2,901 (2001 - $5,695) and which represents management’s estimate of the fair market value of the rental and occupancy costs of the property. Included in accounts payable at September 30, 2002 is an amount of $2,974 (2001 - $1,750) due to the shareholder. This amount is unsecured and non-interest bearing.

The Company has a sub-lease agreement for office space with a company, related by way of shareholder in common, expiring June 30, 2002. The pro-rata share of rent, utilities and property tax aggregated $6,101 – (2001 - $12,065) representing management’s estimate of the fair market value of the rental and occupancy costs of the property. Included in accounts payable at September 30, 2002 is an amount of $50,242 (2001 - $55,079) payable to the related company. This amount is unsecured and has no fixed terms of repayment. Commencing April 1, 2001, these amounts bore interest at 10% per annum. During the six month period ended September 30, 2002, interest expense in the amount of $2,517 (2001 - $3,103) was recorded related to this obligation.

9.	Commitments The Company is committed to the following minimum annual base rent payments for the sublease of its office and warehouse and operating leases for office equipment.

2003	$31,058
2004	64,032
2005	66,110
2006	69,531
2007	68,279
2008	17,458

$316,468

The above includes the basic rent payments for a new lease agreement for office, production and warehouse premises entered into by the Company, commencing July 1, 2002 and ending June 30, 2007.

10.	Income Taxes

The Company’s deferred tax assets consist of the following at September 30, 2002:

Tax effect of loss carry forwards	$272,952
Tax effect of property and equipment and intangible assets
(40,760)
Valuation allowance	(232,192)

Net deferred tax asset	$-

A full valuation allowance has been provided against all of the Company’s deferred tax assets, as it cannot be determined if it is not more likely than not that the assets will be realized.

The Company’s effective tax rate of zero in 2002 differs from the federal tax rate of 39% because of the following:

Federal Statutory Rate	(39%)
Increase in Valuation Allowance	39%

Effective Tax Rate	0%

12.	Supplemental Disclosures with Respect to Cash Flows

		Cumulative
		amounts from
		inception to
		December 31,
	2002	2001

Cash paid during the year for interest	$ Nil	$ Nil

Cash paid during the year for income taxes	$ Nil	$ Nil

During the six month period ended September 30, 2002 Boundless issued 12,000,000 common shares to 100% of the former shareholders of Surge in exchange for 100% of the issued and outstanding capital stock of Surge which totalled 4,907,728 common shares. The shares issued constitute 80% of the common stock of the Company after completion of the transaction and are valued at $12,000, the par-value of the common shares issued by Boundless on the date of closing.

13.	Segmented Information The Company operates in Canada within the telecommunications sector.

14.	Subsequent Events Subsequent to the balance sheet date the Company issued 907,352 shares of its common stock at a price of $0.25 per share for total consideration of $226,838.

Surge Technologies Corp. and Subsidiaries
(Formerly Known as “Boundless Vision Incorporated”)
(A Development Stage Company)
Consolidated Balance Sheets
As at March 31

	2002	2001

ASSETS

Current
Cash and cash equivalents	$1,093	$32,507
Trade accounts receivable	295,842	233,503
Inventory (note 5)	202,618	161,767
Prepaid expenses	1,583	6,732

	501,136	434,509

Property, plant and equipment (Note 6)	92,114	83,133

Intangible asset (Note 7)	2,852	4,308

	$596,102	$521,950

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY

Current
Accounts payable	$694,909	$491,009

Due to related to parties (Note 8)	208,049	304,053

	902,958	795,062

Shareholders’ deficiency
Capital stock (Note 8)
Authorized
25,000,000 of common shares with par value of $0.001
Issued and outstanding
March 31, 2002 – 9,002,435 common shares
March 31, 2001 – 10,453 common shares	9,002	10
Additional paid in capital	257,814	304
Equity adjustments from foreign currency translation	6,183	9,826
Deficit, accumulated during the development stage	(579,855)	(283,252)

	(306,856)	(273,112)

	$596,102	$521,950

Nature of Operations and Going Concern (Note 1)
Acquisition of Surge Technologies Inc. (Note 3)
Commitments (Note 12)
Economic Dependence (Note 15)
Subsequent Events (Note 17)

The accompanying notes are an integral part of these financial statements.

Surge Technologies Corp. and Subsidiaries
(Formerly Known as “Boundless Vision Incorporated”)
(A Development Stage Company)
Consolidated Statements of Operations and Deficit
For the years ended March 31

	Cumulative
	amounts from
	inception to
	to March 31,
	2002	2002	2001

SALES	$3,318,541	$1,602,441	$1,413,925

COST OF SALES	2,908,688	1,346,135	1,303,783

GROSS PROFIT	409,853	256,306	110,142

EXPENSES
Amortization of intangible assets	1,456	1,456	-
Amortization of property, plant and equipment	16,629	16,599	30
General and administrative	392,811	262,237	93,884
Interest expense	49,072	34,138	14,934
Operating	308,789	231,695	68,121
Research and development (Note 10)	61,239	6,784	-

	829,996	552,909	176,969

Net loss before other item	(420,143)	(296,603)	(66,827)

Other item
Goodwill expensed during the year (Note 4)	(159,712)	-	(159,712)

Net loss for the year	(579,855)	(296,603)	(226,539)

Deficit, accumulated during the development stage,
beginning of period	-	(283,252)	(56,713)

Deficit, accumulated during the development stage,
end of period	$(579,855)	$(579,855)	$(283,252)

Basic loss per share (Note 2)		$(0.08)	$(30.64)

                The accompanying notes are an integral part of these financial statements.

Surge Technologies Corp. and Subsidiaries
(Formerly Known as “Boundless Vision Incorporated”)
(A Development Stage Company)
Consolidated Statements of Cash Flows
For the years ended March 31

	Cumulative
	amounts from
	inception to
	March 31,
	2002	2002	2001

Cash flows from operating activities
Net loss for the year	$(579,855)	$(296,603)	$(226,539)
Adjustments to reconcile loss to net cash
used by operating activities
Translation loss (gain)	6,183	(3,643)	(5,324)
Write-down of goodwill (Note 4)	159,712	-	159,712
Amortization of property, plant and equipment	16,629	16,599	30
Amortization of intangible assets	1,456	1,456	-

	(395,875)	(282,191)	(72,121)

Changes in operating assets and liabilities
(Increase) decrease in trade accounts receivable	(295,842)	(62,339)	(93,929)
(Increase) decrease in inventory	(202,618)	(40,851)	(11,057)
(Increase) decrease in prepaid expenses	(1,583)	5,149	(7,054)
Increase (decrease) in accounts payable	694,909	203,900	205,590

	(201,009)	(176,332)	21,429

Cash flows from investing activities
Purchase of property, plant and equipment	(272,763)	(25,580)	(9,047)

Cash flows from financing activities
Increase (decrease) in amounts due to related parties	208,049	(96,004)	19,032
Issue of share capital for cash	266,816	266,502	187

	474,865	170,498	19,219

Increase (decrease) in cash and cash equivalents	1,093	(31,414)	31,601

Cash and cash equivalents, beginning of year	-	32,507	906

Cash and cash equivalents, end of year	$1,093	$1,093	$32,507

Supplemental Disclosures with respect to Cash Flows (Note 14)

The accompanying notes are an integral part of these financial statements.

Surge Technologies Corp. and Subsidiaries
(Formerly Known as “Boundless Vision Incorporated”)
(A Development Stage Company)
Consolidated Statements of Changes in Shareholders’ Equity

				Accumulated
				foreign
	Number		Additional	currency
	of shares	Par-value	paid-in	translation	Accumulated	Shareholders’
	issued	amount	capital	adjustments	deficit	deficit

Balance at April 1, 2000	4,319	$4	$123	$15,150	$(56,713)	$(41,436)
Shares issued for cash	6,134	6	181	-	-	187
Translation gain (loss)	-	-	-	(5,324)	-	(5,324)
Net loss for the period	-	-	-	-	(226,539)	(226,539)

Balance at March 31, 2001	10,453	$10	$304	$9,826	$(283,252)	$(273,112)

Shares issued for cash	8,991,982	8,992	257,510	-	-	266,502
Translation gain (loss)	-	-	-	(3,643)	-	(3,643)
Net loss for the period	-	-	-	-	(296,603)	(296,603)

Balance at March 31, 2002	9,002,435	$9,002	$257,814	$6,183	$(579,855)	$(306,856)

The accompanying notes are an integral part of these financial statements.

Surge Technologies Corp. and Subsidiaries
Notes to Financial Statements for Years ended March 31, 2002 and 2001

1.	Nature of Operations and Going Concern

Surge Technologies Corp. (formerly “Boundless Vision Incorporated”)(the “Company”) was incorporated under the laws of the State of Nevada, United States of America, on January 31, 2000. Initially, the business of the Company was to prognosticate trends, including business and economic trends, business cycles, demographics and related areas. The Company, through the acquisition of Surge Technologies Inc. on September 3, 2002, commenced the production and sales of electronic communication equipment (Note 3). This acquisition of Surge Technologies Inc. is still subject to regulatory approval by the Securities and Exchange Commission (“SEC”).

The consolidated financial statements presented are those of Surge Technologies Corp., and its subsidiaries Surge Technologies Inc. (“Surge”), a Canadian company, and Surge Acquisition Corp. (“Surge Nevada”), a company incorporated in the State of Nevada (collectively, the “Company”). References to “Boundless” relate to transactions of Boundless Vision Incorporated prior to the merger with Surge and Surge Nevada discussed in Note 3. References to Surge and Surge Nevada relate to transactions of Surge and Surge Nevada respectively prior to the merger discussed in Note 3. All significant inter-company balances and transactions have been eliminated in consolidation.

The Company’s financial statements at March 31, 2002 and for the year then ended have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has a loss of $296,603 for the year ended March 31, 2002 (March 31, 2001 - $226,539), and has a working capital deficit of $193,773 at March 31, 2002 (March 31, 2001 - $56,500).

Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. However, based on its prior demonstrated ability to raise capital, management believes that the Company’s capital resources should be adequate to continue operating and maintain its business strategy during fiscal 2003. However, if the Company is unable to raise additional capital in the near future, due to the Company’s liquidity problems, management expects that the Company will need to curtail operations, liquidate assets, seek additional capital on less favorable terms and/or pursue other remedial measures. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	Summary of Significant Accounting Policies

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Inventory

Inventory of raw materials and supplies are valued at the lower of actual cost and replacement cost. Inventory of work in process and finished goods are valued at the lower of cost and net realizable value.

Property, plant and equipment

Property, plant and equipment are stated at cost. Depreciation is provided over the estimated useful life of each asset using the following annual rates, with half the rate being applied in the year of acquisition.

Equipment	30%	declining balance
Injection moulds	10 year	straight-line
Leasehold improvements	5 year	straight-line
Manufacturing license	5 year	straight-line
Office furniture and fixtures	20%	declining balance
Tools	100%

The cost of normal maintenance and repairs is charged to operating expenses as incurred. Material expenditures, which increase the life of an asset, are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of properties sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any gains or losses are reflected in current operations.

Intangible assets

Intangible assets are amortized using the straight-line method over their estimated period of benefit. Management of the Company periodically evaluates the recoverability of intangible assets and takes into account events or circumstances that warrant revised estimates of useful lives or that indicate that an impairment exists.

Impairment of long-lived assets

Long-lived assets, including identifiable intangibles and goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition. The amount of the impairment loss to be recorded is calculated by the excess of the assets carrying value over its fair value. Fair value is determined using a discounted cash flow analysis.

Net loss per common share

The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 128 which establishes standards for computing and presenting earnings per share ("EPS") for entities with publicly held common stock. The standard requires presentation of two categories of EPS - basic EPS and diluted EPS. Basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the year. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. The Company had no potentially dilutive securities at March 31, 2002 or 2001 and, as a result, basic and fully diluted EPS are the same amount in each of the above periods. The EPS calculation for the years ended March 31, 2002 and 2001 has been performed assuming the historical 4,907,728 shares outstanding for Surge as at September 3, 2002 were converted into the 12,000,000 Boundless shares issued on the acquisition of Surge on a pro rata basis over the period April 1, 2000 to the date of the acquisition on September 3, 2002.

For the year ended March 31, 2002, the weighted average number of common shares outstanding was 3,698,544 (March 31, 2001 - 7,394).

Revenue recognition

Revenue is recognized when the risks and rewards of ownership have substantively transferred to customers, regardless of whether legal title has transferred. This condition is normally met when the product has been delivered or upon performance of services.

Income taxes

The Company provides for income taxes using the asset and liability method as prescribed by SFAS No. 109, Accounting for Income Taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Use of estimates

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the amounts reported in these financial statements and the accompanying notes. Actual results could differ from those estimates.

Financial instruments

The carrying value of financial instruments potentially subject to valuation risk, consisting principally of cash and cash equivalents, accounts receivable, accounts payable and notes payable approximates fair value, because of the short-term maturity of these instruments or actual interest rates that approximated the Company’s effective borrowing rate.

Comprehensive income

Components of comprehensive income are net income and all other non-owner changes in equity. SFAS No. 130 requires an enterprise to (a) classify items of other comprehensive income by their nature in a financial statement, and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. The Company has no items of comprehensive income for the years ended March 31, 2002 or 2001.

Foreign currency

The accounts of subsidiaries, which are integrated operations, are translated using the temporal method. Under this method, monetary assets and liabilities are translated at the year end exchange rates. Non-monetary assets and liabilities are translated using historical rates of exchange. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in earnings. Exchange gains and losses are included in income for the year.

The accounts of subsidiaries which are self-sustaining operations are translated using the current rate method. Under this method, assets and liabilities are translated at the year end exchange rates. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in earnings. Exchange gains and losses are included in a separate component of shareholders’ equity under cumulative translation adjustment.

Financial statements of self-sustaining subsidiaries operating in hyper-inflationary economies are translated using the temporal method, until these subsidiaries’ economies are no longer hyper inflationary.

Transaction amounts denominated in foreign currencies are translated into the local functional currency at exchange rates prevailing at transaction dates.

Research and development costs

Research and development costs are expensed as incurred.

3.
Acquisition of Surge Technologies Inc.

On September 3, 2002 Boundless completed a business combination with Surge, a company incorporated in the Province of Alberta, Canada, and Surge Nevada which is incorporated in the State of Nevada. Surge manufactures and sells electronic communications equipment. Surge Nevada is essentially an inactive company with no operations or assets. This business transaction is still subject to regulatory approval by the SEC.

Boundless issued 12,000,000 common shares to 100% of the former shareholders of Surge in exchange for 100% of the issued and outstanding capital stock of Surge which totaled 4,907,728 shares. The shares issued constitute 80% of the common stock of the Company after completion of the merger, and have been valued $12,000, the par-value of the common shares issued by Boundless on the date of closing. The issue of 80% of the common stock of Boundless to the former shareholders of Surge, the right of such shareholders to appoint a majority of the directors of Boundless, and the continuation of the Surge management team is deemed to constitute a change of control of Boundless.

On September 3, 2002 Boundless purchased 100% of the shares of Surge Nevada for $1.

As a result of the change in control discussed above, for financial reporting purposes, the acquisition of Surge by Boundless has been treated as a reverse acquisition. Surge is the continuing entity for financial reporting purposes and as a result of the Boundless’ plan to cease its operations at the time of the merger, the acquisition has been treated as a recapitalization of the Company. Accordingly, no goodwill has been recorded as a result of the acquisition. Historical shareholders’ equity of Surge has been retroactively restated for the equivalent number of shares received in the combination after giving effect to any differences in the par value of Boundless and the Surge’s stock with an offset to additional paid in capital. Any stock options, warrants or commitments to issue capital stock of Surge existing on or before the acquisition were extinguished as part of the acquisition. For legal purposes, Boundless will remain the surviving entity.

4.
Acquisition of a Company Previously Known as Surge Technologies Inc. (“2001 Corp.”)

Effective March 31, 2001, Surge acquired all the issued and outstanding shares of 2001 Corp. from a related party by issuing shares of Surge valued at $79. This acquisition was accounted for using the purchase method of accounting and, accordingly, the assets and liabilities were recorded based upon their fair values at the date of acquisition. The excess of the purchase price over the fair value of the net tangible assets acquired was $159,712 and can be summarized as follows:

Surge shares issued	$79

Fair Value of 2001 Corp. assets and liabilities acquired:
Current assets	306,015
Property, plant and equipment	69,160
Intangible assets	70,083
Current liabilities	(320,027)
Due to shareholders	(285,022)

(159,791)

Excess, being goodwill, expensed during the year end March 31, 2001	$159,712

5.	Inventory

		2002	2001

	Finished goods	$98,280	$18,024
	Raw materials	104,338	143,743

		$202,618	$161,767

6.	Property, Plant and Equipment

				2002	2001

			Accumulated	Net Book	Net Book
		Cost	Amortization	Value	Value

	Equipment	$32,064	$8,639	$23,425	$24,025
	Injection moulds, dies and tooling	70,538	6,397	64,141	54,374
	Leasehold improvements	2,879	940	1,939	2,219
	Office furniture and fixtures	3,262	653	2,609	2,515

		$108,743	$16,629	$92,114	$83,133

7.	Intangible Asset

			2002	2001

		Accumulated	Net Book	Net Book
	Cost	Amortization	Value	Value

Manufacturing license	$4,308	$1,456	$2,852	$4,308

	$4,308	$1,456	$2,852	$4,308

The Company has recorded amortization of intangible assets in the amount of $1,456 for the year ended March 31, 2002. Estimated amortization of intangible assets over the next five years is estimated as follows:

2003	$2,263
2004	589
2005	-
2006	-
2007	-
2008	-

$2,852

8.
Due to Related Parties

Amounts due to related parties are due to shareholders and directors of the Company.

A total of $82,214 (March 31, 2001 - $304,053) bears interest at 10% per annum compounded annually, is unsecured and has no fixed terms of repayment. During the year ended March 31, 2002, the Company paid or accrued interest of $28,673 (2001 - $13,492) on this amount.

A total of $125,835 (March 31, 2001 - $NIL) is non-interest bearing, unsecured and has no fixed terms of repayment. This amount will be paid when the Company has the necessary financial resources as determined by the Board of Directors.

9.	Capital Stock The authorized capital stock of the Company consists of 25,000,000 common shares with a par-value of $0.001.

10.
Research and Development Costs

The Company incurred research and development costs in the amount of $6,784 during the year ended March 31, 2002 (March 31, 2001 - $NIL). This amount has been recognized as an expense during the period incurred.

11.
Related Party Transactions

During the year ended March 31, 2002 the Company paid or accrued $52,625 (March 31, 2001 - $77,411) to directors and officers of the Company for management services.

During the year ended March 31, 2002 the Company paid or accrued $41,201 (March 31, 2001 - $NIL) to directors and officers of the Company for consulting services.

The Company entered into a sub-lease agreement for warehouse space from a shareholder of the Company, commencing July 1, 2000 and expiring June 30, 2002. The Company bears a pro-rata share of rent, utilities and property tax which aggregated $11,480 (2001 - $NIL) which represents management’s estimate of the fair market value of the rental and occupancy costs of the property. Included in accounts payable at March 31, 2002 is an amount of $1,985 (2001 - $3,829) due to the shareholder related to this-lease agreement. This amount is unsecured and non-interest bearing. Commencing April 1, 2001, this amount bears interest at 10% per annum.

The Company has a sub-lease agreement for office space with a company, related by way of shareholder in common, expiring June 30, 2002. The pro-rata share of rent, utilities and property tax aggregated $23,966 (2001 - $NIL) representing management’s estimate of the fair market value of the rental and occupancy costs of the property. Included in accounts payable at March 31, 2002 is an amount of $48,757 (2001 - $58,255) payable to the related company related to this sub-lease agreement. This amount is unsecured and has no fixed terms of repayment. Commencing April 1, 2001, This amount bears interest at 10% per annum. During the three month period ended March 30, 2002, interest expense in the amount of $5,517 (2001 - $NIL) was recorded related to this obligation.

During the year ended March 31, 2001, Surge acquired 100% of the issued and outstanding common shares of 2001 Corp. from a party related to the Company by way of shareholders in common (Note 4).

12.	Commitments

The Company is committed to the following minimum annual base rent payments for the sublease of its office and warehouse and operating leases for office equipment.

2003	$53,610
2004	62,968
2005	65,503
2006	69,058
2007	67,815
2008	17,339

$336,293

The above includes the basic rent payments for a new lease agreement for office, production and warehouse premises entered into by the Company, commencing July 1, 2002 and ending June 30, 2007.

The Company has entered into four separate employment contracts with various senior employees each providing for an annual salary of $37,528 for two-year terms ending March 31, 2004. The contracts may be renewed at the employee’s option.

13.	Income Taxes

The Company’s deferred tax assets consist of the following as of March 31, 2002:

Tax effect of loss carry forwards	$375,000
Tax effect of property, plant and equipment and intangible assets	(56,000)
Valuation allowance	(319,000)

Net deferred tax asset	$-

A full valuation allowance has been provided against all the Company’s deferred tax assets, as it cannot determine if it is not more likely than not that the assets will be realized.

The Company’s effective tax rate of zero in 2002 differs from the federal tax rate of 34% because of the following:

Federal statutory rate	(34%)
Effect of state taxes	(0%)
Increase in valuation allowance	34%

Effective tax rate	0%

14.	Supplemental Disclosures with respect to Cash Flows

		Cumulative
		amounts from
		inception to
		March 31,
		2002		2002		2001

Cash paid during the year for interest		$49,072		$34,138		14,934

Cash paid during the year for income taxes	$	Nil	$	Nil	$	Nil

On September 3, 2002 Boundless issued 12,000,000 common shares to 100% of the former shareholders of Surge in exchange for 100% of the issued and outstanding capital stock of Surge which totalled 4,907,728 common shares. The shares issued constitute 80% of the common stock of the Company after completion of the transaction and are valued at $12,000, the par-value of the common shares issued by Boundless on the date of closing (Note 3).

During the year ended March 31, 2001, Surge acquired 100% of the issued and outstanding shares of 2001 Corp. by issuing shares valued at $79 (Note 4).

15.
Economic Dependence

As at March 31, 2002, one customer accounted for 49% (2001 – 50%) of the Company’s accounts receivable balance. Sales to one customer accounted for 71% of the Company’s total sales for the year ended March 31, 2002 (2001 – 77%).

16.	Segmented Information The Company operates in the United States and Canada within the telecommunications sector.

17.
Subsequent Events

Subsequent to March 31, 2002 the Company issued 6,904,917 common shares for cash proceeds of $298,513. Subsequent to March 31, 2002 the Company issued 654,000 common shares, valued at $81,000, as payment of finders fees.

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

SURGE TECHNOLOGIES CORP.

3,653,426 SHARES OF
COMMON STOCK TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until _______________ (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ___________________, 2003

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As authorized by Section 78.751 of the Nevada General Corporation Law, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at the request of the corporation as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Our Articles of Incorporation provide that we will indemnify our directors to the full extent permitted by applicable corporate law now or hereafter in force. However, such indemnity shall not apply if the director did not (a) act in good faith and in a manner the director reasonably believed to be in or not opposed to our best interests, and (b) with respect to any criminal action or proceeding, have reasonable cause to believe the director's conduct was unlawful. We will advance expenses for such persons pursuant to the terms set forth in the By-laws, or in a separate Board resolution or contract.

Our By-laws provide that our officers and directors shall be indemnified and held harmless against all losses, claims, damages, liabilities, expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was a director or officer, or he or she was serving at our request as a director, officer, partner, trustee, employee or agent.

Such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation and shall endure to the benefit of the indemnitee's heirs, executors and administrators.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses for the issuance and distribution of the shares registered by this prospectus are set forth in the following table, exclusive of selling agent commissions and expenses:

Item	Amount (US$)
SEC Registration Fee	594
EDGAR Filing Expenses	2,500
Transfer Agent Fees	1,500
Legal Fees	20,000
Accounting Fees	5,000
Printing Costs	2,000
Miscellaneous	3,000
Total	34,594

RECENT SALE OF UNREGISTERED SECURITIES

Within the past three years we have issued and sold the following securities without registration.

On February 29, 2000 we issued 1,500,000 shares of our common stock to our founder Jaak Olesk, and then Chairman of the Board of Directors and President at $0.001 per share for aggregate proceeds of $1,500. The shares were issued pursuant to the exemption from registration under section 4(2) of the Securities Act of 1933 as the sale did not involve any public offering. The shares were restricted pursuant to Rule 144 promulgated under the U.S. Securities Act of 1933.

On February 29, 2000 we issued a total of 750,000 shares of our common stock for services performed. Jaak Olesk, then Chairman of the Board of Directors and President received 500,000 shares of common stock for consulting, accounting, legal and advisory services. Morena Rodriguez, then Director, Secretary and Treasurer, received 150,000 shares of common stock for administrative and secretarial services. Lilian Cruz also received 100,000 shares of common stock for administrative and secretarial services. The shares were issued pursuant to the exemption from registration under section 4(2) of the Securities Act of 1933 as the sale did not involve any public offering. The shares were restricted pursuant to Rule 144 promulgated under the Securities Act of 1933.

On November 25, 2000 we issued 750,000 shares of our common stock to Jaak Olesk for services rendered in advising the company on corporate and regulatory matters. The shares were issued pursuant to the exemption from registration under section 4(2) of the Securities Act of 1933 as the sale did not involve any public offering. The shares were restricted pursuant to Rule 144 promulgated under the Securities Act of 1933.

On September 3, 2002 we issued 12,000,000 common shares to thirty-five shareholders of Surge Technologies Inc. pursuant to a plan of share exchange dated September 3, 2002, as amended November 7, 2002, whereby we acquired all of the issued and outstanding share capital of Surge Technologies Inc. The shares were issued pursuant to the exemption from registration under Regulation S and sections 3(b) and 4(2) under the Securities Act of 1933, due to the foreign residency of the purchasers. As such the shares are restricted in accordance with Rule 144 under the Securities Act of 1933. The following table sets out the names and share amounts of the shareholders.

Name & Address	Number of Shares

Gord McPhedran	2,059,754
Frank Remai	210,525
Laurence Ray	20,000
Larry O'Keefe	10,500
Jack Barbier	2,057,829
Gary Kuramoto	115,000
Jagjeet Manhas	20,000
Michael Feduk	10,000
Dale Olmstead	2,061,273
Kevin Zwack	276,171
Harj Manhas	1,574,862
James McPhedran	278,179
United Interface Devices Ltd.	12,000
Ben Hubert	25,000
Maria Jorge	3,587
Donna Byman	275,310
Julius Farkus	25,000
Roy Nachtigall	1,435

Shane Wright	1,435
Secura Investments Inc.	2,906,301
Joe Jorge	9,787
Derrek Enger	4,304
Marilyn Olmstead	5,739
Nelia De Castro	1,435
Shannon Nell	2,582
Maria Pavao	1,435
Jose Raposo	2,869
Johan Nell	1,722
Sarah Nachtigall	4,590
Carlos Miguens	1,435
Henry Nachtigall	2,582
Sandy Jorge	1,578
Doug Nachtigall	1,435
Julius Farkus	7,173
William Thomson	7,173

On September 3, 2002 we issued 550,000 shares to two individuals as a finder’s fee in connection with the acquisition of Surge Technologies Inc. The shares were issued pursuant to the exemption from registration under Regulation S and sections 3(b) and 4(2) under the '33 Act, due to the foreign residency of the purchasers. As such the shares are restricted in accordance with Rule 144 under the Securities Act of 1933.

On January 10, 2003, we issued 907,352 common shares to 20 accredited investors under Rule 506 of Regulation D and Regulation S, at a price of $0.25 per share for proceeds to the Company of $226,838. The price per share was determined by management based on the stage of development of the company. The shares were issued pursuant to the exemption from registration under Regulation S and sections 3(b) and 4(2) under the '33 Act, due to the foreign residency of the purchasers. As such the shares are restricted in accordance with Rule 144 under the '33 Act. The following table lists the names of the investors and the shares purchased.

Name of Investor	Number of Shares

SNJ Capital Ltd.	88,000
Manu Naran	100,152
Bryce Stephens	20,000
Hari Varshney	228,000
Randall Walrond	20,000
Charles Barstow	25,100
Myron MCCullough	25,100
Anthony Polegato	20,000
Naddine Bahadoorsingh	36,000
Jitendra Singh	40,000
FIC Investment Ltd	80,000
Pharm Dhinjal	20,000
Harinder Jassal	20,000
Larry Payne	125,000
Richard Lau	60,000

On January 10, 2003, we issued 104,000 common shares at a deemed price of $0.25 per share to SNJ Capital Ltd., in lieu of cash payment, as a finders fee in connection with the sale of the shares to some of the investors listed above. The shares were issued pursuant to the exemption from registration under Regulation S and sections 3(b) and 4(2) under the '33 Act, due to the foreign residency of the purchaser. As such the shares are restricted in accordance with Rule 144 under the '33 Act.

EXHIBITS

The following Exhibits are attached to this registration statement.

3.1	Articles of Incorporation
3.2	Certificate of Amendment of Articles of Incorporation
3.3	Bylaws
5.1	Opinion of Morton & Company
10.1	Merger Agreement with Surge Technologies Inc. dated September 3, 2002
10.2	Amendment dated November 7, 2002 to the Merger Agreement with Surge Technologies Inc.
10.3	Employment Agreement with Gordon McPhedran
10.4	Employment Agreement with Dale Olmstead
10.5	Employment Agreement with Jack Barbier
10.6	Employment Agreement with Harj Manhas
21.1	Subsidiaries of the registrant
21.2	Consent of Independent Accountant
23.1	Consent of counsel (see Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

UNDERTAKINGS

The undersigned registrant hereby undertakes as follows:

1.	To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement to:

	(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

	(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

	(iii)	Include any material information with respect to the plan of distribution not previously disclosed in the registration statement.

2.
For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment that contains a prospectus as a new registration statement of the securities offered, and the offering of the securities at that time as the initial bona fide offering of those securities.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above in Item 24, orotherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that we have reasonable grounds to believe that we meet all of the requirements for filing on Form SB-2 and have authorized this registration statement to be signed on our behalf by the undersigned, in the city of Calgary, Province of Alberta, on the 23rd day of January, 2003.

SURGE TECHNOLOGIES CORP.
(Registrant)

By: /s/ Gordon McPhedran
     Gordon McPhedran
     President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gordon McPhedran, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form SB-2 of Viscount Systems, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Gordon McPhedran	President, and	January 23, 2003
Chief Executive Officer

/s/ Jack Barbier	Vice President Engineering	January 23, 2003
and Secretary

/s/ Thom Eggertson	Principal Accounting Officer	January 23, 2003

Exhibit 3.1

ARTICLES OF INCORPORATION

OF

BOUNDLESS VISION INCORPORATED

           FIRST.    The name of the corporation is:

                   Boundless Vision Incorporated

           SECOND. Its registered office in the State of Nevada is located at 2533 North Carson Street, Carson City, Nevada 89706 that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

           THIRD. The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

(A)      Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

(B)       May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

(C)       Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs its affairs wound up according to law.

(D)       Shall have power to sue and be sued in any court of law or equity.

(E)        Shall have power to make contracts.

(F)        Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

(G)       Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

(H)       Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

(I)        Shall have power to wind up and dissolve itself, or be wound up or dissolved.

(J)        Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

(K)        Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

(L)        Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

(M)        Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.

(N)        Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

(O)        Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

(P)        Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

(Q)        Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

           FOURTH. That the total number of common stock authorized that may be issued by the Corporation is twenty five million (25,000,000) shares of stock with a par value of one tenth of one cent ($0.001) and no other class of stock shall be authorized. The corporation from time to time for such considerations as may be fixed by the Board of Directors may issue said shares.

           FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

The name and post office address of the first board of Directors shall be one (1) in number and listed as follows:

NAME	POST OFFICE ADDRESS

Brent Buscay	2533 North Carson Street
Carson City, Nevada 89706

           SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

           SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

NAME	POST OFFICE ADDRESS

Brent Buscay	2533 North Carson Street
Carson City, Nevada 89706

           EIGHTH. The agent for this corporation shall be:

                      LAUGHLIN ASSOCIATES, INC.

The address of said agent, and, the registered or statutory address of this corporation in the state of Nevada, shall be:

                                 2533 North Carson Street
                                 Carson City, Nevada 89706

           NINTH. The corporation is to have perpetual existence.

           TENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

Subject to the By-Law, if any, adopted by the Stockholders, to make, alter or amend the By-laws of the Corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of directors.

When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of Directors deems expedient and for the best interests of the Corporation.

           ELEVENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

           TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

           THIRTEENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this January 31, 2000.

                                 /s/ Brent Buscay
                                     Brent Buscay

I, Laughlin Associates, Inc. hereby accept as Resident Agent for the previously named Corporation.

January 31, 2000	/s/ Brent Buscay
Date	Vice President

Exhibit 3.2

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION

OF

BOUNDLESS VISION INCORPORATED

Pursuant to authority granted by Nevada Revised Statutes paragraph 78.390, the undersigned Secretary and President and Chief Executive Officer of BOUNDLESS VISION INCORPORATED (the "Corporation"), for the purpose of amending and restating the Corporation's Articles Of Incorporation, hereby makes, files and records this Certificate of Amendment and certifies:

That the Board of Directors of the Company adopted by a consent in lieu of meeting of directors, executed on September 24th, 2002, a resolution approving and recommending amendment of the Corporation's Articles of Incorporation as follows:

ARTICLE I

The name of the corporation is "Surge Technologies Corp."; and

That the amendment set forth above was approved by consent in lieu of meeting of shareholders executed on September 30th, 2002, by shareholders holding or controlling by proxy 10,660,017 shares of stock, which constitutes 65.2% of the Corporation's issued and outstanding shares.

                                 /s/ Gordon McPhedran
                                Gordon McPhedran, President & CEO

                                  /s/ Bijay Singh
                                Bijay Singh, Secretary

Province of Alberta	)
In the City of Calgary	) ss.
)

On October 15, 2002, personally appeared before me, a Notary Public,
Gordon McPhedran who acknowledged that they executed the above instrument.

                                  /s/ Brian O. Phillips
                                Signature of Notary

Exhibit 3.3

BYLAWS
OF
BOUNDLESS VISION INCORPORATED

Table of Contents

SECTION 1 - OFFICES		1

SECTION 2 - SHAREHOLDERS		1
2.1	Annual Meeting	1
2.2	Special Meetings	1
2.3	Meetings by Communications Equipment	1
2.4	Date, Time and Place of Meetings	1
2.5	Notice of Meeting	1
2.6	Waiver of Notice	2
2.7	Fixing of Record Date for Determining Shareholders	2
2.8	Voting Record	3
2.9	Quorum	3
2.10	Manner of Acting	3
2.11	Proxies	3
2.12	Voting Shares	4
2.13	Voting for Directors	4
2.14	Action by Shareholders Without a Meeting	4

SECTION 3 - BOARD OF DIRECTORS		5
3.1	General Powers	5
3.2	Number, Classification and Tenure	5
3.3	Annual and Regular Meetings	5
3.4	Special Meetings	5
3.5	Meetings by Communications Equipment	6
3.6	Notice of Special Meetings	6
	3.6.1 Personal Delivery	6
	3.6.2 Delivery by Mail	6
	3.6.3 Delivery by Private Carrier	6
	3.6.4 Facsimile Notice	6
	3.6.5 Delivery by Telegraph	6
	3.6.6 Oral Notice	7
3.7	Waiver of Notice	7
	3.7.1 In Writing	7
	3.7.2 By Attendance	7
3.8	Quorum	7
3.9	Manner of Acting	7
3.10	Presumption of Assent	8
3.11	Action by Board or Committees Without a Meeting	8
3.12	Resignation	8
3.13	Removal	8
3.14	Vacancies	9
3.15	Executive and Other Committees	9
	3.15.1 Creation of Committees	9
	3.15.2 Authority of Committees	9

	3.15.3 Minutes of Meetings	9
	3.15.4 Removal	9
3.16	Compensation	10

SECTION 4 - OFFICERS		10
4.1	Appointment and Term	10
4.2	Resignation	10
4.3	Removal	10
4.4	Contract Rights of Officers	10
4.5	Chairman of the Board	10
4.6	Chief Executive Officer	11
4.7	President	11
4.8	Vice President	11
4.9	Secretary	11
4.10	Treasurer	11
4.11	Salaries	12

SECTION 5 - CONTRACTS, LOANS, CHECKS AND DEPOSITS		12
5.1	Contracts	12
5.2	Loans to the Corporation	12
5.3	Checks, Drafts, Etc	12
5.4	Deposits	12

SECTION 6 - CERTIFICATES FOR SHARES AND THEIR TRANSFER		12
6.1	Issuance of Shares	12
6.2	Certificates for Shares	13
6.3	Stock Records	13
6.4	Restriction on Transfer	13
6.5	Transfer of Shares	14
6.6	Lost or Destroyed Certificates	14

SECTION 7 - BOOKS AND RECORDS		14

SECTION 8 - ACCOUNTING YEAR		15

SECTION 9 - SEAL		15

SECTION 10 - INDEMNIFICATION		15
10.1	Right to Indemnification	15
10.2	Restrictions on Indemnification	16
10.3	Advancement of Expenses	16
10.4	Right of Indemnitee to Bring Suit	16
10.5	Nonexclusivity of Rights	16
10.6	Insurance, Contracts and Funding	17
10.7	Identification of Employees and Agents of the Corporation	17
10.8	Persons Serving Other Entities	17

SECTION 11 - LIMITATION OF LIABILITY		17

SECTION 12 - AMENDMENTS		18

                      SECTION 1. OFFICES

The principal office of the corporation shall be located at the principal place of business or such other place as the Board of Directors ("Board") may designate. The corporation may have such other offices as the Board may designate or as the business of the corporation may require.

                      SECTION 2. SHAREHOLDERS

2.1 Annual Meeting

The annual meeting of the stockholders to elect Directors and transact such other business as may properly come before the meeting shall be held on a date not more than 180 days after the end of the corporation's fiscal year, such date and time to be determined by the Board.

2.2 Special Meetings

Special meetings of the stockholders of the corporation for any purpose may be called at any time by the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office, but such special meetings may not be called by any other person or persons.

2.3 Meetings by Communications Equipment

Stockholders may participate in any meeting of the stockholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

2.4 Date, Time and Place of Meeting

Except as otherwise provided in these Bylaws, all meetings of stockholders, including those held pursuant to demand by stockholders, shall be held on such date and at such time and place designated by or at the direction of the Board.

2.5 Notice of Meeting

Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by or at the direction of the Board, the Chairman of the Board, the President or the Secretary to each stockholder entitled to notice of or to vote at the meeting not less than 10 nor more than 60 days before the meeting. If an annual or special stockholders' meeting is adjourned to a different date, time or place, no notice of the new date, time or place is required if they are announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, notice of the adjourned meeting must be given to stockholders entitled to notice of or to vote as of the new record date.

Such notice may be transmitted by mail or personal delivery. Written notice may also be transmitted by an advertisement in a newspaper of general circulation in the area of the corporation's principal office. If such notice is mailed, it shall be deemed effective when deposited in the official government mail, first-class postage prepaid, properly addressed to the stockholder at such stockholder's address as it appears in the corporation's current record of stockholders. Any notice given by publication as herein provided shall be deemed effective five days after first publication.

2.6 Waiver of Notice

Whenever any notice is required to be given by an stockholder under the provisions of these Bylaws, the Articles of Incorporation or the Nevada Private Corporations Law, a waiver of notice in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting or before or after the action to be taken by consent is effective, shall be deemed equivalent to the giving of such notice. Further, notice of the time, place and purpose of any meeting will be deemed to be waived by any stockholder by attendance in person or by proxy, unless such stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

2.7 Fixing of Record Date for Determining Stockholders

For the purpose of determining stockholders entitled (a) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (b) to receive payment of any dividend, or (c) in order to make a determination of stockholders for any other purpose, the Board may fix a future date as the record date for any such determination. Such record date shall be not more than 60 days, and, in case of a meeting of stockholders, not less than 10 days, prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to stockholders. Such a determination shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is set for the determination of stockholders entitled to receive payment of any stock, dividend or distribution (other than one involving a purchase, redemption or other acquisition of the corporation's shares), the record date shall be the date the Board authorizes the stock dividend or distribution.

2.8 Voting Record

At least 10 days before each meeting of stockholders, an alphabetical list of the stockholders entitled to notice of such meeting shall be made, arranged by voting group and by each class or series of shares, with the address of and number of shares held by each stockholder. This record shall be kept at the principal office of the corporation for 10 days prior to such meeting, and shall be kept open at such meeting, for the inspection of any stockholder or any stockholder's agent or attorney.

2.9 Quorum

Except with respect to any greater requirement contained in the Articles of Incorporation or the Nevada Private Corporations Law, one-third of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the Nevada Private Corporations Law, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of stockholders. If less than the required number of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, provided a quorum is present or represented at such meeting. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.10 Manner of Acting

If a quorum is present, action on a matter other than the election of Directors shall be approved if the votes cast in favor of the action by the shares entitled to vote and be counted collectively upon such matter exceed the votes cast against such action by the shares entitled to vote and be counted collectively thereon, unless the Articles of

Incorporation or the Nevada Private Corporations Law requires a greater number of affirmative votes. Whenever the Nevada Private Corporations Law permits a corporation's bylaws to specify that a lesser number of shares than would otherwise be required shall suffice to approve an action by stockholders, these Bylaws hereby specify that the number of shares required to approve such an action shall be such lesser number.

2.11 Proxies

As stockholder may vote by proxy executed in writing by the stockholder or by his or her attorney-in-fact or agent. Such proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes. A proxy shall become invalid 11 months after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle its holder to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment.

2.12 Voting Shares

Except as provided in the Articles of Incorporation, each outstanding share entitled to vote with respect to a matter submitted to a meeting of stockholders shall be entitled to one vote upon such matter.

2.13 Voting for Directors

Each stockholder entitled to vote in an election of Directors may vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are Directors to be elected and for whose election such stockholder has a right to vote. Stockholders shall not have the right to cumulate their votes. Unless otherwise provided in the Articles of Incorporation, the candidates elected shall be those receiving the largest number of votes cast, up to the number of Directors to be elected.

2.14 Action by Stockholders Without a Meeting

Any action that may be or is required to be taken at a meeting of the stockholders may be taken without a meeting if one or more written consents describing the action taken shall be signed by stockholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. The Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If not otherwise fixed by the Board, the record date for determining stockholders entitled to take action without a meeting is the date the first stockholder consent is delivered to the corporation. A stockholder may withdraw consent only by delivering a written notice of withdrawal to the corporation prior to the time that consents sufficient to authorize taking the action have been delivered to the corporation. Every written consent shall bear the date of signature of each stockholder who signs the consent. A written consent is not effective to take the action referred to in the consent unless, within 60 days of the earliest dated consent delivered to the corporation, written consents signed by a sufficient number of stockholders to take action are delivered to the corporation. Unless the consent specifies a later effective date, actions taken by written consent of the stockholders are effective when (a) consents sufficient to authorize taking the action are in possession of the corporation and (b) the period of advance notice required by the Articles of Incorporation to be given to any nonconsenting or nonvoting stockholders has been satisfied. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.

                      SECTION 3. BOARD OF DIRECTORS

3.1 General Powers

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the Nevada Private Corporations Law.

3.2 Number, Classification and Tenure

The Board of Directors shall be composed of not less than one nor more than six Directors. The specific number of Directors shall be set by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The number of Directors of this corporation may be increased or decreased from time to time in the manner provided by the Articles of Incorporation, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. The Directors shall be divided into three classes, with each class to be as nearly equal in number as possible, as specified by resolution of the Board or, if the Directors in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all the Directors in office. The term of office of Directors of the first class shall expire at the first annual meeting of stockholders after their election. The term of office of Directors of the second class shall expire at the second annual meeting after their election. The term of office of Directors of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, a number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. Absent his or her death, resignation or removal, a Director shall continue to serve despite the expiration of the Director's term until his or her successor shall have been elected and qualified or until there is a decrease in the number of Directors. Directors need not be stockholders of the corporation or residents of the state of Nevada, and need not meet any other qualifications.

3.3 Annual and Regular Meetings

An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of stockholders. By resolution the Board, or any committee designated by the Board, may specify the time and place for holding regular meetings without notice other than such resolution.

3.4 Special Meetings

Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairman of the Board, the President, the Secretary or, in the case of special Board meetings, any one-third or more of the Directors in office and, in the case of any special meeting of any committee designated by the Board, by its Chairman. The person or persons authorized to call special meetings may fix any place for holding any special Board or committee meeting called by them.

3.5 Meetings by Communications Equipment

Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by, or conduct the meeting through the use of, any means of communication by which all Directors participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

3.6 Notice of Special Meetings

Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally. Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of such meeting.

       3.6.1 Personal Delivery

If notice is given by personal delivery, the notice shall be delivered to a Director at least two days before the meeting.

     3.6.2 Delivery by Mail

If notice is delivered by mail, the notice shall be deposited in the official government mail at least five days before the meeting, properly addressed to a Director at his or her address shown on the records of the corporation, with postage thereon prepaid.

     3.6.3 Delivery by Private Carrier

If notice is given by private carrier, the notice shall be dispatched to a Director at his or her address shown on the records of the corporation at least three days before the meeting.

     3.6.4 Facsimile Notice

If a notice is delivered by wire or wireless equipment that transmits a facsimile of the notice, the notice shall be dispatched at least two days before the meeting to a Director at his or her telephone number or other number appearing on the records of the corporation.

      3.6.5 Delivery by Telegraph

If notice is delivered by telegraph, the notice shall be delivered to the telegraph company for delivery to a Director at his or her address shown on the records of the corporation at least three days before the meeting.

     3.6.6 Oral Notice

If notice is delivered by orally, by telephone or in person, the notice shall be personally given to the Director at least two days before the meeting.

3.7 Waiver of Notice

     3.7.1 In Writing

Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Articles of Incorporation or the Nevada Private Corporations Law, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of such meeting.

     3.7.2 By Attendance

A Director's attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of such meeting, unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at such meeting and does not thereafter vote for or assent to action taken at the meeting.

3.8 Quorum

A majority of the number of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting but, if less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the committee meeting from time to time without further notice.

3.9 Manner of Acting

If a quorum is present when the vote is taken, the act of the majority of the Directors present at a Board or committee meeting shall be the act of the Board or such committee, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Nevada Private Corporations Law.

3.10 Presumption of Assent

A Director of the corporation who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting, or promptly upon the Director's arrival, to holding the meeting or transacting any business at such meeting, (b) the Director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the Director delivers written notice of the Director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

3.11 Action by Board or Committees Without a Meeting

Any action that could be taken at a meeting of the Board or of any committee created by the Board may be taken without a meeting if one or more written consents setting forth the action so taken are signed by each of the Directors or by each committee member either before or after the action is taken and delivered to the corporation. Action taken by written consent of Directors without a meeting is effective when the last Director signs the consent, unless the consent specifies a later effective date. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.12 Resignation

Any Director may resign from the Board or any committee of the Board at any time by delivering either oral tender of resignation at any meeting of the Board or any committee, or written notice to the Chairman of the Board, the President, the Secretary or the Board. Any such resignation is effective upon delivery thereof unless the notice of resignation specifies a later effective date and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.13 Removal

At a meeting of stockholders called expressly for that purpose, one or more members of the Board, including the entire Board, may be removed with or without cause (unless the Articles of Incorporation permits removal for cause only) by the holders of the shares entitled to elect the Director or Directors whose removal is sought if the number of votes cast to remove the Director exceeds the number of votes cast not to remove the Director.

3.14 Vacancies

If a vacancy occurs on the Board, including a vacancy resulting from an increase in the number of Directors, the Board may fill the vacancy, or, if the Directors in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors in office. The stockholders may fill a vacancy only if there are no Directors in office. A Director elected to fill a vacancy shall serve only until the next election of Directors by the stockholders.

3.15 Executive and Other Committees

     3.15.1 Creation of Committees

The Board, by resolution adopted by the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws, may create standing or temporary committees, including an Executive Committee, and appoint members from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, the Articles of Incorporation, these Bylaws and applicable law. Each committee must have one or more members, and the Board may designate one or more Directors as alternate members who may replace any absent or disqualified member at any committee meeting, with all such members and alternate members to serve at the pleasure of the Board.

     3.15.2 Authority of Committees

Each Committee shall have and may exercise all the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions adopted in like manner, except that no such committee shall have the authority to: (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the Articles of Incorporation or the Nevada Private Corporations Law to be submitted to stockholders for approval or (ii) adopt, amend or repeal any bylaw of the corporation.

     3.15.3 Minutes of Meetings

All committees shall keep regular minutes of their meetings and shall cause them to be recorded n books kept for that purpose.

     3.15.4 Removal

The Board may remove any member of any committee elected or appointed by it but only by the affirmative vote of the greater of a majority of Directors then in office and the number of Directors required to take action in accordance with these Bylaws.

3.16 Compensation

By Board resolution, Directors and committee members may be paid either expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any

Director or committee member from serving the corporation in any other capacity and receiving compensation therefore.

                      SECTION 4. OFFICERS

4.1 Appointment and Term

The officers of the corporation shall be those officers appointed from time to time by the Board or by any other officer empowered to do so. The Board shall have sole power and authority to appoint executive officers. As used herein, the term "executive officer" shall mean the President, the chief financial officer and any other officer designated by the Board as an executive officer. The Board or the President may appoint such other officers to hold office for such period, have such authority and perform such duties as may be prescribed. The Board may delegate to any other officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

4.2 Resignation

Any officer may resign at any time by delivering written notice to the corporation. Any such resignation is effective upon delivery, unless the notice of resignation specifies a later effective date, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

4.3 Removal

Any officer may be removed by the Board at any time, with or without cause. An officer or assistant officer, if appointed by another officer, may be removed at any time, with or without cause, by any officer authorized to appoint such officer or assistant officer.

4.4 Contract Rights of Officers

The appointment of an officer does not itself create contract rights.

4.5 Chairman of the Board

If appointed, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time, and shall preside over meetings of the Board and stockholders unless another officer is appointed or designated by the Board or Chairman of such meetings.

4.6 Chief Executive Officer

The Chief Executive Officer shall preside over meetings of the Board and stockholders in the absence of a Chairman of the Board, and, subject to the Board's control, shall supervise and control all the assets, business and affairs of the corporation. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as are prescribed by the Board from time to time.

4.7 President

The President shall act under the direction of the Chief Executive Officer and shall perform such other duties incident to the office of President as from time to time may be assigned to the President by the Chief Executive Officer or by or at the direction of the Board. If no Secretary has been appointed, the President shall have responsibility for the preparation of minutes of meetings of the Board and stockholders and for authentication of the records of the corporation.

4.8 Vice President

In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by or at the direction of the Board.

4.9 Secretary

If appointed, the Secretary shall be responsible for preparation of minutes of the meetings of the Board and stockholders, maintenance of the corporation records and stock registers, and authentication of the corporation's records, and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.10 Treasurer

If appointed, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws, and in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

4.11 Salaries

The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

                      SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1 Contracts

The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

5.2 Loans to the Corporation

No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

5.3 Checks, Drafts, Etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

5.4 Deposits

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may authorize.

                      SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1 Issuance of Shares

No shares of the corporation shall be issued unless authorized by the Board, or by a committee designated by the Board to the extent such committee is empowered to do so.

6.2 Certificates for Shares

Certificates representing shares of the corporation shall be signed, either manually or in facsimile, by the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary and shall include on their face written notice of any restrictions that may be imposed on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified.

6.3 Stock Records

The stock transfer books shall be kept at the principal office at the corporation or at the office of the corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.4 Restriction on Transfer

Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

6.5 Transfer of Shares

The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.

6.6 Lost or Destroyed Certificates

In the case of a lost, destroyed or damaged certificate, a new certificate may be issued in its place upon such terms and indemnity to the corporation as the Board may prescribe.

                      SECTION 7. BOOKS AND RECORDS

The corporation shall:

(a)        Keep as permanent records minutes of all meetings of its stockholders and the Board, a record of all actions taken by the stockholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation.

(b)        Maintain appropriate accounting records.

(c)        Maintain a record of its stockholders, in a form that permits preparation of a list of the names and addresses of all stockholders, in alphabetical order by class of shares showing the number and class of shares held by each; provided, however, such record may be maintained by an agent of the corporation.

(d)       Maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

(e)       Keep a copy of the following records at its principal office:

1.	the Articles of Incorporation and all amendments thereto as currently in effect;

2.	these Bylaws and all amendments thereto as currently in effect;

3.	the minutes of all meetings of stockholders and records of all action taken by stockholders without a meeting, for the past three years;

4.	the corporation's financial statements for the past three years;

5.	all written communications to stockholders generally within the past three years;

6.	a list of the names and business addresses of the current Directors and officers; and

7.	the most recent annual report delivered to the Nevada Secretary of State.

                      SECTION 8. ACCOUNTING YEAR

The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected by the Board for purposes of federal income taxes, or any other purpose, the accounting year shall be the year so selected.

                      SECTION 9. SEAL

The Board may provide for a corporate seal that shall consist of the name of the corporation, the state of its incorporation, and the year of its incorporation.

                      SECTION 10. INDEMNIFICATION

10.1 Right to Indemnification

Each person who was, is or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter "proceedings"), by reason of the fact that he or she is or was a Director or officer of the corporation or, that being or having been such a Director or officer of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereafter an "indemnitee"), whether the basis of a proceeding is alleged action in an official capacity or in any other capacity while serving as such a Director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the corporation against all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities and expenses (including attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties, amounts to be paid in settlement and any other expenses) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director or officer of the Company or a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall insure to the benefit of the indemnitee's heirs, executors and administrators. Except as provided in subsection 10.4 of this Section with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section shall be a contract right.

10.2 Restrictions on Indemnification

No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee (a) if the indemnitee did not (i) act in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, have reasonable cause to believe the indemnitee's conduct was unlawful or (b) if the corporation is otherwise prohibited by applicable law from paying such indemnification. Notwithstanding the foregoing, if Section 78.7502 or any successor provision of the Nevada Private Corporations Law is hereafter amended, the restrictions on indemnification set forth in this subsection 10.2 shall be as set forth in such amended statutory provision.

10.3 Advancement of Expenses

The right to indemnification conferred in this Section shall include the right to be paid by the corporation the expenses reasonably incurred in defending any proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). An advancement of expenses shall be made upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified.

10.4 Right of Indemnitee to Bring Suit

If a claim under subsection 10.1 or 10.3 of this Section is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of the undertaking, the indemnitee shall be entitled to be paid also the expense of litigating such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, when the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

10.5 Nonexclusivity of Rights

The right to indemnification and the advancement of expenses conferred in this Section shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board or stockholders, contract or otherwise.

10.6 Insurance, Contracts and Funding

The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the corporation would have the authority or right to indemnify such person against such expense, liability or loss under the Nevada Private Corporations Law or other law. The corporation may enter into contracts with any Director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this section and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

10.7 Indemnification of Employees and Agents of the Corporation

In addition to the rights of indemnification set forth in subsection 10.1, the corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (a) with the same scope and effect as the provisions of this Section with respect to indemnification and the advancement of expenses of Directors and officers of the corporation; (b) pursuant to rights granted or provided by the Nevada Private Corporations Law; or (c) as are otherwise consistent with law.

10.8 Persons Serving Other Entities

Any person who, while a Director or officer of the corporation, is or was serving (a) as a Director, officer, employee or agent of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust, employee benefit plan or other enterprise of which the corporation or a majority owned subsidiary of the corporation is a general partner or has a majority ownership shall conclusively be deemed to be so serving at the request of the corporation and entitled to indemnification and the advancement of expenses under subsections 10.1 and 10.3 of this Section.

                      SECTION 11. LIMITATION OF LIABILITY

To the full extent that the Nevada Private Corporations Law, as they exist on the date hereof or may hereafter be amended, permit the limitation or elimination of the liability of any person who would be considered an indemnitee under subsection 10.1 of Section 10, an indemnitee of the Company shall not be liable to the Company or its stockholders for monetary damages for conduct in the capacity based upon which such person is considered an indemnitee. Any amendments to or repeal of this Section 11 shall not adversely affect any right or protection of any indemnitee of the Company for or with respect to any actsor omissions of such indemnitee occurring prior to such amendment or repeal.

                      SECTION 12. AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board, except that the Board may not repeal or amend any Bylaw that the stockholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board. The stockholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be amended, repealed, altered or modified by the stockholders.

The foregoing Bylaws were adopted by the Board on September 20th, 2002.

/s/ Bijay Singh
Bijay Singh, Secretary

Exhibit 5.1

January 23, 2003

Surge Technologies Corp.
#14, 700 58th Avenue S.W.
Calgary, Alberta
Canada T2H 2E2

Attention:      Gordon McPhedran, President

Dear Sirs:

Re:      Surge Technologies Corp. – Registration Statement on Form SB-2

We have acted as special counsel for Surge Technologies Corp., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up to 3,653,426 shares (the "Shares") of the Company's common stock without par value (the "Common Stock"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. Based upon the foregoing, we are of the opinion that the Shares, when sold pursuant to the terms contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Yours truly,

MORTON & COMPANY

Per:       Edward L. Mayerhofer

Exhibit 10.1

MERGER AGREEMENT

THIS MERGER AGREEMENT is made as of the 3rd day of September, 2002

AMONG:

BOUNDLESS VISION INCORPORATED, a body corporate formed pursuant to the laws of the State of Nevada and having an office for business located at 9300 Wilshire Boulevard, Suite 300 Beverly Hills, California 90212

(“Boundless”)

AND:

SURGE ACQUISITION CORP., a body corporate formed pursuant to the laws of the State of Nevada and a wholly owned subsidiary of Boundless.

(the "Acquirer")

AND:

SURGE TECHNOLOGIES INC., a body corporate formed pursuant to the laws of the Province of Alberta, Canada and having an office for business located at #14, 700-58th Avenue S.E., Calgary, AB, T2H 2E2

("SURGE")

AND:

GORDON MCPHEDRAN, 37 Redwood Meadows Dr., Redwood Meadows, AB, T3T 1A3

(“McPhedran”)

AND:

JACK BARBIER, 50 McKenzie Lake Manor SE, Calgary, AB., T2Z 1Y1

(“Barbier”)

AND:

DALE OLMSTEAD, P.O. Box 509, Carbon, AB., T0M 0L0

(“Olmstead”)

AND:

HARJ MANHAS, 120 Inglewood Cove SE, Calgary, AB., T2G 5K3

(“Manhas”)

AND:

SECURA INVESTMENTS INC. #8 2180 Pegasus Way SE, Calgary, AB., T2E 8M5

(“Secura”)

(“McPhedran, Barbier, Olmstead, Manhas and Secura are hereinafter referred to as the “SURGE Shareholders”)

WHEREAS:

A.      SURGE is an Alberta corporation engaged in the business of designing, manufacturing, and distributing a number of generic and custom application electrical Surge protection devices;

B.      The SURGE Shareholders own 3,625,980 Class A SURGE Shares, being 73.9% of the presently issued and outstanding SURGE Shares;

C.      Other shareholders own 294,003 Class A SURGE Shares, being 6.0% of the issued and outstanding SURGE Shares, 807,745 Class B SURGE Shares, being 16.5 % of the issued and outstanding SURGE Shares and 180,000 Class E SURGE Shares, being 3.6% of the issued and outstanding SURGE Shares, the combined three classes of shares being 100% of the issued and outstanding shares;

C.      Boundless is a reporting company whose common stock is not quoted on any Stock Exchange and which is not engaged in any business.

D.      The respective Boards of Directors of Boundless, SURGE and the Acquirer deem it advisable and in the best interests of Boundless, SURGE and the Acquirer that SURGE merge with and into the Acquirer (the "Merger") pursuant to this Agreement and the Certificate of Merger, and the applicable provisions of the laws of the State of Nevada; and

E.      It is intended that the Merger shall qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Definitions

1.1		In this Agreement the following terms will have the following meanings:

	(a)	“Acquisition Shares” means the Initial Acquisition Shares and Additional Acquisition Shares, if any;

	(b)	“Additional Acquisition Shares” means the 1,813,677 additional Boundless Common Shares issued to the SURGE Class “A”, Class “B” and Class “E” Shareholders as a result of Section 2.4b below.

	(c)	“Agreement” means this agreement and plan of merger among Boundless, the Acquirer, SURGE, and the SURGE Shareholders;

(d)
“Boundless Accounts Payable and Liabilities” means all accounts payable and liabilities of Boundless, on a consolidated basis, due and owing or otherwise constituting a binding obligation of Boundless and its subsidiaries (other than a Boundless Material Contract) as of June 30th, 2002 as set forth is Schedule “B” hereto;

(e)	“Boundless Accounts Receivable” means all accounts receivable and other debts owing to Boundless, on a consolidated basis, as of June 30th, 2002 as set forth in Schedule “C” hereto;

(f)
“Boundless Assets” means the undertaking and all the property and assets of the Boundless Business of every kind and description wheresoever situated including, without limitation, Boundless Equipment, Boundless Inventory, Boundless Material Contracts, Boundless Accounts Receivable, Boundless Cash, Boundless Intangible Assets and Boundless Goodwill, and all credit cards, charge cards and banking cards issued to Boundless;

(g)
“Boundless Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Boundless and its subsidiaries or relating to the Boundless Business as set forth inSchedule “D” hereto;

(h)	“Boundless Business” means all aspects of the business conducted by Boundless and its subsidiaries;

(i)	“Boundless Cash” means all cash on hand or on deposit to the credit of Boundless and its subsidiaries on the Closing Date;

(j)	“Boundless Common Shares” means the shares of common stock in the capital of Boundless;

(k)	“Boundless Debt to Related Parties” means the debts owed by Boundless and its subsidiaries to any affiliate, director or officer of Boundless as described in Schedule “E” hereto;

(l)
“Boundless Financial Statements” means, collectively, the audited consolidated financial statements of Boundless for the fiscal year ended December 31st, 2001, together with the unqualified auditors' report thereon, and the unaudited consolidated financial statements of Boundless for the six month period ended June 30th, 2002, true copies of which are attached as Schedule “A” hereto;

(m)
“Boundless Goodwill” means the goodwill of the Boundless Business including the right to all corporate, operating and trade names associated with the Boundless Business, or any variations of such names as part of or in connection with the Boundless Business, all books and records and other information relating to the Boundless Business, all necessary licenses and authorizations and any other rights used in connection with the Boundless Business;

(n)
“Boundless Intangible Assets" means all of the intangible assets of Boundless and its subsidiaries, including, without limitation, Boundless Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Boundless and its subsidiaries;

(o)	“Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(p)	“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

(q)
“Effective Time” means the date of the filing of an appropriate Certificate of Merger in the form required by the State of Nevada, which certificate shall provide that the Merger shall become effective upon such filing;

(r)	“Initial Acquisition Shares” means the 10,186,323 Boundless Common Shares to be issued to the Class “A” SURGE Shareholders at Closing pursuant to the terms of the Merger and section 2.4b below;

(s)	“Issue Date” means the date on which shares are issued to subscribers of common stock under a share offering made by Boundless;

(t)	“Merger” means the merger, at the Effective Time, of SURGE and the Acquirer pursuant to this Agreement and Plan of Merger;

(u)	“Merger Consideration” means the Acquisition Shares plus the Additional Acquisition shares;

(v)	“Place of Closing” means the offices of Varshney Capital Corp., Suite 1300, 925 West Georgia Street, Vancouver, BC or such other place as Boundless and SURGE may mutually agree upon;

(w)	“State Corporation Law” means the General Corporation Law of the State of Nevada;

(x)	“Surviving Company” means the Acquirer following the merger with SURGE;

(y)
“SURGE Accounts Payable and Liabilities” means all accounts payable and liabilities of SURGE, on a consolidated basis, due and owing or otherwise constituting a binding obligation of SURGE (other than a SURGE Material Contract) as of June 30th, 2002 as set forth in Schedule “K” hereto;

(z)	“SURGE Accounts Receivable” means all accounts receivable and other debts owing to SURGE, on a consolidated basis, as of June 30th, 2002 as set forth in Schedule “L” hereto;

(aa)
“SURGE Assets“ means the undertaking and all the property and assets of the SURGE Business of every kind and description wheresoever situated including, without limitation, SURGE Equipment, SURGE Inventory, SURGE Material Contracts, SURGE Accounts Receivable, SURGE Cash, SURGE Intangible Assets and SURGE Goodwill, and all credit cards, charge cards and banking cards issued to SURGE;

(bb)	“SURGE Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of SURGE or relating to the SURGE Business as set forth in Schedule “M” hereto;

(cc)	“SURGE Business” means all aspects of the business conducted by SURGE, as the case may be, including, without limitation, electrical Surge protection devices;

(dd)	“SURGE Cash” means all cash on hand or on deposit to the credit of SURGE on the Closing Date;

(ee)
“SURGE Debt to Related Parties” means the debts owed by SURGE to the SURGE Shareholders or to any family member thereof, or to any affiliate, director or officer of SURGE or the SURGE Shareholders as described in Schedule “N” hereto;

(ff)	“SURGE Equipment” means all machinery, equipment, furniture, and furnishings used in the SURGE Business, including, without limitation, the items more particularly described in Schedule “O” hereto;

(gg)	“SURGE Financial Statements” means audited financial statements to March 30th, 2002 and interim financial statements to June 30th, 2002, true copies of which are attached as Schedule “J” hereto;

(hh)
“SURGE Goodwill” means the goodwill of the SURGE Business together with the exclusive right of Boundless to represent itself as carrying on the SURGE Business in succession of SURGE subject to the terms hereof, and the right to use any words indicating that the SURGE Business is so carried on including the right to use the name "SURGE”, “SURGETECH” or “SURGE International" or any variation thereof as part of the name of or in connection with the

SURGE Business or any part thereof carried on or to be carried on by SURGE, the right to all corporate, operating and trade names associated with the SURGE Business, or any variations of such names as part of or in connection with the SURGE Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the SURGE Business, all necessary licenses and authorizations and any other rights used in connection with the SURGE Business;

(ii)	“SURGE Insurance Policies ” means the public liability insurance and insurance against loss or damage to SURGE Assets and the SURGE Business as described in Schedule “P” hereto;

(jj)
“SURGE Intangible Assets” means all of the intangible assets of SURGE, including, without limitation, SURGE Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of SURGE;

(kk)	“SURGE Inventory ” means all inventory and supplies of the SURGE Business as of June 30th, 2002 as set forth in Schedule “Q” hereto;

(ll)
“SURGE Material Contracts ” means the burden and benefit of and the right, title and interest of SURGE in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which SURGE are entitled in connection with the SURGE Business whereunder SURGE are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in Schedule “R” hereto;

(mm)	“SURGE Shares ” means all of the issued and outstanding shares of SURGE's equity stock; and

(nn)	“SURGE Conversion ratios” mean the ratios which the three classes of SURGE shares will be converted to Boundless shares as set out in Schedule “S” hereto;

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

All monies stated in this agreement will be in US Dollars unless other wise stated.

Captions and Section Numbers

1.2 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3 Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement. The Schedules to this Agreement are as follows:

Information concerning Boundless

Schedule “A”	Boundless Financial Statements
Schedule “B”	Boundless Accounts Payable and Liabilities
Schedule “C”	Boundless Accounts Receivable

Schedule “D”	Boundless Bank Accounts
Schedule “E”	Boundless Debts to Related Parties
Schedule “F”	Boundless Financing Commitment
Schedule “G”	Boundless Material Contracts

Information concerning SURGE

Schedule “J”	SURGE Financial Statements
Schedule “K”	SURGE Accounts Payable and Liabilities
Schedule “L”	SURGE Accounts Receivable
Schedule “M”	SURGE Bank Accounts (last months bank statements for all accounts)
Schedule “N”	SURGE Debts to Related Parties
Schedule “O”	SURGE Equipment
Schedule “P”	SURGE Insurance Policies
Schedule “Q”	SURGE Inventory
Schedule “R”	SURGE Material Contracts
Schedule “S”	SURGE Share Conversion Ratios
Schedule “T”	SURGE Management Contracts with Non-Compete Clause
Schedule “U”	SURGE Product Patents and Patents Pending
Schedule “V”	SURGE Directors Resolutions for Change of Directors
Schedule “W”	SURGE Shareholders letters for share conversions

Severability of Clauses

1.4 If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE MERGER

The Merger

2.1 At Closing, SURGE shall be merged with and into the Acquirer pursuant to this Agreement and Plan of Merger and the separate corporate existence of SURGE shall cease and the Acquirer, as it exists from and after the Closing, shall be the Surviving Company.

Effect of the Merger

2.2 The Merger shall have the effect provided therefore by the State Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at Closing (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choices in action, and all and every other interest of or belonging to or due to SURGE or the Acquirer, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, the Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Company, as they were of SURGE and the Acquirer, as a group, and (ii) all debts, liabilities, duties and obligations of SURGE and the Acquirer, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Company and the Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of SURGE and the Acquirer, as a group, and neither the rights of creditors nor any liens upon the property of SURGE or the Acquirer, as a group, shall be impaired by the Merger, and may be enforced against the Surviving Company.

Certificate of Incorporation; Bylaws; Directors and Officers

2.3 The Certificate of Incorporation of the Surviving Company from and after the Closing shall be the Certificate of Incorporation of the Acquirer until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the State Corporation Law. The Bylaws of the Surviving Company from and after the Closing shall be the Bylaws of SURGE as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Certificate of Incorporation of the Surviving Company and as provided by the State Corporation Law. The Directors of the Acquirer at the Effective Time shall continue to be the Directors of the Surviving Company until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the State Corporation Law.

Conversion of Securities

2.4 At the Effective Time, by virtue of the Merger and without any action on the part of the Acquirer, SURGE or the SURGE Shareholders, the shares of capital stock of each of SURGE and the Acquirer shall be converted as follows:

(a)
Capital Stock of the Acquirer. Each issued and outstanding share of the Acquirer's capital stock shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid, and non-assessable common stock of the Surviving Company. Each stock certificate of the Acquirer evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Company.

(i) Registration Rights. The converted shares of the Acquirer shall have the right to register its shares under the first Registration Statement filed with the Securities and Exchange Commission.

(b)
Conversion of SURGE Shares. Each SURGE Share that is issued and outstanding at the Effective Time shall automatically be cancelled and extinguished and converted as outlined in Schedule “S”, without any action on the part of the holder thereof, into the right to receive at the time and in the amounts described in this Agreement an amount of Acquisition Shares equal to the number of Acquisition Shares divided by the number of SURGE Shares outstanding immediately prior to Closing. All such SURGE Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefore upon the surrender of such certificate in accordance with this Agreement.

Adherence with Applicable Securities Laws

2.5 The SURGE Shareholders agree that they are acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933 (United States), as amended) directly or indirectly unless:

(a)	the sale is to Boundless;

(b)
the sale is made pursuant to the exemption from registration under the Securities Act of 1933 (United States) provided by Rule 144 thereunder; or the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933 (United States) or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Boundless a written opinion of counsel, reasonably acceptable to Boundless to that effect.

          The SURGE Shareholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT THE SHARES MAY BE TRANSFERRED WITHOUT REGISTRATION PURSUANT TO AN EXEMPTION.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF BOUNDLESS

Representations and Warranties

3.1 Boundless represents and warrants in all material respects to SURGE, with the intent that SURGE will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Boundless - Corporate Status and Capacity

(a)
Incorporation. Boundless is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada;

(b)
Carrying on Business. Boundless carries on business primarily in the States of Nevada only and does not carry on any material business activity in any other jurisdictions. Boundless has offices in Beverly Hills, CA and in no other locations. The nature of the Boundless Business does not require Boundless to register or otherwise be qualified to carry on business in any other jurisdictions;

(c)	Corporate Capacity. Boundless has the corporate power, capacity and authority to own the Boundless Assets and to enter into and complete this Agreement;

(d)
Reporting Status; Listing. Boundless is required to file current reports with the Securities and Exchange Commission pursuant to section 15(d) of the Securities Exchange Act of 1934, the Boundless Common Shares are not quoted on any stock exchange. Upon completion of this agreement Boundless will file all required documentation with the Securities and Exchange Commission and the NASD to have the shares quoted on the OTCBB or the BBX stock exchange.

Acquirer - Corporate Status and Capacity

(e)
Incorporation. The Acquirer is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada;

(f)	Carrying on Business. Other than corporate formation and organization, the Acquirer has not carried on business activities to date.

(g)	Corporate Capacity. The Acquirer has the corporate power, capacity and authority to enter into and complete this Agreement;

Boundless - Capitalization

(h)	Authorized Capital. The authorized capital of Boundless consists of 25,000,000 Boundless Common Shares, $0.001 par value shares of which 3,000,000 Common Shares are presently issued and outstanding;

(i)
No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of Boundless Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of Boundless;

(j)	Capacity. Boundless has the full right, power and authority to enter into this Agreement on the terms and conditions contained herein;

Acquirer Capitalization

(k)	Authorized Capital. The authorized capital of the Acquirer consists of 25,000,000 shares of common stock, $0.001 par value, of which one hundred common shares is presently issued and outstanding;

(l)
No Option . No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of any common or preferred shares in Acquirer or for the purchase, subscription or issuance of any of the unissued shares in the capital of Acquirer;

(m)	Capacity. The Acquirer has the full right, power and authority to enter into this Agreement on the terms and conditions contained herein;

Boundless - Records and Financial Statements

(n)
Charter Documents. The charter documents of Boundless and the Acquirer have not been altered since the incorporation of each, respectively, except as filed in the record books of Boundless or the Acquirer, as the case may be;

(o)
Corporate Minute Books. The corporate minute books of Boundless and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Boundless and its subsidiaries, which required director or shareholder approval, are reflected on the corporate minute books of Boundless and its subsidiaries. Boundless and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

(p)
Boundless Financial Statements. The Boundless Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Boundless, on a consolidated basis, as of the respective dates thereof, and the sales and earnings of the Boundless Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(q)
Boundless Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Boundless or its subsidiaries which are not disclosed in Schedule “B” hereto or reflected in the Boundless Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Boundless Financial Statements, and neither Boundless nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Boundless and its subsidiaries as of June 30th, 2002 are described in Schedule “B” hereto;

(r)	Boundless Accounts Receivable. As no business transaction has been conducted by Boundless there are no Accounts Receivable;

(s)	Boundless Bank Accounts. All of the Boundless Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule “D” hereto;

(t)
No Debt to Related Parties. Except as disclosed in Schedule “E” hereto, neither Boundless nor its subsidiaries are, and on Closing will not be, materially indebted to any affiliate, director or officer of Boundless except accounts payable on account of bona fide business transactions of Boundless incurred in normal course of the Boundless Business, including employment agreements, none of which are more than 30 days in arrears;

(u)	No Related Party Debt to Boundless. No director or officer or affiliate of Boundless is now indebted to or under any financial obligation to Boundless or its subsidiaries on any account whatsoever;

(v)	No Dividends. No dividends or other distributions on any shares in the capital of Boundless have been made, declared or authorized since the date of Boundless Financial Statements;

(w)
No Payments. No payments of any kind have been made or authorized since the date of the Boundless Financial Statements to or on behalf of officers, directors, shareholders or employees of Boundless or its subsidiaries or under any management agreements with Boundless or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(x)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Boundless or its subsidiaries;

(y)	No Adverse Events. Since the date of the Boundless Financial Statements

(i) there has not been any material adverse change in the financial position or condition of
Boundless, its subsidiaries, its liabilities or the Boundless Assets or any damage, loss or other change in circumstances materially affecting Boundless, the Boundless Business or the Boundless Assets or Boundless’ right to carry on the Boundless Business, other than changes in the ordinary course of business,

(ii) there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Boundless, its subsidiaries, the
Boundless Business or the Boundless Assets,

(iii) there has not been any material increase in the compensation payable or to become payable by Boundless to any of Boundless’ officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv) the Boundless Business has been and continues to be carried on in the ordinary course,

(v) Boundless has not waived or surrendered any right of material value,

(vi) Neither Boundless nor its subsidiaries have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii) no capital expenditures in excess of $10,000 individually or $25,000 in total have been authorized or made;

(z)
Current fixed operating expenses. The monthly fixed operating expenses for Boundless for the Four months ending December 31st, 2002, on a consolidated basis excluding such expenses for SURGE, shall not exceed $5,000 per month.

Boundless – Financing

(aa)
Upon closing of this agreement Boundless will advance to SURGE $150,000 by way of a loan and the balance to be advanced once the shares of the Surviving Company are approved for trading on the OTCCBB or the BBX. Financing terms and conditions including advances, loan terms and registration rights as outlined in Schedule “F” hereto;

Boundless - Income Tax Matters

(bb)
Tax Returns. All tax returns and reports of Boundless and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Boundless and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(cc)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Boundless or its subsidiaries. Boundless is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Boundless - Applicable Laws and Legal Matters

(dd)
Licenses. Boundless and its subsidiaries hold all licenses and permits as may be requisite for carrying on the Boundless Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Boundless Business;

(ee)
Applicable Laws. Neither Boundless nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the Boundless Business, and to Boundless’ knowledge, neither Boundless nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Boundless Business;

Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Boundless, its subsidiaries, the Boundless Business, or any of the Boundless Assets nor does Boundless have any knowledge of any deliberate act or omission of Boundless or its subsidiaries that would form any material basis for any such action or proceeding;

(ff)
No Bankruptcy. Neither Boundless nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Boundless or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Boundless or its subsidiaries;

(gg)	Labor Matters. Neither Boundless nor its subsidiaries are party to any collective agreement relating to the Boundless Business with any labor union or other association of employees and no part of the Boundless Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Boundless, has made any attempt in that regard;

(hh)
Finder's Fees. Other than the Finders Fee payable to Mr. Amar Bahadoorsingh or his nominee Neither Boundless nor its subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(ii)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Boundless and the Acquirer;

(jj)	No Violation or Breach. The execution and performance of this Agreement will not

(i)
violate the charter documents of Boundless or the Acquirer or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Boundless or its subsidiaries are party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, the Boundless Material Contracts, or any right or rights enjoyed by Boundless or its subsidiaries,

(iii)
result in any alteration of Boundless’ or its subsidiaries’ obligations under any agreement to which Boundless or its subsidiaries are party including, without limitation, the Boundless Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Boundless Assets,

(v)	result in the imposition of any tax liability to Boundless or its subsidiaries relating to the Boundless Assets, or

(vi)	violate any court order or decree to which either Boundless or its subsidiaries are subject;

The Boundless Assets - Ownership and Condition

(kk)
Business Assets. The Boundless Assets comprise all of the property and assets of the Boundless Business, and no other person, firm or corporation owns any assets used by Boundless or its subsidiaries in operating the Boundless Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules “F” or “I” hereto;

(ll)
Title. Boundless or its subsidiaries are the legal and beneficial owner of the Boundless Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules “F” or “I” hereto;

(mm)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Boundless Assets;

(nn)
Boundless Insurance Policies. Boundless and its subsidiaries maintain the public liability insurance and insurance against loss or damage to the Boundless Assets and the Boundless Business as described in Schedule “G” hereto;

(oo)	Boundless Material Contracts. The Boundless Material Contracts listed in Schedule “I” constitute all of the material contracts of Boundless and its subsidiaries;

(pp)
No Default. There has not been any default in any material obligation of Boundless or any other party to be performed under any of the Boundless Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule “I” hereto), and Boundless is not aware of any default in the obligations of any other party to any of the Boundless Material Contracts;

(qq)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Boundless or its subsidiaries. Neither Boundless nor its subsidiaries are obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Boundless Assets

(rr)	Boundless currently has no assets;

The Boundless Business

(ss)
Maintenance of Business. Since the date of the Boundless Financial Statements, the Boundless Business has been carried on in the ordinary course and Boundless and its subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

(tt)
Subsidiaries. Except for the Acquirer, Boundless does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm; and

Boundless - Acquisition Shares

(uu)
Acquisition Shares. The Acquisition Shares when delivered to the holders of SURGE Shares pursuant to the Merger shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of Boundless, in all cases subject to the provisions and restrictions of all applicable securities laws.

Non-Merger and Survival

3.2          The representations and warranties of Boundless contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by SURGE or the SURGE Shareholders, the representations and warranties of Boundless shall survive the Closing in the manner set forth in Article 4 below.

ARTICLE 4
COVENANTS OF BOUNDLESS

Covenants

4.1          Boundless covenants and agrees with SURGE that it will:

(a)
Conduct of Business. Until the Closing, conduct its business diligently and in the ordinary course consistent with the manner in which it generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business. Until the Closing, use its best efforts to preserve the Boundless Business and the Boundless Assets and, without limitation, preserve for SURGE Boundless’ and its subsidiaries’ relationships with their suppliers, customers and others having business relations with them;

(c)
Access. Until the Closing, give SURGE, the SURGE Shareholders, and their representatives full access to all of the properties, books, contracts, commitments and records of Boundless, and furnish to SURGE, the SURGE Shareholders and their representatives all such information as they may reasonably request;

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the Boundless Assets notwithstanding the change in control of SURGE arising from the Merger; and

Authorization

4.2          Boundless hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Boundless and its subsidiaries to release any and all information in their possession respecting Boundless and its subsidiaries to SURGE. Boundless shall promptly execute and deliver to SURGE any and all consents to the release of information and specific authorizations which SURGE reasonably requires to gain access to any and all such information.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
SURGE AND THE SURGE SHAREHOLDERS

Representations and Warranties

5.1          SURGE and the SURGE Shareholders jointly and severally represent and warrant in all material respects to Boundless, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

SURGE - Corporate Status and Capacity

(a)	Incorporation. SURGE is a corporation duly incorporated and validly subsisting under the laws of the Province of Alberta, and is in good standing;

(b)
Carrying on Business. SURGE carries on business primarily in the Province of Alberta and does not carry on any material business activity in any other jurisdiction. SURGE has offices in Calgary, Alberta and in no other locations. The nature of the SURGE Business does not require SURGE to register or otherwise be qualified to carry on business in any other jurisdiction;

(c)	Corporate Capacity. SURGE has the corporate power, capacity and authority to own SURGE Assets, to carry on the Business of SURGE and to enter into and complete this Agreement;

SURGE - Capitalization

(d)
Authorized Capital. The authorized capital of SURGE consists of an unlimited number of Class “A”, “B”,“C”, “D”, “E”, “F”, “G”, “H” Common Shares and an unlimited number of Class “I” and “J” Preferred Shares;

(e)
Ownership of SURGE Shares. The issued and outstanding share capital of SURGE will on Closing consist of 4,907,728 common shares (being the SURGE Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The SURGE Shareholders will be at Closing the registered and beneficial owners of 10,186,323 SURGE Shares. The SURGE Shares owned by the SURGE Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(f)
No Option. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement or option for the acquisition of SURGE Shares held by the SURGE Shareholders or for the purchase, subscription or issuance of any of the unissued shares in the capital of SURGE other than under an option plan implemented by SURGE for officers, directors and employees of SURGE;

(g)	No Restrictions. There are no restrictions on the transfer, sale or other disposition of SURGE Shares contained in the charter documents of SURGE or under any agreement;

SURGE - Records and Financial Statements

(h)	Charter Documents. The charter documents of SURGE have not been altered since its incorporation date, except as filed in the record books of SURGE;

(i)
Corporate Minute Books. The corporate minute books of SURGE are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by SURGE which required director or shareholder approval are reflected on the corporate minute books of SURGE. SURGE is not in violation or breach of, or in default with respect to, any term of its Certificates of Incorporation (or other charter documents) or by-laws.

(j)
SURGE Financial Statements. The SURGE Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of SURGE, on consolidated basis, as of the respective dates thereof, and the sales and earnings of the SURGE Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(k)
SURGE Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of SURGE which are not disclosed in Schedule “K” hereto or reflected in the SURGE Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the SURGE Financial Statements, and neither SURGE nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of SURGE as of June 30th, 2002 are described in Schedule “K” hereto;

(l)
SURGE Accounts Receivable. All SURGE Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of SURGE, any claim by the obligor for set-off or counterclaim;

(m)	SURGE Bank Accounts. All of the SURGE Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule “M” hereto;

(n)
No Debt to Related Parties. Except as disclosed in Schedule “N” hereto, neither SURGE nor its subsidiaries are, and on Closing will not be, materially indebted to the SURGE Shareholders nor to any family member thereof, nor to any affiliate, director or officer of SURGE or the SURGE

Shareholders except accounts payable on account of bona fide business transactions of SURGE incurred in normal course of SURGE Business, including employment agreements with the SURGE Shareholders, none of which are more than 30 days in arrears;

(o)
No Related Party Debt to SURGE. Neither the SURGE Shareholders nor any director, officer or affiliate of SURGE are now indebted to or under any financial obligation to SURGE on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

(p)	No Dividends. No dividends or other distributions on any shares in the capital of SURGE have been made, declared or authorized since the date of the SURGE Financial Statements;

(q)
No Payments. No payments of any kind have been made or authorized since the date of the SURGE Financial Statements to or on behalf of the SURGE Shareholders or to or on behalf of officers, directors, shareholders or employees of SURGE or under any management agreements with SURGE, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(r)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting SURGE;

(s)	No Adverse Events. Since the date of the SURGE Financial Statements:

(i)
          there has not been any material adverse change in the consolidated financial position or condition of SURGE, its subsidiaries, its liabilities or the SURGE Assets or any damage, loss or other change in circumstances materially affecting SURGE, the SURGE Business or the SURGE Assets or SURGE’s right to carry on the SURGE Business, other than changes in the ordinary course of business,

	(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting SURGE, the SURGE Business or the SURGE Assets,

(iii)
          there has not been any material increase in the compensation payable or to become payable by SURGE to the SURGE Shareholders or to any of SURGE's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

	(iv)	the SURGE Business has been and continues to be carried on in the ordinary course,

	(v)	neither SURGE nor its subsidiaries have waived or surrendered any right of material value,

	(vi)	neither SURGE nor its subsidiaries have has discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

	(vii)	no capital expenditures in excess of $10,000 individually or $25,000 in total have been authorized or made;

SURGE - Income Tax Matters

(t)
Tax Returns. All tax returns and reports of SURGE required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by SURGE or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(u)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by SURGE. SURGE is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

SURGE - Applicable Laws and Legal Matters

(v)
Licenses. SURGE hold all licenses and permits as may be requisite for carrying on the SURGE Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the SURGE Business;

(w)
Applicable Laws. Neither SURGE nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the SURGE Business, and, to SURGE’s knowledge, neither SURGE nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the SURGE Business;

(x)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to SURGE, the SURGE Business, or any of the SURGE Assets, nor does SURGE have any knowledge of any deliberate act or omission of SURGE that would form any material basis for any such action or proceeding;

(y)
No Bankruptcy. Neither SURGE nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against SURGE and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of SURGE;

(z)
Labor Matters. Neither SURGE nor its subsidiaries are party to any collective agreement relating to the SURGE Business with any labor union or other association of employees and no part of the SURGE Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of SURGE, has made any attempt in that regard and neither SURGE nor its subsidiaries have any reason to believe that any current employees will leave SURGE's employ as a result of this Merger.

(aa)
Finder's Fees. Other than the Finder’s Fee of 300,000 common shares payable to Mr. Kenneth Bray of 59 Edenwold Place, Calgary, AB., T3A 3T7 neither SURGE nor its subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(bb)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of SURGE;

(cc) No Violation or Breach. The execution and performance of this Agreement will not

	(i)	violate the charter documents of SURGE or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which SURGE are party,

	(ii)	give any person any right to terminate or cancel any agreement including, without limitation, SURGE Material Contracts, or any right or rights enjoyed by SURGE,

	(iii)	result in any alteration of SURGE's or its subsidiaries’ obligations under any agreement to which either SURGE are party including, without limitation, the SURGE Material Contracts,

	(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in flavor of a third party upon or against the SURGE Assets,

	(v)	result in the imposition of any tax liability to SURGE relating to SURGE Assets, SURGE Shares or shares of its subsidiaries’ equity stock, or

	(vi)	violate any court order or decree to which either SURGE are subject;

SURGE Assets - Ownership and Condition

(dd)
Business Assets. The SURGE Assets comprise all of the property and assets of the SURGE Business, and neither the SURGE Shareholders nor any other person, firm or corporation owns any assets used by SURGE in operating the SURGE Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules “O” or “R” hereto;

(ee)
Title. SURGE are the legal and beneficial owner of the SURGE Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules “O” or “R” hereto;

(ff)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the SURGE Assets;

(gg)	SURGE Insurance Policies. SURGE maintain the public liability insurance and insurance against loss or damage to the SURGE Assets and the SURGE Business as described in Schedule “P” hereto;

(hh)	SURGE Material Contracts. The SURGE Material Contracts listed in Schedule “R” constitute all of the material contracts of SURGE;

(ii)
No Default. There has not been any default in any material obligation of SURGE or any other party to be performed under any of SURGE Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule “R”), and SURGE is not aware of any default in the obligations of any other party to any of the SURGE Material Contracts;

(jj)	No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of SURGE. Neither SURGE nor its subsidiaries is obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

SURGE Assets - SURGE Equipment

(kk) SURGE Equipment. The SURGE Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

SURGE Assets - SURGE Goodwill and Other Assets

(ll)
SURGE Goodwill. SURGE carry on the SURGE Business only under the names "SURGE" “SURGETECH” “SURGE TECHNOLOGIES INC. and “SURGE International” and variations thereof and under no other business or trade names. SURGE does not have any knowledge of any infringement by SURGE of any patent, trademark, copyright or trade secret;

The Business of SURGE

(mm)
Maintenance of Business. Since the date of the SURGE Financial Statements, the SURGE Business has been carried on in the ordinary course and neither SURGE nor its subsidiaries have entered into any material agreement or commitment except in the ordinary course; and

(nn)
Subsidiaries. SURGE does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm and SURGE does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Non-Merger and Survival

5.2          The representations and warranties of SURGE and the SURGE Shareholders contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Boundless, the representations and warranties of SURGE and the SURGE Shareholders shall survive the Closing in the manner set forth in Article 6, below.

ARTICLE 6
COVENANTS OF SURGE AND
THE SURGE SHAREHOLDERS

Covenants

6.1	SURGE and the SURGE Shareholders covenant and agree with Boundless that they will:

(a)
Conduct of Business. Until the Closing, conduct the SURGE Business diligently and in the ordinary course consistent with the manner in which the SURGE Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business. Until the Closing, use their best efforts to preserve the SURGE Business and the SURGE Assets and, without limitation, preserve for Boundless SURGE’s and its subsidiaries’ relationships with their suppliers, customers and others having business relations with them;

(c)
Access. Until the Closing, give Boundless and its representatives full access to all of the properties, books, contracts, commitments and records of SURGE relating to SURGE, the SURGE Business and the SURGE Assets, and furnish to Boundless and its representatives all such information as they may reasonably request;

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the SURGE Assets, including the SURGE Material Contracts, notwithstanding the change in control of SURGE arising from the Merger;

(e)
Reporting and Internal Controls. From and after the Effective Time, the SURGE Shareholders shall forthwith take all required actions to implement internal controls on the business of the Surviving Company to ensure that the Surviving Company and Boundless comply with Section 13b(2) of the Securities and Exchange Act of 1934;

(f)
Audited Financial Statements. Immediately upon execution of this Agreement, cause to be prepared audited financial statements of SURGE in compliance with the requirements of Regulation SB as promulgated by the Securities and Exchange Commission.

Authorization

6.2           SURGE hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting SURGE to release any and all information in their possession respecting SURGE to Boundless. SURGE shall promptly execute and deliver to Boundless any and all consents to the release of information and specific authorizations which Boundless reasonably require to gain access to any and all such information.

Survival

6.3           The covenants set forth in this Article shall survive the Closing for the benefit of Boundless.

ARTICLE 7
CONDITIONS PRECEDENT

Conditions Precedent in favor of Boundless

7.1           Boundless’ obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Boundless hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by SURGE or the SURGE Shareholders at or prior to the Closing will have been complied with or performed;

(c)	Boundless shall have completed its review and inspection of the books and records of SURGE and shall be satisfied with same in all material respects;

(d)
title to the SURGE Shares held by the SURGE Shareholders and to the SURGE Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein;

(e)	the Certificate of Merger shall be executed by SURGE in form acceptable for filing with the Nevada Secretary of State;

(f)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of SURGE, its subsidiaries, their liabilities or the SURGE Assets or any damage, loss or other change in circumstances materially and adversely affecting the SURGE Business or the SURGE Assets or SURGE's right to carry on the SURGE Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii) any damage, destruction, loss or other event, including changes to any laws or statutes applicable to SURGE or the SURGE Business (whether or not covered by insurance) materially and adversely affecting SURGE, its subsidiaries, the SURGE Business or the SURGE Assets;

(g)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

Waiver by Boundless

7.2          The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Boundless and any such condition may be waived in whole or in part by Boundless at or prior to Closing by delivering to SURGE a written waiver to that effect signed by Boundless. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing Boundless shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of SURGE and the SURGE Shareholders

7.3          The obligation of SURGE and the SURGE Shareholders to carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to SURGE hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Boundless at or prior to the Closing will have been complied with or performed;

(c)	SURGE shall have completed its review and inspection of the books and records of Boundless and its subsidiaries and shall be satisfied with same in all material respects;

(d)
Boundless will have delivered the Acquisition Shares to be issued pursuant to the terms of the Merger to SURGE at the Closing and the Acquisition Shares will be registered on the books of Boundless in the names of the holders of SURGE Shares at the Effective Time;

(e)	title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(f)	the Certificate of Merger shall be executed by the Acquirer in form acceptable for filing with the Nevada Secretary of State;

(g)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of Boundless, its subsidiaries, their liabilities or the Boundless Assets or any damage, loss or other change in circumstances materially and adversely affecting Boundless, the Boundless Business or the Boundless Assets or Boundless’ right to carry on the Boundless Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Boundless or the Boundless Business (whether or not covered by insurance) materially and adversely affecting Boundless, its subsidiaries, the Boundless Business or the Boundless Assets; and

(h)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

Waiver by SURGE and the SURGE Shareholders

7.4           The conditions precedent set out in the preceding section are inserted for the exclusive benefit of SURGE and the SURGE Shareholders and any such condition may be waived in whole or in part by SURGE or the SURGE Shareholders at or prior to the Closing by delivering to Boundless a written waiver to that effect signed by SURGE and the SURGE Shareholders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing SURGE and the SURGE Shareholders shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5           The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

ARTICLE 8
RISK

Material Change in the Business of SURGE

8.1           If any material loss or damage to the SURGE Business occurs prior to Closing and such loss or damage, in Boundless' reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Boundless shall, within two (2) days following any such loss or damage, by notice in writing to SURGE, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Boundless' obligations to carry out the transactions contemplated hereby, be vested in SURGE or otherwise adequately secured to the satisfaction of Boundless on or before the Closing Date.

Material Change in the Boundless Business

8.2           If any material loss or damage to the Boundless Business occurs prior to Closing and such loss or damage, in SURGE's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, SURGE shall, within two (2) days following any such loss or damage, by notice in writing to Boundless, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to SURGE's obligations to carry out the transactions contemplated hereby, be vested in Boundless or otherwise adequately secured to the satisfaction of SURGE on or before the Closing Date.

ARTICLE 9
CLOSING

Closing

9.1           The Merger and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.

Documents to be Delivered by SURGE

9.2           On or before the Closing, SURGE and the SURGE Shareholders will deliver or cause to be delivered to Boundless:

(a)	the original or certified copies of the charter documents of SURGE and all corporate records documents and instruments of SURGE, the corporate seal of SURGE and all books and accounts of SURGE;

(b)	all reasonable consents or approvals required to be obtained by SURGE for the purposes of completing the Merger and preserving and maintaining the interests of SURGE under any and all SURGE Material Contracts and in relation to SURGE Assets;

(c)	certified copies of such resolutions of the shareholders and directors of SURGE as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	an acknowledgement from SURGE and the SURGE Shareholders of the satisfaction of the conditions precedent set forth in section 7.3 hereof;
(e)	the Certificate of Merger, duly executed by SURGE; and

(f)	such other documents as Boundless may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by Boundless

9.3           On or before the Closing, Boundless shall deliver or cause to be delivered to SURGE and the SURGE Shareholders:

(a)	share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of SURGE Common Stock;

(b)	certified copies of such resolutions of the directors of Boundless as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)	a certified copy of a resolution of the directors of Boundless dated as of the Closing Date appointing the nominees of SURGE as officers of SURGE;

(d)	an undated resolution of the directors of Boundless appointing the nominees of the SURGE Shareholders listed below in Article 10 to the board of directors of Boundless;

(e)	undated resignations of the current directors of Boundless;

(f)	an acknowledgement from Boundless of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

(g)	the Certificate of Merger, duly executed by the Acquirer; and

(h)	such other documents as SURGE may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 10
POST-CLOSING MATTERS

10.1          Forthwith after the Closing, Boundless, SURGE and the SURGE Shareholders agree to use all their best efforts to:

(a)	file the Certificate of Merger with Secretary of State of the State of Nevada;

(b)	if required issue a news release reporting the Closing

(c)
file with the Securities and Exchange Commission a report on Form 14f1 disclosing the change in control of Boundless and, 10 days after such filing, date the resolutions appointing to the board of directors of Boundless Gord McPhedran, Dale Olmstead and Harj Manhas;

(d)
file Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement and, not less than 60 days following the filing of such Form 8-K, to file and amended Form 8-K which includes audited financial statements of SURGE as well as pro forma financial information of SURGE and Boundless as required by Regulation SB as promulgated by the Securities and Exchange Commission; and

(e)	file reports on Forms 13D and 3 with the Securities and Exchange Commission disclosing the acquisition of the Acquisition Shares by the SURGE Shareholders.

ARTICLE 11
SURVIVAL OF REPRESENTATIONS; INDEMNITY; SET-OFF

11.1        Survival of Covenants and Agreements. The respective representations, warranties, covenants and agreements of the SURGE Shareholders and Boundless contained in this Agreement, or any Schedule attached hereto or any agreement or document delivered pursuant to this Agreement shall survive for a period of two years from the consummation of the transactions contemplated hereby; provided, however, that the representations, warranties and agreements made with regard to taxes and ERISA matters shall survive until the applicable statutes of limitations have expired; and provided further, however, that with respect to any covenant, term or provision to be performed hereunder or in any of the Schedules hereto or any documents or agreements delivered hereunder, the right of indemnification under this Article 11 shall survive until such covenant, term or provision has been fully paid, performed or discharged.

11.2         Indemnification.

(b)
The SURGE Shareholders agree to indemnify and hold Boundless and its officers, directors, shareholders, employees, affiliates and agents harmless from damages, losses, liabilities, assessments, judgments, costs or expenses (including, without limitation, penalties, interest and reasonable counsel fees and expenses), (each a “Claim”), in excess of $50,000 in the aggregate, as a result of or arising out of the material breach of any representation or warranty made by the Shareholders, or the failure of any material representation or warranty made by the Shareholders in this Agreement or in any Schedule attached hereto or any document or agreement delivered hereunder to be true and correct in all material respects as of the date of this Agreement and as of the Closing Date or the non-performance by the SURGE Shareholders of any covenant, term or provision to be performed by them hereunder or in any of the documents or agreements delivered hereunder which may be imposed or sought to be imposed on Boundless.

(b)
Boundless agrees to indemnify and hold the SURGE Shareholders and each of their officers, directors, shareholders, employees, affiliates and agents harmless from damages, losses or expenses (including, without limitation, reasonable counsel fees and expenses) in excess of $50,000, in the aggregate, suffered or paid, directly or indirectly, as a result of or arising out of the failure of any representation or warranty made by the Purchaser in this Agreement to be true and correct in all respects as of the date of this Agreement and as of the Closing Date.

11.3 Conditions of Indemnification.

(a)
A party entitled to indemnification hereunder (the “Indemnified Party”) shall notify the party or parties liable for such indemnification (the “Indemnifying Party”) in writing of any Claim or potential liability for Taxes (“Tax Claim”) which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement. Such notice shall be given within a reasonable (taking into account the nature of the Claim or Tax Claim) period of time after the Indemnified Party has actual knowledge thereof. The Indemnifying Party shall satisfy its obligations under this Article 11 within forty days after receipt of subsequent written notice from the Indemnified Party if an amount is specified therein, or promptly following receipt of subsequent written notice or notices specifying the amount of such Claim or Tax Claim additions thereto; provided, however, that for so long as the Indemnifying Party is in good faith defending a Claim or Tax Claim pursuant to Section 8.3(b) hereof, its obligation to indemnify the Indemnified Party with respect thereto shall be suspended (other than with respect to any costs, expenses or other liabilities incurred by the Indemnified Party prior to the assumption of the defense by the Indemnifying Party). Failure to provide a notice of Claim or Tax Claim within the time period referred to above shall not constitute a defense to a Claim or Tax Claim or release the Indemnifying Party from any obligation hereunder to the extent that such failure does not prejudice the position of the Indemnifying Party.

(b)
If the facts giving rise to any such indemnification involve any actual, threatened or possible Claim or demand or Tax Claim by any person not a party to this Agreement against the Indemnified Party, the Indemnifying Party shall be entitled to contest or defend such Claim or demand Tax Claim at its expense and through counsel of its own choosing, which counsel shall be reasonably acceptable to the Indemnified Party, such right to contest or defend shall only apply if the Indemnifying Party gave written notice of its intention to assume the contest and defense of such Claim or demand Tax Claim to the Indemnified Party as soon as practicable, but in no event more than thirty days after receipt of the notice of Claims or Tax Claim, and provided the Indemnified Party with appropriate assurances as to the creditworthiness of the Indemnifying Party, and that the Indemnifying Party will be in a position to pay all fees, expenses and judgments that might arise out of such Claim or demand Tax Claim. The Indemnified Party shall have the obligation to cooperate in the defense of any such Claim or demand Tax Claim and the right, at its own expense, to participate in the defense of any Claim or Tax Claim. So long as the Indemnifying Party is defending in good faith any such Claim or demand Tax Claim asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such Claim or demand Tax Claim. The Indemnifying Party shall have the right to settle or compromise any such Claim or demand Tax Claim without the consent of the Indemnified Party at any time utilizing its own funds to do so if in connection with such settlement or compromise the Indemnified Party is fully released by the third party and is paid in full any indemnification amounts due hereunder. The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party’s possession reasonably required by it for its use in contesting any third party Claim or demand Tax Claim and shall otherwise cooperate, at the expense of the Indemnifying Party, in the defense thereof in such manner as the Indemnifying Party may reasonably request. Whether or not the Indemnifying Party elects to defend such Claim or demand Tax Claim, the Indemnified Party shall have no obligation to do so.

          11.4         Limitations on Indemnification for Breaches of Representations and Warranties. Notwithstanding anything contained in this Agreement to the contrary, (a) the individual liability of the SURGE Shareholders under Section 11.2 for any liability arising as a result of the failure of Shareholders representations and warranties to be true and correct or arising for any other reason under Section 11.2, shall not exceed the number of shares received by the shareholder at Closing multiplied by the price of the shares ($0.25) on the day this Agreement is signed (the “Closing Value”) and (b) the aggregate liability of Boundless and its affiliates under Section 11.2 for any liability arising as a result of the failure of Boundless’ representations and warranties to be true and correct, shall not exceed the Closing Value (the “Boundless Cap”).

ARTICLE 12
GENERAL PROVISIONS

Arbitration

12.1         The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of , .

Notice

12.2           Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

12.3           The address for service of notice of each of the parties hereto is as follows:

(a)	Boundless or the Acquirer:
Boundless Vision Incorporated Suite 1300, 925 West Georgia St. Vancouver, BC, V6C 3L2

(b)	SURGE or the SURGE Shareholders
Surge Technologies Inc. #14, 700-58th Avenue S.E., Calgary, AB, T2H 2E2

Change of Address

12.4           Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

12.5           Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

12.6           Time is expressly declared to be the essence of this Agreement.

Entire Agreement

12.7           The provisions contained herein constitute the entire agreement among SURGE, the SURGE Shareholders, the Acquirer and Boundless respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among SURGE, the SURGE Shareholders, the Acquirer and Boundless with respect to the subject matter hereof.

Enurement

12.8           This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

12.9           This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

12.10           This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

12.11           This Agreement is subject to the laws of the State of Nevada.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

BOUNDLESS VISION, INC.

By: /s/ Peter V. Sanders
Peter V. Sanders, President
Witness

Name

Address

SURGE ACQUISITION CORP.

By: /s/ Peter V. Sanders
Peter V. Sanders, President
Witness

Name

Address

This is Page 31 to the Agreement and Plan of Merger dated September 3rd, 2002 among Boundless Vision Incorporated, SURGE Acquisition Corp., SURGE Technologies Inc., Gordon McPhedran, Jack Barbier, Dale Olmstead, Harj Manhas and Secura Investments Inc.

SURGE TECHNOLOGIES INC.

By: /s/ Gordon McPhedran
Gordon McPhedran, President &CEO
Witness

Name

Address

/s/ Jack Barbier
JACK BARBIER
Witness

Name

Address

/s/ Dale Olmstead
DALE OLMSTEAD
Witness

Name

Address

/s/ Harj Manhas
HARJ MANHAS
Witness

Name

Address

/s/ Secura Investments Inc.
SECURA INVESTMENTS INC.
Witness

Name

Address

This is Page 32 to the Agreement and Plan of Merger dated September 3rd, 2002 among Boundless Vision Incorporated, SURGE Acquisition Corp., SURGE Technologies Inc., Gordon McPhedran, Jack Barbier, Dale Olmstead, Harj Manhas and Secura Investments Inc.

Exhibit 10.2

AMENDMENT AGREEMENT
To the Merger Agreement made as of the 3rd day of September 2002

THIS AMENDMENT AGREEMENT is made as of the 7th day of November, 2002

AMONG:

BOUNDLESS VISION INCORPORATED, a body corporate formed pursuant to the laws of the State of Nevada and having an office for business located at 9300 Wilshire Boulevard, Suite 300 Beverly Hills, California 90212

(“Boundless”)

AND:	SURGE ACQUISITION CORP., a body corporate formed pursuant to the laws of the State of Nevada and a wholly owned subsidiary of Boundless. (the "Acquirer")

AND:

SURGE TECHNOLOGIES INC., a body corporate formed pursuant to the laws of the Province of Alberta, Canada and having an office for business located at #14, 700-58th Avenue S.E., Calgary, AB, T2H 2E2

("SURGE")

AND:	GORDON MCPHEDRAN, 37 Redwood Meadows Dr., Redwood Meadows, AB, T3T 1A3 (“McPhedran”)

AND:	JACK BARBIER, 50 McKenzie Lake Manor SE, Calgary, AB, T2Z 1Y1 (“Barbier”)

AND:	DALE OLMSTEAD, P.O. Box 509, Carbon, AB, T0M 0L0 (“Olmstead”)

AND:	HARJ MANHAS, 120 Inglewood Cove SE, Calgary, AB, T2G 5K3 (“Manhas”)

AND:	SECURA INVESTMENTS INC. #8 2180 Pegasus Way SE, Calgary, AB., T2E 8M5 (“Secura”)

(“McPhedran, Barbier, Olmstead, Manhas and Secura are hereinafter referred to as the “SURGE Shareholders”)

WHEREAS:

A.    Boundless, Acquirer, SURGE and the SURGE Shareholders (the “Parties”) entered into a Merger Agreement made as of September 3, 2002, whereby Acquirer and SURGE would merge and continue as one entity pursuant to the laws of Nevada.

B.    The Parties wish to amend the Merger Agreement whereby Acquirer would instead acquire all of the issued and outstanding shares in the capital of SURGE from the SURGE Shareholders such that the transaction would constitute a share exchange pursuant to the laws of Nevada (the “Share Exchange”). In connection with the Share Exchange the SURGE Shareholders will receive shares of Boundless in consideration for their shares of SURGE; and

C.    It is intended that the Share Exchange shall qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE THIS AMENDMENT AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.
The Merger Agreement is hereby amended such that all references therein to Merger, Plan of Merger (including its variant “plan of merger”), and Certificate of Merger shall instead refer to and mean Share Exchange, Plan of Share Exchange, and Certificate of Share Exchange respectively.

2.
The Merger Agreement is hereby amended such that all references to Closing, and all Closing deliveries described in Article 9 thereof, as amended hereby, will refer to the Closing of the Share Exchange, and Closing deliveries pursuant to the Share Exchange.

3.	Subsection 1.1 (x) of Article 1 to the Merger Agreement is hereby deleted.

4.	Section 2.1 of Article 2 to the Merger Agreement is hereby deleted and replaced with the following:

The Share Exchange

2.1
On Closing, Boundless will issue the Acquisition Shares to the holders of the SURGE Shares in accordance with the SURGE Conversion Ratios set out in Schedule “S”, and the holders of the SURGE Shares will transfer all right and title to the SURGE Shares held by them to the Acquirer. The SURGE Shareholders agree on Closing to tender, sell and transfer all title and ownership in and to their SURGE Shares, free and clear of all encumbrances, liens or claims, to Acquirer, and Acquirer agrees to take-up and purchase all SURGE Shares tendered. SURGE and the SURGE Shareholders agree to use best efforts to obtain the agreement of all holders of the SURGE Shares to tender their SURGE Shares to Acquirer on Closing. The Share Exchange will be on a voluntary basis by the holders of the SURGE Shares, other than the Surge Shareholders. Any SURGE Shares not tendered to the Acquirer on Closing may, at the option of Surge, be subject to compulsory acquisition in accordance with the laws of Alberta.

5.	Section 2.2 of Article 2 to the Merger Agreement is hereby deleted and replaced with the following:

Effect of the Share Exchange

	2.2	Upon Closing, and at the Effective Time of the Share Exchange in accordance with section 190 of Chapter 92A of the Nevada Revised Statutes, SURGE will become a wholly owned subsidiary of Acquirer. Each of Acquirer and SURGE will continue in existence as separate entities under the laws of their respective jurisdictions of incorporation or organization.

6.	Section 2.3 of Article 2 to the Merger Agreement is hereby deleted.

7.	Section 2.4 of Article 2 to the Merger Agreement is hereby deleted.

8.	Subsection 3.1(aa) to the Merger Agreement is hereby amended by replacing the words “Surviving Company” with “Boundless”.

9.	The second full sentence, commencing “The SURGE Shareholders…” contained in Subsection 5.1(e) to the Merger Agreement is hereby deleted.

10.	Subsection 6.1(e) of the Merger Agreement is hereby deleted and replaced with the following:

(e)
Reporting and Internal Controls. From and after the Effective Time, the SURGE Shareholders shall forthwith take all required actions to implement internal controls on the business of Boundless to ensure that Boundless complies with Section 13b(2) of the Securities and Exchange Act of 1934;

11.	Section 12.7 to the Merger Agreement is hereby amended to include any amendment signed by all of the Parties to the Merger Agreement as part of the entire agreement.

12.
Except as specifically modified or deleted by this Amendment Agreement, all terms, agreements and conditions in the Merger Agreement remain in full force and effect, and where such terms, agreements and conditions are modified by this Amendment Agreement, they shall have the meaning and effect intended hereby.

13.
This Amendment Agreement was prepared by the law firm of Morton & Company, legal counsel for SURGE only. No legal advice has been provided to any other party in connection herewith and all other parties should obtain independent legal and tax advice prior to signing.

14.
This Amendment Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same agreement. Delivery of executed copies of this Amendment Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

IN WITNESS WHEREOF the parties have executed this Amendment Agreement effective as of the day and year first above written.

BOUNDLESS VISION, INC.

By: /s/ Peter Sanders
Witness	Peter V. Sanders, President

Name

Address

SURGE ACQUISITION CORP.

By: /s/ Peter Sanders
Witness	Peter V. Sanders, President

Name

Address

SURGE TECHNOLOGIES INC.

By: /s/ Gordon McPhedran
Gordon McPhedran, President & CEO
Witness

Name

Address

/s/ Jack Barbier
JACK BARBIER
Witness

Name

Address

/s/ Dale Olmstead
DALE OLMSTEAD
Witness

Name

Address

/s/ Harj Manhas
HARJ MANHAS
Witness

Name

Address

/s/ Secura Investments Inc.
SECURA INVESTMENTS INC.
Witness

Name

Address

Exhibit 10.3

EMPLOYMENT CONTRACT

BETWEEN:

SURGE TECHNOLOGIES INC.
(“also referred to as the Employer”)

-and-

GORD MCPHEDRAN
(“also referred to as the Executive”)

WHEREAS the Employer has agreed to continue to employ the Executive and the Executive has agreed to continue to serve the Employer on the terms of this Agreement;

NOW THEREFORE in consideration of the material advantages accruing to both Gordon McPhedran and SURGE TECHNOLOGIES INC., the Parties agree as follows:

TERM

Executive represents and warrants that he is not limited under any contractual or other provision from entering into this Agreement and performing his obligations hereunder.

All prior employment agreements as between the Employer and the Executive are hereby terminated as of March 31, 2002.

The Employer agrees to continue to employ the Executive as President. The Executive's employment under this Agreement shall be for a term of two (2) years commencing April 1, 2002 through March 31, 2004. The Employment Term shall provide review of compensation annually under the provisions of paragraph 8. This Agreement and the Executives employment shall continue for successive durations of one year until terminated under the provisions of paragraphs 14, 15, 17, 18, 25 or 26 on the expiration of the initial two year period ending March 31, 2004.

POSITION AND DUTIES

The Executive is employed in the position of President & CEO and reports to the Board of Directors of the Employer (“Board”), or the Board’s delegate.

The Executive will at all times faithfully, industriously and to the best of his ability perform all duties required of him in a professional manner and to the satisfaction of the Board. The Executive will act at all times in an efficient, competent, trustworthy and loyal manner.

The Executive’s primary responsibility is as President. To provide leadership to position the company at the forefront of the industry. Develop a strategic plan to advance the company's mission and objectives and to promote revenue, profitability and growth as an organization

The Executive recognizes that the Executive’s duties require him to work flexible hours, provided that the Executive devotes the necessary working time and attention to his responsibilities under this Agreement. Unless otherwise determined by the Employer, as a general exception the Executive will work Monday though Friday with an ongoing average of 37.5 working hours per week. At all times, the Executive will avoid any external commitments that will interfere with this obligations to the Employer or amount to a conflict of interest or potential conflict of interest.

The Executive at his sole discretion has the option to remove himself from the role of President of the Corporation and to assume the role as Vice President Sales and Marketing. The Executive will retain all remuneration assigned to him as President of the Corporation in his new role as Vice President Sales and Marketing.

REMUNERATION

The Executive will be paid compensation for all services under this Agreement as follows:

A base salary at an annual rate of $60,000.00;

An annual bonus, which may or may not be assigned to the Executive at the end of each fiscal year, is at the sole discretion of the Board;

The Board will review the Executive’s salary annually. The Board expressly reserves the right to establish the appropriate salary level.

BENEFITS

The Executive shall participate in, and be entitled to, employment benefits consistent with the benefit package in effect for other Executives of the Employer.

The scope of the benefit coverage and payment of the benefit premiums under paragraph 11 above shall be reviewed by the Employer from time to time. The Employer specifically reserves the right to change carriers or policies, or terminate coverage’s, as it deems appropriate. Where coverage’s are enforced, the Employer’s obligations do not extend to guaranteeing payment of claims under any particular plan or policy. The provisions of the policies and plan shall govern with respect to eligibility for participation, plan administration and benefits provided.

The Executive is entitled to reimbursement of reasonable business expense incurred while on authorized Employer business. Such expenses would normally include business luncheons, gifts, accommodations and meals.

The Executive is entitled to 4 weeks vacation after each full year of employment. The timing of the annual vacation will be mutually agreed in advance between the Executive and the Employer, but in the event agreement cannot be reached the Employer has the unilateral authority to establish the vacation period or periods.

TERMINATION

The Employer may terminate this Agreement and the Executive’s employment at any time for just cause. In such circumstances, the Executive is entitled to only earned base salary to the date of termination. Upon such payment, the Executive shall have no further claim against the Employer for the termination.

The Employer may terminate this Agreement and the Executive’s employment at any time without just cause. In such circumstances the Employer will pay the Executive termination pay (or provide equivalent notice) as follows:

The Executive shall receive a minimum of twelve (12) months base salary.

Also all back wages, bonus payments, and expenses shall be due immediately upon termination of employment.

The Employer and the Executive expressly acknowledge that the payments:

Contemplated in paragraph 16 clause (a) above represents the agreed-upon payment in lieu of reasonable notice required when terminating the Executive without just cause.

Contemplated in paragraph 16 clause (b) above represents the agreed-upon payment regardless of resignation or termination.

Upon such payment (or the providing of equivalent notice) the Executive will have no further claim against the Employer for such termination, apart from earned base salary.

The Executive may terminate this Agreement and his employment at any time upon first giving a minimum of sixty (60) days notice in writing to the Employer. Upon such termination (except in the case of a succession), the Employer will have no further legal obligation to the Executive, apart from earned base salary and the amount contemplated in paragraph 16 clause (b).

This Agreement, the Executive’s employment and all obligations of the Employer to the Executive will also cease:

Upon the Executive’s death;

Upon the Executive’s permanent incapacity for the position of the President and CEO as determined by the Employer and a certified duly licensed medical practitioner;

Upon dissolution of the Employer or other circumstances where continued employment is frustrated; or

Upon mutual agreement in writing.

EXECUTIVE’S COVENANTS

The Executive agrees that, because of the nature of his position he could irreparably harm the Employer should he leave the Employer’s employ and enter into competition with the Employer and make use of the knowledge, contacts and connections acquired during his employment with the Employer. Accordingly, the Executive agrees that:

For a period of one (1) year following the cessation of his employment with the Employer, regardless of how that cessation occurred, he will not directly or indirectly solicit on his own behalf, or on behalf of other individuals or entities, business from any customer or potential customer of the Employer serviced or solicited by the Executive during his employment with the Employer;

For a period of one (1) year following the cessation of his employment with the Employer, regardless of how that cessation occurred, he will not directly or indirectly solicit on his own behalf, or on the behalf of other individuals or entities, business from any customer or potential customer of the Employer who is located in, or operates in the Province of Alberta.

The Executive further agrees, during the course of his employment with his Employer and afterwards, to keep confidential and refrain from using, directly or indirectly, all information known or used by the Employer in its business that is not publicly known. The confidential information shall specifically include, but shall not be limited to:

Business opportunities, including all ventures consider by the Employer, whether or not they are pursued.

Customer information, including customer names and addresses, markets, knowledge of the Employer’s contracts with the customers and details of pricing, estimating and supply strategies;

Financial information, including the Employer’s costs, sales, income, profits, salaries and wages.

The Executive acknowledge that the covenants contained in paragraphs 20 and 21 above are reasonable on the part of the Employer and shall survive the termination of this Agreement.

The Executive further agrees to return to the Employer, immediately upon cessation of his employment, regardless of how that cessation occurs, all business documents, lists, records, files and all property of the Employer, including any copies of these items.

SUCCESSORS

This Agreement is personal to the Executive and is not assignable by the Executive.

This Agreement shall insure to the benefit of and be binding upon the Employer and its successor and assigns.

The Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the Employer’s business and/or assets of the Employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would require to perform it if no such succession had taken place or, in the alternative, the Employer shall guarantee that the Executive’s employment is terminated in accordance with paragraph 16.

In the event that a succession occurs, as referred to in paragraph 26, the Executive may, at his option, resign from his employment upon giving the Employer a minimum of forty five (45) days notice in writing to the Employer. Upon such termination arising from a succession, the Employer will provide the Executive with a payment in an amount equal to the payment in lieu of reasonable notice that the Executive would receive pursuant to paragraph 16 of the Agreement, had his employment been terminated without just case.

MISCELLANEOUS

The Executive acknowledges the right of the Employer to promulgate policies and procedures governing its employees and agrees to be bound by all such policies and procedures, including those contained in the Employee Manual, except where they specifically contradict the terms of this Agreement or do not apply to the President’s position. The Employer will endeavor to ensure that the Executive is made aware of such policies and procedures, or any changes to them.

During the Employment Term and thereafter, the Company shall indemnify the Executive to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees), and advance amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted by law, in connection with any claim, action or proceeding (whether civil or criminal) against the Executive (other than a claim brought by the Company) as a result of the Executive serving as an officer or director of the Company or in any capacity at the request of the Company, in or with regard to any other entity, employee benefit plan or enterprise. This indemnification shall be in addition to, and not in lieu of, any other indemnification the Executive shall be entitled to pursuant to the Company's Certificate of Incorporation or Bylaws or otherwise. Following the Executive's termination of employment, the Company shall continue to cover Executive under the Company's directors and officers insurance for the period during which the Executive may be subject to potential liability for any claim, action or proceeding (whether civil or criminal) as a result of his service as an officer or director of the Company or in any capacity at the request of the Company, at the highest level then maintained for any then or former officer or director.

This Agreement constitutes the full and complete understanding of the parties hereto and will supersede all prior agreements and understandings, oral or written, with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied herein and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended except by an instrument in writing signed by the party against whom or which enforcement may be sought.

All notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or one (1) day after sending by Postal Service express mail or other "overnight mail service," or three (3) days after sending by certified or registered mail, postage prepaid, return receipt requested. Notice shall be sent as follows: if to Executive, to his home address as listed in the Company's records; and if to the Company, at its office as set forth at the head of this Agreement. Either party may change the notice address by notice given as aforesaid.

This Agreement constitutes the entire Agreement between the Executive and the Employer respecting their employment relationship. It supersedes any and all other agreements and contracts, whether verbal or written, between the parties. The Executive further acknowledges that there are no promises or representations made to him apart from obligations of the Employer specifically contained in this Agreement.

ARBITRATION

Except in connection with enforcing paragraphs 20 and 21 of this Agreement, for which legal and equitable remedies may be sought directly in a Court of Law, any dispute involving the interpretation or application of this Agreement shall be submitted to final and binding arbitration in accordance with the Arbitration Act, (Alberta). The arbitration shall be conducted in the Province of Alberta.

The Arbitrator shall have authority only to interpret and apply provisions of this Agreement and shall have no authority to add to, subtract from or modify terms of this Agreement. Any demand for arbitration must be made within ninety (90) days of the event(s) giving rise to the claim that the Agreement has been breached.

The Executive expressly acknowledges that he has had a reasonable opportunity to seek independent legal advice with respect to this Agreement and its terms.

The invalidity, or unenforceability, of any provision or sub-provision of this Agreement is severable from, and shall not affect, the enforceability of the remainder of this Agreement.

SIGNED at Calgary, Alberta this 1st day of April 2002.

SURGE TECHNOLOGIES INC.

Per:    /s/ Dale Olmstead

SIGNED, SEALED AND DELIVERED )
In the presence of:	)
)
)
/s/ Harj Manhas )		/s/ Gordon McPhedran
Witness as to the signature of		Gordon McPhedran
Gordon McPhedran

Exhibit 10.3

EMPLOYMENT CONTRACT

BETWEEN:

SURGE TECHNOLOGIES INC.
(“also referred to as the Employer”)

-and-

DALE OLMSTEAD
(“also referred to as the Executive”)

WHEREAS the Employer has agreed to continue to employ the Executive and the Executive has agreed to continue to serve the Employer on the terms of this Agreement;

NOW THEREFORE in consideration of the material advantages accruing to both Dale Olmstead and SURGE TECHNOLOGIES INC., the Parties agree as follows:

TERM

Executive represents and warrants that he is not limited under any contractual or other provision from entering into this Agreement and performing his obligations hereunder.

All prior employment agreements as between the Employer and the Executive are hereby terminated as of March 31, 2002.

The Employer agrees to continue to employ the Executive as Vice President Operations. The Executive's employment under this Agreement shall be for a term of two (2) years commencing April 1, 2002 through March 31, 2004. The Employment Term shall provide review of compensation annually under the provisions of paragraph 8. This Agreement and the Executives employment shall continue for successive durations of one year until terminated under the provisions of paragraphs 14, 15, 17, 18, 25 or 26 on the expiration of the initial two year period ending March 31, 2004.

POSITION AND DUTIES

The Executive is employed in the position of Vice President Operations and reports to the Board of Directors of the Employer (“Board”), or the Board’s delegate.

The Executive will at all times faithfully, industriously and to the best of his ability perform all duties required of him in a professional manner and to the satisfaction of the Board. The Executive will act at all times in an efficient, competent, trustworthy and loyal manner.

The Executive’s primary responsibility is as Vice President Operations. This role involves overseeing of all manufacturing activities within an organization, and to set policies, procedures, and manufacturing standards.

The Executive recognizes that the Executive’s duties require him to work flexible hours, provided that the Executive devotes the necessary working time and attention to his responsibilities under this Agreement. Unless otherwise determined by the Employer, as a general exception the Executive will work Monday though Friday with an ongoing average of 37.5 working hours per week. At all times, the Executive will avoid any external commitments that will interfere with this obligations to the Employer or amount to a conflict of interest or potential conflict of interest.

REMUNERATION

The Executive will be paid compensation for all services under this Agreement as follows:

A base salary at an annual rate of $60,000.00;

An annual bonus, which may or may not be assigned to the Executive at the end of each fiscal year, is at the sole discretion of the Board;

The Board will review the Executive’s salary annually. The Board expressly reserves the right to establish the appropriate salary level.

BENEFITS

The Executive shall participate in, and be entitled to, employment benefits consistent with the benefit package in effect for other Executives of the Employer.

The scope of the benefit coverage and payment of the benefit premiums under paragraph 10 above shall be reviewed by the Employer from time to time. The Employer specifically reserves the right to change carriers or policies, or terminate coverage’s, as it deems appropriate. Where coverage’s are enforced, the Employer’s obligations do not extend to guaranteeing payment of claims under any particular plan or policy. The provisions of the policies and plan shall govern with respect to eligibility for participation, plan administration and benefits provided.

The Executive is entitled to reimbursement of reasonable business expense incurred while on authorized Employer business. Such expenses would normally include business luncheons, gifts, accommodations and meals.

The Executive is entitled to 4 weeks vacation after each full year of employment. The timing of the annual vacation will be mutually agreed in advance between the Executive and the Employer, but in the event agreement cannot be reached the Employer has the unilateral authority to establish the vacation period or periods.

TERMINATION

The Employer may terminate this Agreement and the Executive’s employment at any time for just cause. In such circumstances, the Executive is entitled to only earned base salary to the date of termination. Upon such payment, the Executive shall have no further claim against the Employer for the termination.

The Employer may terminate this Agreement and the Executive’s employment at any time without just cause. In such circumstances the Employer will pay the Executive termination pay (or provide equivalent notice) as follows: The Executive shall receive a minimum of twelve (12) months base salary.

Also all back wages, bonus payments, and expenses shall be due immediately upon termination of employment.

The Employer and the Executive expressly acknowledge that the payments:

Contemplated in paragraph 15 clause (a) above represents the agreed-upon payment in lieu of reasonable notice required when terminating the Executive without just cause.

Contemplated in paragraph 15 clause (b) above represents the agreed-upon payment regardless of resignation or termination.

Upon such payment (or the providing of equivalent notice) the Executive will have no further claim against the Employer for such termination, apart from earned base salary.

The Executive may terminate this Agreement and his employment at any time upon first giving a minimum of sixty (60) days notice in writing to the Employer. Upon such termination (except in the case of a succession), the Employer will have no further legal obligation to the Executive, apart from earned base salary and the amount contemplated in paragraph 15 clause (b).

This Agreement, the Executive’s employment and all obligations of the Employer to the Executive will also cease:

Upon the Executive’s death;

Upon the Executive’s permanent incapacity for the position of the Vice President of Operations as determined by the Employer and a certified duly licensed medical practitioner;

Upon dissolution of the Employer or other circumstances where continued employment is frustrated; or

Upon mutual agreement in writing.

EXECUTIVE’S COVENANTS

The Executive agrees that, because of the nature of his position he could irreparably harm the Employer should he leave the Employer’s employ and enter into competition with the Employer and make use of the knowledge, contacts and connections acquired during his employment with the Employer. Accordingly, the Executive agrees that:

For a period of one (1) year following the cessation of his employment with the Employer, regardless of how that cessation occurred, he will not directly or indirectly solicit on his own behalf, or on behalf of other individuals or entities, business from any customer or potential customer of the Employer serviced or solicited by the Executive during his employment with the Employer;

For a period of one (1) year following the cessation of his employment with the Employer, regardless of how that cessation occurred, he will not directly or indirectly solicit on his own behalf, or on the behalf of other individuals or entities, business from any customer or potential customer of the Employer who is located in, or operates in the Province of Alberta.

The Executive further agrees, during the course of his employment with his Employer and afterwards, to keep confidential and refrain from using, directly or indirectly, all information known or used by the Employer in its business that is not publicly known. The confidential information shall specifically include, but shall not be limited to:

Business opportunities, including all ventures consider by the Employer, whether or not they are pursued.

Customer information, including customer names and addresses, markets, knowledge of the Employer’s contracts with the customers and details of pricing, estimating and supply strategies;

Financial information, including the Employer’s costs, sales, income, profits, salaries and wages.

The Executive acknowledge that the covenants contained in paragraphs 19 and 20 above are reasonable on the part of the Employer and shall survive the termination of this Agreement.

The Executive further agrees to return to the Employer, immediately upon cessation of his employment, regardless of how that cessation occurs, all business documents, lists, records, files and all property of the Employer, including any copies of these items.

SUCCESSORS

This Agreement is personal to the Executive and is not assignable by the Executive.

This Agreement shall insure to the benefit of and be binding upon the Employer and its successor and assigns.

The Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the Employer’s business and/or assets of the Employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would require to perform it if no such succession had taken place or, in the alternative, the Employer shall guarantee that the Executive’s employment is terminated in accordance with paragraph 15.

In the event that a succession occurs, as referred to in paragraph 25, the Executive may, at his option, resign from his employment upon giving the Employer a minimum of forty five (45) days notice in writing to the Employer. Upon such termination arising from a succession, the Employer will provide the Executive with a payment in an amount equal to the payment in lieu of reasonable notice that the Executive would receive pursuant to paragraph 15 of the Agreement, had his employment been terminated without just case.

MISCELLANEOUS

The Executive acknowledges the right of the Employer to promulgate policies and procedures governing its employees and agrees to be bound by all such policies and procedures, including those contained in the Employee Manual, except where they specifically contradict the terms of this Agreement or do not apply to the Vice President Operations position. The Employer will endeavor to ensure that the Executive is made aware of such policies and procedures, or any changes to them.

During the Employment Term and thereafter, the Company shall indemnify the Executive to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees), and advance amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted by law, in connection with any claim, action or proceeding (whether civil or criminal) against the Executive (other than a claim brought by the Company) as a result of the Executive serving as an officer or director of the Company or in any capacity at the request of the Company, in or with regard to any other entity, employee benefit plan or enterprise. This indemnification shall be in addition to, and not in lieu of, any other indemnification the Executive shall be entitled to pursuant to the Company's Certificate of Incorporation or Bylaws or otherwise. Following the Executive's termination of employment, the Company shall continue to cover Executive under the Company's directors and officers insurance for the period during which the Executive may be subject to potential liability for any claim, action or proceeding (whether civil or criminal) as a result of his service as an officer or director of the Company or in any capacity at the request of the Company, at the highest level then maintained for any then or former officer or director.

This Agreement constitutes the full and complete understanding of the parties hereto and will supersede all prior agreements and understandings, oral or written, with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied herein and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended except by an instrument in writing signed by the party against whom or which enforcement may be sought.

All notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or one (1) day after sending by Postal Service express mail or other "overnight mail service," or three (3) days after sending by certified or registered mail, postage prepaid, return receipt requested. Notice shall be sent as follows: if to Executive, to his home address as listed in the Company's records; and if to the Company, at its office as set forth at the head of this Agreement. Either party may change the notice address by notice given as aforesaid.

This Agreement constitutes the entire Agreement between the Executive and the Employer respecting their employment relationship. It supersedes any and all other agreements and contracts, whether verbal or written, between the parties. The Executive further acknowledges that there are no promises or representations made to him apart from obligations of the Employer specifically contained in this Agreement.

ARBITRATION

Except in connection with enforcing paragraphs 19 and 20 of this Agreement, for which legal and equitable remedies may be sought directly in a Court of Law, any dispute involving the interpretation or application of this Agreement shall be submitted to final and binding arbitration in accordance with the Arbitration Act, (Alberta). The arbitration shall be conducted in the Province of Alberta.

The Arbitrator shall have authority only to interpret and apply provisions of this Agreement and shall have no authority to add to, subtract from or modify terms of this Agreement. Any demand for arbitration must be made within ninety (90) days of the event(s) giving rise to the claim that the Agreement has been breached. The Executive expressly acknowledges that he has had a reasonable opportunity to seek independent legal advice with respect to this Agreement and its terms.

The invalidity, or unenforceability, of any provision or sub-provision of this Agreement is severable from, and shall not affect, the enforceability of the remainder of this Agreement.

SIGNED at Calgary, Alberta this 1st day of April 2002.

SURGE TECHNOLOGIES INC.

Per: /s/ Jack Barbier

SIGNED, SEALED AND DELIVERED )
In the presence of:	)
)
/s/ Harj Manhas	)	/s/ Dale Olmstead
Witness		Dale Olmstead

Exhibit 10.3

EMPLOYMENT CONTRACT

BETWEEN:

SURGE TECHNOLOGIES INC.
(“also referred to as the Employer”)

-and-

JACK BARBIER
(“also referred to as the Executive”)

WHEREAS the Employer has agreed to continue to employ the Executive and the Executive has agreed to continue to serve the Employer on the terms of this Agreement;

NOW THEREFORE in consideration of the material advantages accruing to both Jack Barbier and SURGE TECHNOLOGIES INC., the Parties agree as follows:

TERM

Executive represents and warrants that he is not limited under any contractual or other provision from entering into this Agreement and performing his obligations hereunder.

All prior employment agreements as between the Employer and the Executive are hereby terminated as of March 31, 2002.

The Employer agrees to continue to employ the Executive as Vice President Engineering. The Executive's employment under this Agreement shall be for a term of two (2) years commencing April 1, 2002 through March 31, 2004. The Employment Term shall provide review of compensation annually under the provisions of paragraph 8. This Agreement and the Executives employment shall continue for successive durations of one year until terminated under the provisions of paragraphs 14, 15, 17, 18, 25 or 26 on the expiration of the initial two year period ending March 31, 2004.

POSITION AND DUTIES

The Executive is employed in the position of Vice President of Engineering and reports to the Board of Directors of the Employer (“Board”), or the Board’s delegate.

The Executive will at all times faithfully, industriously and to the best of his ability perform all duties required of him in a professional manner and to the satisfaction of the Board. The Executive will act at all times in an efficient, competent, trustworthy and loyal manner.

The Executive’s primary responsibility is as Vice President of Engineering. This role involves all engineering operations for the Corporation. Ensures that products are designed or re-designed, or new product lines introduced, in order to meet quality and sales objectives. Recommends changes, reviews progress of projects, and approves proposed new projects.

The Executive recognizes that the Executive’s duties require him to work flexible hours, provided that the Executive devotes the necessary working time and attention to his responsibilities under this Agreement. Unless otherwise determined by the Employer, as a general exception the Executive will work Monday though Friday with an ongoing average of 37.5 working hours per week. At all times, the Executive will avoid any external commitments that will interfere with this obligations to the Employer or amount to a conflict of interest or potential conflict of interest.

REMUNERATION

The Executive will be paid compensation for all services under this Agreement as follows:

A base salary at an annual rate of $60,000.00;

An annual bonus, which may or may not be assigned to the Executive at the end of each fiscal year, is at the sole discretion of the Board;

The Board will review the Executive’s salary annually. The Board expressly reserves the right to establish the appropriate salary level.

BENEFITS

The Executive shall participate in, and be entitled to, employment benefits consistent with the benefit package in effect for other Executives of the Employer.

The scope of the benefit coverage and payment of the benefit premiums under paragraph 10 above shall be reviewed by the Employer from time to time. The Employer specifically reserves the right to change carriers or policies, or terminate coverage’s, as it deems appropriate. Where coverage’s are enforced, the Employer’s obligations do not extend to guaranteeing payment of claims under any particular plan or policy. The provisions of the policies and plan shall govern with respect to eligibility for participation, plan administration and benefits provided.

The Executive is entitled to reimbursement of reasonable business expense incurred while on authorized Employer business. Such expenses would normally include business luncheons, gifts, accommodations and meals.

The Executive is entitled to 4 weeks vacation after each full year of employment. The timing of the annual vacation will be mutually agreed in advance between the Executive and the Employer, but in the event agreement cannot be reached the Employer has the unilateral authority to establish the vacation period or periods.

TERMINATION

The Employer may terminate this Agreement and the Executive’s employment at any time for just cause. In such circumstances, the Executive is entitled to only earned base salary to the date of termination. Upon such payment, the Executive shall have no further claim against the Employer for the termination.

The Employer may terminate this Agreement and the Executive’s employment at any time without just cause. In such circumstances the Employer will pay the Executive termination pay (or provide equivalent notice) as follows:

The Executive shall receive a minimum of twelve (12) months base salary.

Also all back wages, bonus payments, and expenses shall be due immediately upon termination of employment.

The Employer and the Executive expressly acknowledge that the payments:

Contemplated in paragraph 15 clause (a) above represents the agreed-upon payment in lieu of reasonable notice required when terminating the Executive without just cause.

Contemplated in paragraph 15 clause (b) above represents the agreed-upon payment regardless of resignation or termination.

Upon such payment (or the providing of equivalent notice) the Executive will have no further claim against the Employer for such termination, apart from earned base salary.

The Executive may terminate this Agreement and his employment at any time upon first giving a minimum of sixty (60) days notice in writing to the Employer. Upon such termination (except in the case of a succession), the Employer will have no further legal obligation to the Executive, apart from earned base salary and the amount contemplated in paragraph 15 clause (b).

This Agreement, the Executive’s employment and all obligations of the Employer to the Executive will also cease:

Upon the Executive’s death;

Upon the Executive’s permanent incapacity for the position of the Vice President Engineering as determined by the Employer and a certified duly licensed medical practitioner;

Upon dissolution of the Employer or other circumstances where continued employment is frustrated; or

Upon mutual agreement in writing.

EXECUTIVE’S COVENANTS

The Executive agrees that, because of the nature of his position he could irreparably harm the Employer should he leave the Employer’s employ and enter into competition with the Employer and make use of the knowledge, contacts and connections acquired during his employment with the Employer. Accordingly, the Executive agrees that:

For a period of one (1) year following the cessation of his employment with the Employer, regardless of how that cessation occurred, he will not directly or indirectly solicit on his own behalf, or on behalf of other individuals or entities, business from any customer or potential customer of the Employer serviced or solicited by the Executive during his employment with the Employer;

For a period of one (1) year following the cessation of his employment with the Employer, regardless of how that cessation occurred, he will not directly or indirectly solicit on his own behalf, or on the behalf of other individuals or entities, business from any customer or potential customer of the Employer who is located in, or operates in the Province of Alberta.

The Executive further agrees, during the course of his employment with his Employer and afterwards, to keep confidential and refrain from using, directly or indirectly, all information known or used by the Employer in its business that is not publicly known. The confidential information shall specifically include, but shall not be limited to:

Business opportunities, including all ventures consider by the Employer, whether or not they are pursued.

Customer information, including customer names and addresses, markets, knowledge of the Employer’s contracts with the customers and details of pricing, estimating and supply strategies;

Financial information, including the Employer’s costs, sales, income, profits, salaries and wages.

The Executive acknowledge that the covenants contained in paragraphs 19 and 20 above are reasonable on the part of the Employer and shall survive the termination of this Agreement.

The Executive further agrees to return to the Employer, immediately upon cessation of his employment, regardless of how that cessation occurs, all business documents, lists, records, files and all property of the Employer, including any copies of these items.

SUCCESSORS

This Agreement is personal to the Executive and is not assignable by the Executive.

This Agreement shall insure to the benefit of and be binding upon the Employer and its successor and assigns.

The Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the Employer’s business and/or assets of the Employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would require to perform it if no such succession had taken place or, in the alternative, the Employer shall guarantee that the Executive’s employment is terminated in accordance with paragraph 15.

In the event that a succession occurs, as referred to in paragraph 25, the Executive may, at his option, resign from his employment upon giving the Employer a minimum of forty five (45) days notice in writing to the Employer. Upon such termination arising from a succession, the Employer will provide the Executive with a payment in an amount equal to the payment in lieu of reasonable notice that the Executive would receive pursuant to paragraph 15 of the Agreement, had his employment been terminated without just case.

MISCELLANEOUS

The Executive acknowledges the right of the Employer to promulgate policies and procedures governing its employees and agrees to be bound by all such policies and procedures, including those contained in the Employee Handbook, except where they specifically contradict the terms of this Agreement or do not apply to the Vice President Engineering position. The Employer will endeavor to ensure that the Executive is made aware of such policies and procedures, or any changes to them.

During the Employment Term and thereafter, the Company shall indemnify the Executive to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees), and advance amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted by law, in connection with any claim, action or proceeding (whether civil or criminal) against the Executive (other than a claim brought by the Company) as a result of the Executive serving as an officer or director of the Company or in any capacity at the request of the Company, in or with regard to any other entity, employee benefit plan or enterprise. This indemnification shall be in addition to, and not in lieu of, any other indemnification the Executive shall be entitled to pursuant to the Company's Certificate of Incorporation or Bylaws or otherwise. Following the Executive's termination of employment, the Company shall continue to cover Executive under the Company's directors and officers insurance for the period during which the Executive may be subject to potential liability for any claim, action or proceeding (whether civil or criminal) as a result of his service as an officer or director of the Company or in any capacity at the request of the Company, at the highest level then maintained for any then or former officer or director.

This Agreement constitutes the full and complete understanding of the parties hereto and will supersede all prior agreements and understandings, oral or written, with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied herein and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended except by an instrument in writing signed by the party against whom or which enforcement may be sought.

All notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or one (1) day after sending by Postal Service express mail or other "overnight mail service," or three (3) days after sending by certified or registered mail, postage prepaid, return receipt requested. Notice shall be sent as follows: if to Executive, to his home address as listed in the Company's records; and if to the Company, at its office as set forth at the head of this Agreement. Either party may change the notice address by notice given as aforesaid.

This Agreement constitutes the entire Agreement between the Executive and the Employer respecting their employment relationship. It supersedes any and all other agreements and contracts, whether verbal or written, between the parties. The Executive further acknowledges that there are no promises or representations made to him apart from obligations of the Employer specifically contained in this Agreement.

ARBITRATION

Except in connection with enforcing paragraphs 19 and 20 of this Agreement, for which legal and equitable remedies may be sought directly in a Court of Law, any dispute involving the interpretation or application of this Agreement shall be submitted to final and binding arbitration in accordance with the Arbitration Act, (Alberta). The arbitration shall be conducted in the Province of Alberta.

The Arbitrator shall have authority only to interpret and apply provisions of this Agreement and shall have no authority to add to, subtract from or modify terms of this Agreement. Any demand for arbitration must be made within ninety (90) days of the event(s) giving rise to the claim that the Agreement has been breached. The Executive expressly acknowledges that he has had a reasonable opportunity to seek independent legal advice with respect to this Agreement and its terms.

The invalidity, or unenforceability, of any provision or sub-provision of this Agreement is severable from, and shall not affect, the enforceability of the remainder of this Agreement.

SIGNED at Calgary, Alberta this 1st day of April 2002.

SURGE TECHNOLOGIES INC.

Per: /s/ Dale Olmstead
       Dale Olmstead

SIGNED, SEALED AND DELIVERED )
In the presence of:	)
	)	/s/ Jack Barbier
/s/ Harj Manhas	)	Jack Barbier
Witness as to the signature of
Jack Barbier

Exhibit 10.3

EMPLOYMENT CONTRACT

BETWEEN:

SURGE TECHNOLOGIES INC.
(“also referred to as the Employer”)

-and-

HARJ MANHAS
(“also referred to as the Executive”)

WHEREAS the Employer has agreed to continue to employ the Executive and the Executive has agreed to continue to serve the Employer on the terms of this Agreement;

NOW THEREFORE in consideration of the material advantages accruing to both Harj Manhas and SURGE TECHNOLOGIES INC., the Parties agree as follows:

TERM

Executive represents and warrants that he is not limited under any contractual or other provision from entering into this Agreement and performing his obligations hereunder.

All prior employment agreements as between the Employer and the Executive are hereby terminated as of March 31, 2002.

The Employer agrees to continue to employ the Executive as Vice President Finance. The Executive's employment under this Agreement shall be for a term of two (2) years commencing April 1, 2002 through March 31, 2004. The Employment Term shall provide review of compensation annually under the provisions of paragraph 8. This Agreement and the Executives employment shall continue for successive durations of one year until terminated under the provisions of paragraphs 14, 15, 17, 18, 25 or 26 on the expiration of the initial two year periodt ending March 31, 2004.

POSITION AND DUTIES

The Executive is employed in the position of Vice President Corporate Finance and reports to the Board of Directors of the Employer (“Board”), or the Board’s delegate.

The Executive will at all times faithfully, industriously and to the best of his ability perform all duties required of him in a professional manner and to the satisfaction of the Board. The Executive will act at all times in an efficient, competent, trustworthy and loyal manner.

The Executive’s primary responsibility is as Vice President Corporate Finance. This role involves financial matters regarding the Corporation. Manages and maintains relationships with current or potential investors in the Corporation. Maintains communication between the Corporation and its Investors, handles questions and inquiries, plans annual shareholders' meeting, and prepares materials.

The Executive recognizes that the Executive’s duties require him to work flexible hours, provided that the Executive devotes the necessary working time and attention to his responsibilities under this Agreement. Unless otherwise determined by the Employer, as a general exception the Executive will work Monday though Friday with an ongoing average of 37.5 working hours per week. At all times, the Executive will avoid any external commitments that will interfere with this obligations to the Employer or amount to a conflict of interest or potential conflict of interest.

REMUNERATION

The Executive will be paid compensation for all services under this Agreement as follows:

A base salary at an annual rate of $60,000.00;

An annual bonus, which may or may not be assigned to the Executive at the end of each fiscal year, is at the sole discretion of the Board;

The Board will review the Executive’s salary annually. The Board expressly reserves the right to establish the appropriate salary level.

BENEFITS

The Executive shall participate in, and be entitled to, employment benefits consistent with the benefit package in effect for other Executives of the Employer.

The scope of the benefit coverage and payment of the benefit premiums under paragraph 10 above shall be reviewed by the Employer from time to time. The Employer specifically reserves the right to change carriers or policies, or terminate coverage’s, as it deems appropriate. Where coverage’s are enforced, the Employer’s obligations do not extend to guaranteeing payment of claims under any particular plan or policy. The provisions of the policies and plan shall govern with respect to eligibility for participation, plan administration and benefits provided.

The Executive is entitled to reimbursement of reasonable business expense incurred while on authorized Employer business. Such expenses would normally include business luncheons, gifts, accommodations and meals.

The Executive is entitled to 4 weeks vacation after each full year of employment. The timing of the annual vacation will be mutually agreed in advance between the Executive and the Employer, but in the event agreement cannot be reached the Employer has the unilateral authority to establish the vacation period or periods.

TERMINATION

The Employer may terminate this Agreement and the Executive’s employment at any time for just cause. In such circumstances, the Executive is entitled to only earned base salary to the date of termination. Upon such payment, the Executive shall have no further claim against the Employer for the termination.

The Employer may terminate this Agreement and the Executive’s employment at any time without just cause. In such circumstances the Employer will pay the Executive termination pay (or provide equivalent notice) as follows:

The Executive shall receive a minimum of twelve (12) months base salary.

Also all back wages, bonus payments, and expenses shall be due immediately upon termination of employment.

The Employer and the Executive expressly acknowledge that the payments:

Contemplated in paragraph 15 clause (a) above represents the agreed-upon payment in lieu of reasonable notice required when terminating the Executive without just cause.

Contemplated in paragraph 15 clause (b) above represents the agreed-upon payment regardless of resignation or termination.

Upon such payment (or the providing of equivalent notice) the Executive will have no further claim against the Employer for such termination, apart from earned base salary.

The Executive may terminate this Agreement and his employment at any time upon first giving a minimum of sixty (60) days notice in writing to the Employer. Upon such termination (except in the case of a succession), the Employer will have no further legal obligation to the Executive, apart from earned base salary and the amount contemplated in paragraph 15 clause (b).

This Agreement, the Executive’s employment and all obligations of the Employer to the Executive will also cease:

Upon the Executive’s death;

Upon the Executive’s permanent incapacity for the position of the Vice President Finance as determined by the Employer and a certified duly licensed medical practitioner;

Upon dissolution of the Employer or other circumstances where continued employment is frustrated; or

Upon mutual agreement in writing.

EXECUTIVE’S COVENANTS

The Executive agrees that, because of the nature of his position he could irreparably harm the Employer should he leave the Employer’s employ and enter into competition with the Employer and make use of the knowledge, contacts and connections acquired during his employment with the Employer. Accordingly, the Executive agrees that:

For a period of one (1) year following the cessation of his employment with the Employer, regardless of how that cessation occurred, he will not directly or indirectly solicit on his own behalf, or on behalf of other individuals or entities, business from any customer or potential customer of the Employer serviced or solicited by the Executive during his employment with the Employer;

For a period of one (1) year following the cessation of his employment with the Employer, regardless of how that cessation occurred, he will not directly or indirectly solicit on his own behalf, or on the behalf of other individuals or entities, business from any customer or potential customer of the Employer who is located in, or operates in the Province of Alberta.

The Executive further agrees, during the course of his employment with his Employer and afterwards, to keep confidential and refrain from using, directly or indirectly, all information known or used by the Employer in its business that is not publicly known. The confidential information shall specifically include, but shall not be limited to:

Business opportunities, including all ventures consider by the Employer, whether or not they are pursued.

Customer information, including customer names and addresses, markets, knowledge of the Employer’s contracts with the customers and details of pricing, estimating and supply strategies;

Financial information, including the Employer’s costs, sales, income, profits, salaries and wages.

The Executive acknowledge that the covenants contained in paragraphs 19 and 20 above are reasonable on the part of the Employer and shall survive the termination of this Agreement.

The Executive further agrees to return to the Employer, immediately upon cessation of his employment, regardless of how that cessation occurs, all business documents, lists, records, files and all property of the Employer, including any copies of these items.

SUCCESSORS

This Agreement is personal to the Executive and is not assignable by the Executive.

This Agreement shall insure to the benefit of and be binding upon the Employer and its successor and assigns.

The Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the Employer’s business and/or assets of the Employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would require to perform it if no such succession had taken place or, in the alternative, the Employer shall guarantee that the Executive’s employment is terminated in accordance with paragraph 15.

In the event that a succession occurs, as referred to in paragraph 25, the Executive may, at his option, resign from his employment upon giving the Employer a minimum of forty five (45) days notice in writing to the Employer. Upon such termination arising from a succession, the Employer will provide the Executive with a payment in an amount equal to the payment in lieu of reasonable notice that the Executive would receive pursuant to paragraph 15 of the Agreement, had his employment been terminated without just case.

MISCELLANEOUS

The Executive acknowledges the right of the Employer to promulgate policies and procedures governing its employees and agrees to be bound by all such policies and procedures, including those contained in the Employee Handbook, except where they specifically contradict the terms of this Agreement or do not apply to the Vice President Finance position. The Employer will endeavour to ensure that the Executive is made aware of such policies and procedures, or any changes to them.

During the Employment Term and thereafter, the Company shall indemnify the Executive to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees), and advance amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted by law, in connection with any claim, action or proceeding (whether civil or criminal) against the Executive (other than a claim brought by the Company) as a result of the Executive serving as an officer or director of the Company or in any capacity at the request of the Company, in or with regard to any other entity, employee benefit plan or enterprise. This indemnification shall be in addition to, and not in lieu of, any other indemnification the Executive shall be entitled to pursuant to the Company's Certificate of Incorporation or Bylaws or otherwise. Following the Executive's termination of employment, the Company shall continue to cover Executive under the Company's directors and officers insurance for the period during which the Executive may be subject to potential liability for any claim, action or proceeding (whether civil or criminal) as a result of his service as an officer or director of the Company or in any capacity at the request of the Company, at the highest level then maintained for any then or former officer or director.

This Agreement constitutes the full and complete understanding of the parties hereto and will supersede all prior agreements and understandings, oral or written, with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied herein and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended except by an instrument in writing signed by the party against whom or which enforcement may be sought.

All notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or one (1) day after sending by Postal Service express mail or other "overnight mail service," or three (3) days after sending by certified or registered mail, postage prepaid, return receipt requested. Notice shall be sent as follows: if to Executive, to his home address as listed in the Company's records; and if to the Company, at its office as set forth at the head of this Agreement. Either party may change the notice address by notice given as aforesaid.

This Agreement constitutes the entire Agreement between the Executive and the Employer respecting their employment relationship. It supersedes any and all other agreements and contracts, whether verbal or written, between the parties. The Executive further acknowledges that there are no promises or representations made to him apart from obligations of the Employer specifically contained in this Agreement.

ARBITRATION

Except in connection with enforcing paragraphs 19 and 20 of this Agreement, for which legal and equitable remedies may be sought directly in a Court of Law, any dispute involving the interpretation or application of this Agreement shall be submitted to final and binding arbitration in accordance with the Arbitration Act, (Alberta). The arbitration shall be conducted in the Province of Alberta.

The Arbitrator shall have authority only to interpret and apply provisions of this Agreement and shall have no authority to add to, subtract from or modify terms of this Agreement. Any demand for arbitration must be made within ninety (90) days of the event(s) giving rise to the claim that the Agreement has been breached. The Executive expressly acknowledges that he has had a reasonable opportunity to seek independent legal advice with respect to this Agreement and its terms.

The invalidity, or unenforceability, of any provision or sub-provision of this Agreement is severable from, and shall not affect, the enforceability of the remainder of this Agreement.

SIGNED at Calgary, Alberta this 1st day of April 2002.

SURGE TECHNOLOGIES INC.

Per: /s/ Jack Barbier
       Jack Barbier

SIGNED, SEALED AND DELIVERED )
In the presence of:	)
	)	/s/ Harj Manhas
/s/ Dale Olmstead	)	Harj Manhas
Witness as to the signature of
Harj Manhas

Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Surge Technologies Corp. has the following wholly owned subsidiaries:

Surge Acquisition Corp., a company incorporated pursuant to the laws of the Province of Alberta.

Surge Technologies Inc., a company incorporated pursuant to the laws of the Province of Alberta, which is wholly owned Surge Acquisition Corp.

Exhibit 21.2

CONSENT OF INDEPENDENT ACCOUNTANT

James Stafford
Chartered Accountants
Suite 300 – 555 West Georgia Street
Vancouver, British Columbia
Canada V6B 1Z6
Telephone +1 (604) 669 0711
Facsimile +1 (604) 669 0754

To the Board of Directors
Surge Technologies Corp.

We consent to the use of our report dated January 17, 2003 on the consolidated balance sheets of Surge Technologies Corp. (formerly known as “Boundless Vision Incorporated”) as of March 31, 2002 and 2001 and the related consolidated statements of operations and deficit, cash flows and changes in shareholders’ equity for each of the years then ended, included in this registration statement and prospectus on Form SB-2, dated January 24, 2003, and to the reference to our firm under the heading “Experts” in the prospectus.

Vancouver, Canada	/s/	James Stafford (signed)
January 23, 2003		Chartered Accountants